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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FTD Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 5, 2018

        The 2018 annual meeting of stockholders of FTD Companies, Inc. ("FTD" or the "Company") will be held on June 5, 2018, at 9:00 a.m. Central Time, at the Company's corporate offices at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, for the following purposes:

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  to elect three directors to serve on our Board of Directors for a term of office to expire at the third annual meeting of stockholders following their election, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

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  to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

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  to approve an amendment to the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan; and

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  to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        We are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials via the Internet. We believe that this approach provides a convenient way for stockholders to access their proxy materials and vote their shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our annual meeting.

        Only stockholders of record at the close of business on April 10, 2018, the record date, are entitled to notice of and to vote at the annual meeting.

        Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. Please vote before the annual meeting using the Internet, telephone or, if you received printed proxy materials, by signing, dating and mailing the proxy card in the pre-paid envelope, to ensure that your vote will be counted. Please review the instructions on each of your voting options described in the accompanying proxy statement or, if applicable, in the Notice of Internet Availability of Proxy Materials, or Notice, you received in the mail. Your proxy may be revoked before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement or, if applicable, the Notice you received in the mail.

Sincerely,

John C. Walden President, Chief Executive Officer and Director

Downers Grove, Illinois
April 26, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2018
The Notice, 2018 Proxy Statement and 2017 Annual Report
are available at www.proxyvote.com

FTD Companies, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2018

General

        This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held on June 5, 2018, at 9:00 a.m. Central Time, at our corporate offices at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, for the purposes of:

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  electing three directors to serve on our Board of Directors for a term of office to expire at the third annual meeting of stockholders following their election, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

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  ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

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  approving an amendment to the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan (the "Amendment"); and

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  transacting such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Chief Executive Officer and Chief Financial Officer

        On February 1, 2017, we announced the appointment of John C. Walden as President and Chief Executive Officer, effective March 1, 2017. Mr. Walden succeeded Christopher W. Shean, a member of our Board of Directors, who had served as Interim President and Chief Executive Officer since Robert S. Apatoff, our former President and Chief Executive Officer, stepped down from these positions and from our Board of Directors on November 3, 2016. Mr. Apatoff continued in a transitional advisory role to the Company through December 31, 2016. Mr. Walden was also appointed to our Board of Directors, effective as of March 1, 2017. Mr. Shean remains on our Board of Directors.

        In connection with Mr. Apatoff's departure, in November 2016, the Company created a temporary Office of the Chief Executive Officer (the "Office of the CEO"), which was composed of Becky A. Sheehan, then our Chief Financial Officer; Helen Quinn, then our Executive Vice President, U.S. Consumer Floral; and Scott D. Levin, Executive Vice President, General Counsel and Secretary. Ms. Sheehan and Ms. Quinn have since left the Company.

        On December 13, 2016, we announced the appointment of Stephen K. Tucker as Executive Vice President, effective December 12, 2016, and Chief Financial Officer of the Company, effective January 1, 2017. Mr. Tucker began serving as our principal financial officer and principal accounting officer on January 1, 2017. Mr. Tucker notified the Company on August 4, 2017 of his intent to leave the Company to pursue a new career opportunity.

        On September 4, 2017, the Board of Directors appointed Brian S. Cooper, of Randstad North America, Inc. (d/b/a Tatum) ("Tatum"), an executive consulting services firm, to serve in an interim role as the Company's Chief Financial Officer, principal financial officer and principal accounting officer, effective September 5, 2017, while a search for a permanent Chief Financial Officer was ongoing.

        On January 4, 2018, the Company announced the appointment of Steven D. Barnhart as Executive Vice President and Chief Financial Officer, effective January 8, 2018. Mr. Barnhart is the Company's principal financial officer and principal accounting officer. In connection with the appointment of Mr. Barnhart as the Company's Executive Vice President and Chief Financial Officer, Brian S. Cooper stepped down from the position of Interim Chief Financial Officer, effective January 8, 2018.

Internet Availability of Proxy Materials

        Under Securities and Exchange Commission ("SEC") rules, we are providing our stockholders with access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, on the Internet in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

        As a result, most of our stockholders will receive in the mail a "Notice Regarding the Availability of Proxy Materials" (the "Notice"). The Notice is different than the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. We will begin mailing the Notice to stockholders on or about April 26, 2018, and the proxy materials will be first made available on the Internet on or about April 26, 2018.

        The Notice will contain instructions on how to access and review our proxy materials and vote online. The Notice also will contain instructions on how you can request a printed copy of our proxy materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner. By following the instructions in the Notice, you may request to receive, at no cost, a printed or electronic copy of our proxy materials for the annual meeting and indicate such delivery preference for future proxy solicitations. If you request a printed or electronic copy of the proxy materials by Internet or telephone, you will be able to select whether you want this delivery method for future proxy solicitations. If you make such request by email and would like this delivery method for future proxy solicitations, you must specifically state in your email that such delivery preference should remain in effect for future proxy solicitations. Your request to receive future materials in paper or via email will remain in effect for future proxy solicitations until you terminate it. A copy of our proxy materials is available, free of charge, on our corporate website (www.ftdcompanies.com) under "Investor Relations." By referring to our website, we do not incorporate the website or any portion of the website by reference into this proxy statement.

        We also follow a procedure called "householding," which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice or proxy materials to stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. All stockholders have the ability to access the proxy materials on the website referred to in the Notice. If you would like to receive a separate copy of the Notice or future notices regarding the availability of proxy materials (or, if you requested a printed copy of the proxy materials, an additional printed copy of the proxy materials), please submit your request to: FTD Companies, Inc., c/o Investor Relations, 3113 Woodcreek Drive, Downers Grove,

Illinois 60515, telephone: (646) 277-1228, email: ir@ftdi.com. Similarly, if you share an address with another stockholder and received multiple copies of the Notice or the proxy materials, you may write or call us at the above address and telephone number to make arrangements to receive a single copy of the Notice or the proxy materials at the shared address in the future.

        If your shares are registered differently or are held in more than one account at a brokerage firm, bank, broker-dealer or other similar organization, you may receive more than one Notice or more than one paper copy of the proxy materials. Please follow the instructions printed on each Notice that you receive and vote the shares represented by each Notice to ensure that all of your shares are voted. If you requested to receive a printed copy of the proxy materials, please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Computershare, at (800) 962-4284 or in writing at Computershare, P.O. Box 505000, Louisville, Kentucky 40233. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you can accomplish this by contacting the brokerage firm, bank, broker-dealer or other similar organization.

Voting; Quorum

        Our outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Common stockholders of record at the close of business on April 10, 2018, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, 27,759,440 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on April 10, 2018 will constitute a quorum.

        All votes will be tabulated by the Inspector of Elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when a nominee, such as a brokerage firm or financial institution, that holds shares on behalf of a beneficial owner does not receive voting instructions from such owner regarding a matter for which such nominee does not have discretion to vote on the proposal without such instructions. The rules applicable to brokerage firms and financial institutions permit nominees to vote in their discretion on routine matters in the absence of voting instructions from the beneficial holder. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 is a routine matter. On non-routine matters, nominees cannot vote unless they receive instructions from the beneficial owner. Non-routine matters are the election of the three directors to serve on our Board of Directors and the approval of the Amendment. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved. See "Voting Procedure—Beneficial Owners of Shares Held in Street Name" below.

        The election of directors will be by plurality vote of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote, and the three nominees receiving the highest number of affirmative votes will be elected. Votes marked "withhold" and broker non-votes will not affect the outcome of the election, although they will be counted as present for purposes of determining whether there is a quorum.

        Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter. Abstentions with respect to this proposal will count as votes against this proposal.

        Approval of the Amendment requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter. Abstentions will count as votes against these proposals, and broker non-votes will not be taken into account.

Voting Procedure

        Stockholders of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record and you received the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials and how to vote by proxy. You can vote in person at the annual meeting or by proxy. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to us, your vote will not count. There are three ways stockholders of record can vote by proxy: (1) by telephone (by requesting a printed copy of the proxy materials and following the instructions on the proxy card, or by following the instructions on the Internet); (2) by Internet (by following the instructions provided in the Notice); or (3) by requesting (via telephone, Internet or email) a printed copy of the proxy materials, and then completing and returning the proxy card enclosed in such materials prior to the annual meeting or submitting a signed proxy card at the annual meeting. Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted as follows at the annual meeting:

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  FOR the election of each of the director nominees listed in Proposal One (unless the authority to vote for the election of any such director nominee is withheld);

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  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal Two; and

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  FOR the approval of the Amendment, as described in Proposal Three.

        Beneficial Owners of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and such organization forwarded to you the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials and how to vote by proxy. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to such organization, your vote will not count. There are two ways beneficial owners of shares held in street name can vote by proxy: (1) by requesting a printed copy of the proxy materials and following the instructions on the voting instruction form; or (2) by Internet by following the instructions provided in the Notice. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. If you do not provide such organization with specific voting instructions, under the rules of the various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If such organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." A broker non-vote will have the effects described above under "Voting; Quorum."

        Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy or your authenticated Internet or telephone proxy, will give authority to each of Scott D. Levin and Steven D. Barnhart to vote on such matters at his discretion.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

        You may revoke your proxy at any time before it is actually voted at the annual meeting by:

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  delivering written notice of revocation to our Corporate Secretary at 3113 Woodcreek Drive, Downers Grove, Illinois 60515;

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  submitting a later dated proxy; or

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  attending the annual meeting and voting in person.

        Your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person present at the annual meeting by executing a form of proxy designating that person to act on your behalf.

        Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner of our shares, but those shares are held of record by another person such as a brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote the shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Solicitation

        This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to banks, brokerage firms and other custodians, nominees and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies by telephone, facsimile or personal interview. No additional compensation will be paid to these individuals for any such services.

Stockholder Proposals for 2019 Annual Meeting

        Stockholder proposals that are intended to be presented at our 2019 annual meeting of stockholders and included in our proxy statement relating to the 2019 annual meeting must be received by us no later than December 27, 2018, which is 120 calendar days before the anniversary of the date on which this proxy statement was first distributed to our stockholders. If the date of the 2019 annual meeting is moved more than 30 days prior to, or more than 30 days after, June 5, 2019, the deadline for inclusion of proposals in our proxy statement for the 2019 annual meeting instead will be a reasonable time before we begin to print and mail our proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2019 annual meeting.

        If a stockholder wishes to present a proposal at our 2019 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to the 2019 annual meeting, the stockholder must give advance notice to us prior to the deadline (the "Bylaw Deadline") for the annual meeting determined in accordance with our second amended and restated bylaws ("bylaws"). Under our bylaws, in order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than March 7, 2019, and no earlier than February 5, 2019, which dates are 90 days and 120 days, respectively, prior to the anniversary of the date of this year's annual meeting.

        However, if we determine to change the date of the 2019 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, June 5, 2019, stockholder proposals intended for presentation at the 2019 annual meeting but not intended to be included in our proxy statement relating to the 2019 annual meeting must be delivered to or mailed and received by our Corporate Secretary at 3113 Woodcreek Drive, Downers Grove, Illinois 60515 no later than the close of business on the tenth day following the day on which such notice of the date of the 2019 annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs (the "Alternate Date"). If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2019 annual meeting. All stockholder proposals submitted pursuant to our bylaws must meet all requirements specified in our bylaws.

        If a stockholder complies with such procedures and submits the proposal before the Bylaw Deadline (or the Alternate Date, if applicable), then the holders of proxies solicited by our Board of Directors for the annual meeting of stockholders at which that proposal is submitted will not have discretionary voting power with respect to that proposal and cannot vote those proxies in the absence of specific voting instructions from the persons who gave those proxies. For information and procedures regarding a stockholder's ability to nominate directors at an annual meeting or recommend to the Nominating and Corporate Governance Committee candidates for nomination as a director at an annual meeting, see "Board Committees and Meetings—Nominating and Corporate Governance Committee—Director Nominees—Stockholder Nominations of Directors" and "—Stockholder Recommendations for Nominations to the Board of Directors," which appear elsewhere in this proxy statement.

        We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting or any adjournment or postponement thereof.

 MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes with staggered terms, which will usually be approximately three years in length. Our bylaws provide that each director, once elected, holds office for a term to expire at the third annual meeting of stockholders following his or her election until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

        The class whose term expires at this annual meeting has three directors, James T. Armstrong, Candace H. Duncan and Dennis Holt. Each of James T. Armstrong and Candace H. Duncan has been nominated for re-election. Mr. Holt has announced he is retiring from the Board of Directors following the expiration of his term and is not standing for re-election at the annual meeting. The Board of Directors unanimously nominated Mir Aamir, following a recommendation by the Nominating and Corporate Governance Committee, for election as a director at the annual meeting. Each of the directors elected at this annual meeting will hold office for a term to expire at the third annual meeting of stockholders following his or her election until his or her successor is duly elected and qualified or until such person's earlier resignation or removal. If all three nominees are elected, our Board of Directors will consist of ten individuals.

        The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board of Directors. Unless a stockholder specifies otherwise, a returned, signed proxy will be voted FOR the election of each of the nominees listed below.

        The following table sets forth information with respect to the persons nominated for election or re-election at the annual meeting:

Name	Age	Director Since	Position(s)
Mir Aamir	45	—	Director nominee
James T. Armstrong	52	2013	Director; Nominating and Corporate Governance Committee Chairman; Member of the Audit Committee
Candace H. Duncan	64	2014	Director; Member of the Audit Committee

        Mir Aamir was unanimously nominated by the Board of Directors, following a recommendation by the Nominating and Corporate Governance Committee, for election as a director at the annual meeting. Mr. Aamir is President and Chief Executive Officer of Quotient Technology Inc., which provides a digital marketing platform to deliver personalized and targeted promotions and media to consumers, and a member of the company's board of directors. He joined Quotient in 2013 and helped lead their successful initial public offering in March 2014. Mr. Aamir assumed the Chief Executive Officer role in 2017 after previously serving as President, Chief Operating Officer and Chief Financial Officer. From 2005 to 2013, Mr. Aamir worked for Safeway Inc. where he served as President, Customer Loyalty and Digital Technology from 2011 to 2013. He also served as a Senior Vice President, Marketing Strategy & FP&A from 2007 to 2011 and as Group Vice President, FP&A from 2005 to 2007. Prior to joining Safeway Inc., Mr. Aamir served as an Officer and Vice President at A.T. Kearney, Inc. Mr. Aamir received a B.B.A./M.B.A. in finance from the University of Karachi, Pakistan and his M.B.A. from the University of Chicago. Mr. Aamir brings to the Board of Directors over 20 years of strategy, operational and finance experience, primarily in the retail and consumer packaged goods industries. He also brings digital and mobile marketing experience, having helped found Safeway's industry-leading digital and mobile platform for loyalty and targeted marketing.

        James T. Armstrong has served as one of our directors since November 2013. Mr. Armstrong also served as a director of United Online, Inc. ("United Online") from September 2001 to June 2016 and was a director of NetZero, Inc. ("NetZero") from 1998 to September 2001. Mr. Armstrong has been a Managing Director of March Capital Partners since June 2014 and a Managing Director with Clearstone Venture Partners (formerly idealab! Capital Partners), an incubator and financier of early stage startup companies, since August 1998. From May 1995 to August 1998, Mr. Armstrong was an associate with Austin Ventures. From September 1989 to March 1992, Mr. Armstrong was a senior auditor with Ernst & Young. Mr. Armstrong serves on the board of directors of several private companies. Mr. Armstrong received his B.A. in economics from the University of California at Los Angeles and his M.B.A. from the University of Texas. Serving as a Managing Director of a venture capital fund focused on growing technology companies in a variety of markets, Mr. Armstrong brings to our Board of Directors well developed business and financial acumen critical to our company. In addition, having served as a director of United Online when we were a wholly-owned subsidiary of United Online, Mr. Armstrong possesses a breadth of knowledge regarding our business.

        Candace H. Duncan has served as one of our directors since her appointment on December 31, 2014 in connection with the closing of the Company's acquisition of Provide Commerce, Inc. in 2014 (the "Acquisition"). Ms. Duncan retired from KPMG LLP in November 2013, where she was managing partner of the Washington, D.C. metropolitan area since 2009. Ms. Duncan also was on the KPMG LLP board of directors from 2009 to 2013 and served as chairwoman of that board's nominating committee as well as the partnership and employer of choice committee. Prior to her appointment to the KPMG LLP board of directors, Ms. Duncan served in various roles at the firm, including managing partner for audit for the Mid-Atlantic area and audit partner in charge for the Virginia business unit. Ms. Duncan was admitted to the KPMG LLP partnership in 1987 and had more than 35 years of experience as a professional with the firm. Ms. Duncan currently serves on the board of directors of Discover Financial Services and Teleflex Incorporated, where she also serves as a member of their respective audit committees. Ms. Duncan received a Bachelor of Science degree in accounting from Kansas State University. Ms. Duncan's extensive experience in public company accounting, financial statements and corporate finance provides her with significant skills and knowledge to serve on our Board of Directors. Ms. Duncan is a Liberty Interactive Corporation ("Liberty") designee and was appointed pursuant to the terms of the investor rights agreement enetered into by FTD and Liberty concurrent with the closing of the Acquisition (the "Investor Rights Agreement"), as described below under "Related-Party Transactions—Agreements and Transactions with Liberty—Investor Rights Agreement."

Continuing Directors

        Our other directors following the annual meeting will be as follows:

Name	Age	Director Since	Position(s)
John C. Walden	58	2017	Director; President and Chief Executive Officer
Tracey L. Belcourt	51	2014	Director; Member of Nominating and Corporate Governance Committee Chairman
Robert Berglass	80	2013	Board of Directors Chairman; Compensation Committee Chairman; Member of Audit Committee
Sue Ann R. Hamilton	57	2014	Director; Member of Nominating and Corporate Governance Committee
Joseph W. Harch	64	2013	Director; Audit Committee Chairman; Member of Compensation Committee
Robin S. Hickenlooper	39	2014	Director; Member of Compensation Committee
Christopher W. Shean	52	2014	Director

        The terms for Messrs. Berglass, Shean and Walden and Ms. Hamilton will expire at our 2019 annual meeting of stockholders and the terms for Mses. Belcourt and Hickenlooper and Mr. Harch will expire at the next annual meeting of stockholders thereafter.

        John C. Walden is our President and Chief Executive Officer and has served as one of our directors since March 2017. From 2014 to 2016, Mr. Walden served as Chief Executive of Home Retail Group plc, the United Kingdom's leading home and general merchandise retailer. Beginning in 2012, Mr. Walden was Managing Director and Chief Executive of Home Retail's principal division, Argos, Ltd. Prior to joining Argos, in 2008, Mr. Walden founded Inversion, Inc., a strategic retail and technology consultancy. From 2007 to 2008, Mr. Walden served as Executive Vice President Chief Customer Officer at Sears Holdings Corp. From 1999 to 2007, Mr. Walden held various executive leadership roles at Best Buy Company, Inc., including Executive Vice President Customer Business Group, Executive Vice President Human Capital and Leadership, and President Internet and Direct Channels Division. Prior to joining Best Buy, Mr. Walden served in leadership roles at Peapod, Inc., a leading online supermarket and pioneer of online retailing. Earlier in his career, Mr. Walden also held management roles at Ameritech Corporation and Storage Technology Corporation, and practiced corporate and securities law with Sidley Austin LLP. Mr. Walden holds a Masters in Management from the Kellogg Graduate School of Management, Northwestern University, a Juris Doctor from Chicago-Kent College of Law, Illinois Institute of Technology, and a Bachelor of Science in Finance from the University of Illinois.

        Tracey L. Belcourt has served as one of our directors since February 2014. Ms. Belcourt has served as Senior Vice President of Global Growth and Development at Fortune Brands Home & Security, Inc. since December 2016, where she leads Strategy, Corporate Development and Consumer Insights. Before Fortune Brands, Ms. Belcourt served four years as the Executive Vice President of Strategy for Mondelēz International, Inc. ("Mondelēz") where she led a group of individuals in executing the company's strategy function and mergers and acquisition activities. She was also responsible for developing and implementing Mondelēz's growth strategy. Before joining Mondelēz in 2012, Ms. Belcourt worked at Bain & Co. ("Bain") in Toronto, where she was a partner for 13 years. At Bain, Ms. Belcourt specialized in the design and implementation of growth strategies to improve business performance across a variety of consumer industries. Prior to Bain, Ms. Belcourt was an economic consultant to the U.S. Agency for International Development in Africa. Ms. Belcourt began her career in academia serving as an assistant professor of economics at Concordia University in Montreal for five years and at the University of Bonn in Germany. Ms. Belcourt holds both a Ph.D and a Master's in economics from Queen's University in Canada and a Bachelor's degree in mathematics and economics from the University of Alberta. Through her extensive management and consulting roles, Ms. Belcourt brings to our Board of Directors significant leadership, oversight and operational management skills, as well as experience in strategy consulting and implementation. In addition, Ms. Belcourt has a deep knowledge of consumer industries and has significant international work experience.

        Robert Berglass has served as the non-executive Chairman of our Board of Directors since November 2013. Mr. Berglass also served as a director of United Online from September 2001 to June 2016 and was a member of the board of directors of Classmates Media Corporation, a wholly-owned subsidiary of United Online, from September 2007 to January 2010. Mr. Berglass was a director of NetZero from November 2000 to September 2001. Mr. Berglass was United Online's Lead Independent Director from February 2006 to November 2013. From February 2002 to August 2013, Mr. Berglass was a consultant to and served as the Chairman of DAVEXLABS LLC, an independent hair care company dedicated to salon professionals. From 1998 to April 2001, Mr. Berglass was the Chairman, Chief Executive Officer and President of Schwarzkopf & DEP, Inc. (formerly DEP Corporation), a division of Henkel KGAA. Mr. Berglass held those positions following Henkel KGAA's acquisition of DEP Corporation in 1998. From 1969 to 1998, Mr. Berglass was the Chairman, Chief Executive Officer and President of DEP Corporation. Before joining DEP Corporation, Mr. Berglass held various positions at Faberge, Inc., including Corporate Executive Vice President. Having served as Chairman, Chief Executive Officer and President of a large, global personal care products company with some of the world's most recognized brands, Mr. Berglass is able to present valuable insight into organizational and operational management issues crucial to a public company, as well as valuable insight on various aspects of consumer marketing. In addition, having served as a director of United Online when we were a wholly-owned subsidiary of United Online, Mr. Berglass possesses a breadth of knowledge regarding our business.

        Sue Ann R. Hamilton has served as one of our directors since her appointment on December 31, 2014 in connection with the closing of the Acquisition. As Principal of the consultancy Hamilton Media LLC, Ms. Hamilton advises and represents major media and technology companies. In this role, Ms. Hamilton serves as Executive Vice President—Distribution and Business Development for AXS TV LLC, a partnership between founder Mark Cuban, AEG, Ryan Seacrest Media, Creative Artists Agency (CAA) and CBS, and she represents The Mark Cuban Companies/Radical Ventures as board observer for Philo, Inc., a privately held technology company. Ms. Hamilton also serves as Executive Vice President—Distribution and Business Development for HDNet LLC. Effective March 9, 2018, Ms. Hamilton was appointed to the board of a newly formed public company, GCI Liberty, Inc., in which Liberty has a controlling interest. Prior to launching Hamilton Media, from 2003 until 2007, Ms. Hamilton served as Executive Vice President—Programming and Senior Vice President—Programming for Charter Communications, Inc. ("Charter"), the cable and internet service provider. Before her work at Charter, Ms. Hamilton held numerous management positions at AT&T Broadband, L.L.C. and its predecessor, Tele-Communications, Inc. dating back to 1993. Prior to her career in technology, media, and telecommunications, Ms. Hamilton was a partner at Chicago-based law firm Kirkland & Ellis, specializing in complex commercial transactions. Ms. Hamilton received her J.D. degree from Stanford Law School, where she was Associate Managing Editor of the Stanford Law Review and Editor of the Stanford Journal of International Law. She is a magna cum laude graduate of Carleton College in Northfield, Minnesota. As a result of her extensive management experience, Ms. Hamilton brings to our Board of Directors significant leadership, oversight and consulting skills, as well as experience in the media, technology and legal fields. Ms. Hamilton is a Liberty designee and was appointed pursuant to the terms of the Investor Rights Agreement.

        Joseph W. Harch has served as one of our directors since November 1, 2013. Mr. Harch has been the Managing Member of Harch Capital Management, LLC, a Registered Investment Advisor, from June 2011 to present. Harch Capital Management, LLC is the successor-in-interest to Harch Investment Advisors Inc., which Mr. Harch founded in 1991. From 1991 until May 2011, Mr. Harch has held various leadership positions with Harch Capital Management, LLC and its predecessor organizations. From 1990 to 1991, Mr. Harch was a senior investment banker employed by Donaldson, Lufkin & Jenrette, Inc. From 1988 to 1990, Mr. Harch served as the national High Yield and Corporate Syndicate Manager for Drexel Burnham Lambert, Inc., where he also served as a Managing Director in the Corporate Finance Department from 1984 to 1988. Mr. Harch was a First Vice President in the Corporate Finance Department of Prudential Bache Securities from 1982 to 1984 and a First Vice President in the Corporate Finance Department of Batemen Eichler, Hill Richards from 1979 to 1982. From 1975 to 1979, Mr. Harch was a Certified Public Accountant with Arthur Young & Company. Mr. Harch brings to our Board of Directors experience conducting audits for public companies, preparing audited financial statements, working with ratings agencies and serving as an investment banker to public companies. Mr. Harch also has significant experience advising corporate issuers in capital markets and merger and acquisition transactions.

        Robin S. Hickenlooper has served as one of our directors since her appointment on December 31, 2014 in connection with the closing of the Acquisition. Ms. Hickenlooper has been Senior Vice President, Corporate Development of Liberty since January 2017. Ms. Hickenlooper served as Vice President, Corporate Development of Liberty from January 2013 to December 2016. Ms. Hickenlooper served as Director, Corporate Development of Liberty from January 2010 to December 2012, and as Manager, Corporate Development from July 2008 to December 2010. Ms. Hickenlooper also serves as the Senior Vice President, Corporate Development of Liberty Media Corporation. Prior to joining Liberty, Ms. Hickenlooper worked in the Strategic Planning and Business Development group at Del Monte Foods and in investment banking at Thomas Weisel Partners. Ms. Hickenlooper currently serves on the board of directors of Chipotle Grill, Inc. and served as a director of Sirius XM Radio Inc. from January 18, 2013 to September 9, 2013. Ms. Hickenlooper has an M.B.A. from Kellogg School of Management and a Bachelor's degree in public policy from Duke University. Ms. Hickenlooper brings to our Board of Directors significant corporate development and financial experience. Ms. Hickenlooper is a Liberty designee and was appointed pursuant to the terms of the Investor Rights Agreement.

        Christopher W. Shean has served as one of our directors since his appointment on December 31, 2014 in connection with the closing of the Acquisition. Mr. Shean was our Interim President and Chief Executive Officer from November 2016 to February 2017. Mr. Shean has also served as the Chief Executive Officer of Liberty Expedia Holdings, Inc. since November 2016. Mr. Shean was the Chief Financial Officer of Liberty until October 2016 and currently serves as its Senior Advisor. Prior to being named Liberty's Chief Financial Officer in November 2011, Mr. Shean served as Liberty's Controller for eleven years. Mr. Shean also served as the Chief Financial Officer of Liberty Media Corporation until October 2016 and currently serves as its Senior Advisor. Prior to joining Liberty, Mr. Shean was an audit partner with KPMG focusing mainly on clients operating in the media and entertainment industry. Mr. Shean serves on the board of directors of Expedia, Inc. and Liberty Expedia Holdings, Inc. From February 2013 to December 2015, Mr. Shean served on the board of directors of TripAdvisor, Inc. Mr. Shean also serves on the advisory committee for the Pamplin School of Business at Virginia Tech. Mr. Shean received a B.S. degree in accounting from Virginia Tech in 1987. Mr. Shean brings to our Board of Directors valuable business, financial and risk management advice and possesses a high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions. Mr. Shean is a Liberty designee and was appointed pursuant to the terms of the Investor Rights Agreement.

Corporate Governance Principles

        We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace. Our Corporate Governance Guidelines, Code of Ethics and the charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our corporate website (www.ftdcompanies.com) under "Investor Relations." Please note, however, that information contained on the website is not incorporated by reference in this proxy statement or considered to be a part of this document. A copy of our Corporate Governance Guidelines, Code of Ethics and the committee charters may also be obtained upon request to our Investor Relations department.

Code of Ethics

        Our Code of Ethics applies to all of our outside directors, officers and employees, including, but not limited to, our Chief Executive Officer and Chief Financial Officer. The Code of Ethics constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and is our "code of conduct" within the meaning of the listing standards applicable to companies listed on the NASDAQ Global Select Market ("NASDAQ").

Stockholder Communications with Directors

        The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the purpose of determining whether the contents represent an appropriate message to our directors. Contents that are not in the nature of advertising, promotions of a product or service or patently offensive material, and are not otherwise improper for submission to the addressee, will be forwarded promptly to the addressee. In the case of communications to the Board or any individual, group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to the director or to each director who is a member of the group or committee to which the envelope is addressed.

Board Independence

        Our Board of Directors consists of ten members, all of whom are "independent directors" as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules, except for Mr. Walden, our President and Chief Executive Officer. Our Board of Directors held eleven meetings during 2017. Our Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Board Leadership Structure and Role in Risk Oversight

        The Board of Directors understands that board structures vary greatly among U.S. public corporations, and the Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important and able to provide effective oversight of management.

        John C. Walden has served as our President and Chief Executive Officer since his appointment effective March 1, 2017, and Robert Berglass has served as our non-executive Chairman of the Board of Directors since November 2013. The Board of Directors believes that the separation of the Chairman and Chief Executive Officer roles is appropriate for us at this time because it allows our Chief Executive Officer to focus on operating and managing us and executing our strategy and business plans. At the same time, our non-executive Chairman of the Board of Directors can focus on leadership of the Board of Directors, including calling and presiding over Board meetings and executive sessions of the independent directors, preparing meeting agendas in collaboration with the Chief Executive Officer, serving as a liaison and supplemental channel of communication between independent directors and the Chief Executive Officer and serving as a sounding board and advisor to the Chief Executive Officer. Nevertheless, the Board believes that "one-size" does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company's particular circumstances at a given point in time. Accordingly, the Board will continue to consider from time to time whether the Chairman and Chief Executive Officer positions should be combined based on what the Board believes is best for FTD and its stockholders.

        The Board of Directors is primarily responsible for assessing risks associated with our business. However, the Board delegates certain of such responsibilities to other groups. The Audit Committee is responsible for reviewing with management our policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs and other matters. In addition, under the direction of the Board and certain of its committees, our legal department assists in the oversight of corporate compliance activities. The Compensation Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks. On a regular basis and from time to time as necessary or appropriate, updates are provided by these groups to the Board of Directors regarding their risk assessment and risk management activities and other risk-related matters.

Board Committees and Meetings

        The Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. In addition, the Board of Directors may establish special committees to consider various matters. The Board of Directors sets fees for members of the special committees as the Board of Directors deems appropriate in the light of the amount of additional responsibility special committee membership may entail.

        During 2017, each director other than Mr. Shean attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the period he or she served as a director. Members of the Board of Directors and its committees also consulted informally with management from time to time. Additionally, non-management Board members met in executive sessions without the presence of management periodically during 2017. We do not have a policy regarding director attendance at our annual meetings. All Board members then serving attended our 2017 annual meeting of stockholders except for Michael J. Silverstein, who did not stand for re-election in 2017.

        Audit Committee.    The Audit Committee consists of Messrs. Armstrong, Berglass and Harch and Ms. Duncan. The Audit Committee oversees our accounting and financial reporting processes and the audit of our consolidated financial statements. The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of our independent registered public accounting firm, including evaluating its independence and reviewing its performance. In addition, the Audit Committee is responsible for reviewing and discussing the annual audit plan with our independent registered public accounting firm, and reviewing our annual and interim consolidated financial statements and our internal control over financial reporting. The Audit Committee also oversees our internal audit function and reviews and approves the annual internal audit plan. Furthermore, the Audit Committee reviews with management and our independent registered public accounting firm, among other things, all critical accounting policies and practices to be used, reviews with management our risk assessment and risk management policies and procedures, reviews and approves or disapproves any proposed transactions required to be disclosed by Item 404 of Regulation S-K and reviews legal and regulatory matters. The Audit Committee also reviews the results of the year-end audit with the independent registered public accounting firm and recommends to the Board whether the financial statements should be included in the Annual Report on Form 10-K. Additionally, it prepares the Audit Committee Report included in the annual proxy statement. The Audit Committee also performs other functions or duties, within the scope of its responsibilities, as deemed appropriate by the Audit Committee or our Board of Directors.

        The Audit Committee held seven meetings during 2017. The Audit Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually by the Audit Committee and revised as appropriate. Our Board of Directors has determined that all members of the Audit Committee are independent directors as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and also satisfy the additional criteria for independence for Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of Mr. Harch, who serves as Chairman of the Audit Committee, Mr. Armstrong and Ms. Duncan qualifies as a "financial expert" as that term is defined under applicable SEC rules. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets privately with members and representatives of our independent registered public accounting firm, and members and representatives of our independent registered public accounting firm have unrestricted access and report directly to the Audit Committee. The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and is recommending that our stockholders ratify this appointment at the annual meeting. The Audit Committee Report may be found on page 79 of this proxy statement.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of three directors, Mr. Armstrong and Mses. Belcourt and Hamilton, each of whom is an independent director as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

        The Nominating and Corporate Governance Committee is responsible for assisting with respect to director candidates and nominees, including by identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board; establishing procedures to be followed by stockholders in submitting recommendations for director candidates; reviewing backgrounds and qualifications of individuals being considered as director candidates; recommending to the Board the director nominees; reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status; and engaging counsel, consultants or advisers as it deems necessary to fulfill its duties. The Nominating and Corporate Governance Committee is also responsible for assisting the Board with regard to the composition, structure and procedures of the Board and its Committees, including by reviewing and making recommendations to the Board regarding the size and structure of the Board; the frequency and nature of Board meetings; any other aspect of the procedures of the Board; the size and composition of each Committee of the Board; individuals qualified to fill vacancies on the Committees; the functioning of the Committees; Committee assignments and any policies regarding rotation of Committee memberships and/or chairpersonships; and the establishment of special committees. This Committee also oversees the evaluation of the Board and its Committees, evaluates and makes recommendations regarding Board membership and assists with the selection of a new Chairman or Chief Executive Officer in the event such becomes necessary. In addition, the Nominating and Corporate Governance Committee is responsible for reviewing periodically and recommending to the Board, the Corporate Governance Guidelines and the Code of Ethics and any changes thereto, as well as considering and making any other recommendations related to corporate governance issues. In furtherance of that responsibility, in 2015, the Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, a director succession plan to guide the Board in identifying and selecting new directors in the event of an anticipated or an unanticipated vacancy.

        The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually by the Nominating and Corporate Governance Committee and revised as appropriate. In 2017, the Nominating and Corporate Governance Committee held four meetings.

  Director Nominees

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  Criteria for Director Nominees.  The Board of Directors believes that the Board should be composed of individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to quickly grasp complex principles of business and finance, particularly those related to the industries in which we operate. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the Nominating and Corporate Governance Committee will act in a manner consistent with our director succession plan. The Nominating and Corporate Governance Committee will take into account a number of factors, including, without limitation, the following: independence from management; depth of understanding of e-commerce, sales and marketing, finance and/or other elements directly relevant to our business; education and professional background; judgment, skill, integrity and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; diversity; and the size and composition of the existing Board. When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Nominating and Corporate Governance Committee may use the services of third-party search firms to assist in the identification of appropriate candidates.

    After conducting an initial evaluation of a prospective candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board that candidate's appointment or election. Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider the director's past attendance at, and participation in, meetings of the Board of Directors and its committees and the director's formal and informal contributions to the various activities conducted by the Board and the Board committees of which such individual is or was a member. Although the Board of Directors does not have a policy with respect to consideration of diversity in identifying director nominees, among the many other factors considered by the Nominating and Corporate Governance Committee are the benefits of diversity in board composition, including with respect to age, gender, race and specialized background. The directors nominated for election at this annual meeting were unanimously approved for nomination by the Board of Directors. In connection with such nominations, the Nominating and Corporate Governance Committee and the Board of Directors considered, among other things, the information discussed in each such director's biographical information as set forth above on pages 7–8 of this proxy statement.

  •
  Stockholder Recommendations for Nominations to the Board of Directors.  The Nominating and Corporate Governance Committee will consider candidates for nomination as a director recommended by any stockholder. The Nominating and Corporate Governance Committee will evaluate such recommendations by applying its regular nominee criteria and considering the additional information set forth below. Stockholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chair of the Nominating and Corporate Governance Committee, FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515, with a copy to the General Counsel at the same address. Prior to making such a recommendation, stockholders are encouraged to contact the Chair of the Nominating and Corporate Governance Committee to obtain a list of backgrounds that the Nominating and Corporate Governance Committee would consider for potential director nominees given the then-current composition of the Board of Directors.

  •
  Stockholder Nominations of Directors.  A stockholder that instead desires to nominate a person directly for election to the Board of Directors must comply with the advance notice procedures of our bylaws. Our bylaws provide that nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders by any stockholder of FTD who is a stockholder of record on the date of the giving of the notice described below and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the notice procedures set forth in our bylaws. Such stockholder must timely deliver or mail to our Corporate Secretary at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, a notice complying with the requirements of our bylaws and containing the following information: (a) as to each candidate whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the candidate; (ii) the principal occupation or employment of the candidate; and (iii) the class or series and number of shares of our common stock which are owned beneficially or of record by the candidate; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder; (ii) the class or series and number of shares of our common stock which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each candidate and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that the stockholder intends to appear in person or by proxy at the annual meeting of stockholders to nominate the candidate(s) named in such notice; and (v) any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such person as a director.

    In addition, the notice must be accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected. In order to be deemed properly presented, the notice must be delivered to our Corporate Secretary no later than March 7, 2019, and no earlier than February 5, 2019, which dates are 90 days and 120 days, respectively, prior to June 5, 2019, the anniversary of the date for this year's annual meeting; provided, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. No director nominations were submitted by any stockholder in connection with the election of directors at the 2018 annual meeting.

        Compensation Committee.    The Compensation Committee consists of four directors, Messrs. Berglass, Harch and Holt and Ms. Hickenlooper, each of whom is an independent director as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Mr. Holt has announced that he is retiring from the Board of Directors following the expiration of his term and is not standing for re-election at the annual meeting. The Compensation Committee administers our executive compensation programs and is responsible for reviewing the compensation of our executive officers and determining the nature and amount of the various components of such compensation, including adjustments to annual base salary and the establishment of the applicable performance goals under our annual management incentive bonus plan and the specific bonus amount for each potential level of goal attainment. The Compensation Committee also administers our equity incentive plan and has the exclusive authority to make awards under such plan to our executive officers. The Compensation Committee also approves all employment agreements, severance or termination arrangements, and other compensatory contracts or arrangements made with our executive officers. The Compensation Committee will also perform other functions or duties as may be assigned to it under the terms of any executive compensation or equity-based benefit plan or as otherwise deemed appropriate by our Board of Directors. The Compensation Committee held seven meetings during 2017. The Compensation Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised as appropriate.

        The Compensation Committee makes all decisions regarding the cash and equity compensation of our Chief Executive Officer, although the Compensation Committee may, in its discretion, request the concurrence or approval of such decisions by a majority of the independent members of our Board of Directors. With respect to all other executive officers, the Compensation Committee determines their compensation, taking into account the recommendations of our Chief Executive Officer who annually reviews the performance of the other executive officers and then presents to the Compensation Committee the conclusions reached and his recommendations for their compensation based on those reviews. The Compensation Committee can, and often does, exercise its discretion in determining whether to approve or modify any recommended compensation adjustments or equity awards. Decisions regarding any other forms of compensation provided to our executive officers that are not provided to all senior level employees (for example, any executive level health and welfare benefits, deferral plans and perquisites) are made by the Compensation Committee after taking into consideration the recommendations made by our Chief Executive Officer.

        The Compensation Committee has the authority to retain the services of independent counsel, consultants or other advisors, including an independent compensation consulting firm, in connection with its responsibilities in setting compensation for our executive officers. Additional information regarding the Compensation Committee's use of outside advisors may be found under "Compensation Discussion and Analysis—Compensation Setting Practice" below.

Compensation Committee Interlocks and Insider Participation

        Messrs. Berglass, Harch and Holt and Ms. Hickenlooper serve as members of the Compensation Committee. None of the foregoing Compensation Committee members was employed by us at any time during 2017, and none has ever served or acted as one of our officers or employees or had any relationships requiring disclosure by the company under the SEC's rules requiring disclosure of certain relationships and related-party transactions.

        None of our current executive officers has ever served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity (other than our subsidiaries) that has or has had one or more of its executive officers serve as a member of our Board of Directors or our Compensation Committee.

Director Compensation

        Cash Retainer Fees.    Effective April 1, 2017, our non-employee directors earn annual retainer fees of $66,000 for service as a member of the Board of Directors; an additional $90,000 for service as the Chairman of the Board; $39,000, $33,000 and $19,200 for service as the Chairman of the Audit, Compensation and Nominating and Corporate Governance Committees, respectively; $18,000 for service as a non-chair member of the Audit Committee; $15,000 for service as a non-chair member of the Compensation Committee; and $9,600 for service as a non-chair member of the Nominating and Corporate Governance Committee. Effective April 1, 2017, our non-employee directors do not earn additional fees for meeting attendance.

        FTD reimburses non-employee directors for travel to/from Board or Committee meetings.

        Equity Awards.    Our non-employee directors may receive option grants, restricted stock or restricted stock unit ("RSU") awards and other equity incentives in connection with their service on the Board.

        On June 6, 2017, the Board made an RSU award with a grant date fair value of $126,000 to each of our non-employee directors other than Mr. Berglass. The number of shares of our common stock subject to each such RSU award was determined by dividing $126,000 by the $17.70 fair market value per share of our common stock on the effective date of the award. As a result, our non-employee directors other than Mr. Berglass each received an RSU award covering 7,119 shares of our common stock. The shares subject to these units vest and become issuable upon the non-employee director's continuation in Board service through June 1, 2018.

        On June 6, 2017, the Board made an RSU award with a grant date fair value of $162,000 to non-employee director Robert Berglass, who serves as the Chairman of our Board. The number of shares of our common stock subject to such RSU award was determined by dividing $162,000 by the $17.70 fair market value per share of our common stock on the effective date of the award. As a result, Mr. Berglass received an RSU award covering 9,153 shares of our common stock. The shares subject to these units vest and become issuable upon Mr. Berglass' continuation in Board service through June 1, 2018.

        Equity Retention Requirement.    Each non-employee director is required to establish a meaningful equity ownership interest in the Company. Non-employee directors are expected to own a number of shares of the Company's common stock (including unvested RSUs) having a value equal to five times the annual cash retainer payable to non-employee directors (exclusive of any additional amounts payable with respect to committee membership or service as a chair of the Board or a committee thereof). In general, non-employee directors have five years from their initial election or appointment to the Board to establish this level of ownership.

 Director Summary Compensation Table

        The following table provides certain summary information concerning the compensation earned by our non-employee directors for the year ended December 31, 2017.

Name(1)	Fees Earned in Cash(3)	Stock Awards(4)	Total
James T. Armstrong	$128,775	$126,006	$254,781
Tracey L. Belcourt	$71,825	$126,006	$197,831
Robert Berglass	$209,000	$162,008	$371,008
Candace H. Duncan	$84,000	$126,006	$210,006
Sue Ann R. Hamilton	$76,075	$126,006	$202,081
Joseph W. Harch	$122,500	$126,006	$248,506
Robin S. Hickenlooper	$79,083	$126,006	$205,089
Dennis Holt	$86,000	$126,006	$212,006
Christopher W. Shean(2)	$105,000	$126,006	$231,006

(1)
Mr. Walden, our President and Chief Executive Officer, is not included in this table because he is an FTD employee and does not earn any additional compensation for his services as a director. The compensation earned by Mr. Walden as an FTD employee is shown in the Summary Compensation Table, which appears later in this proxy statement.

(2)
Mr. Shean served as Interim President and Chief Executive Officer from November 3, 2016 until March 1, 2017. The amounts shown represent compensation earned by Mr. Shean as a non-employee director when he was not serving as Interim President and Chief Financial Officer. The compensation earned by Mr. Shean as an FTD employee is shown in the Summary Compensation Table, which appears later in this proxy statement.

(3)
Fees earned in cash for the year ended December 31, 2017 consisted of the following:

Name	Board Annual Retainer Fee	Fees Earned as Chair or Member of One or More Board Committees	Fees for Meetings Attended	Bonus	Fees Earned in Cash
James T. Armstrong	$63,000	$34,775	$6,000	$25,000	$128,775
Tracey L. Belcourt	$63,000	$7,825	$1,000	—	$71,825
Robert Berglass	$153,000	$47,000	$9,000	—	$209,000
Candace H. Duncan	$63,000	$16,000	$5,000	—	$84,000
Sue Ann R. Hamilton	$63,000	$9,075	$4,000	—	$76,075
Joseph W. Harch	$63,000	$50,500	$9,000	—	$122,500
Robin S. Hickenlooper	$63,000	$12,083	$4,000	—	$79,083
Dennis Holt	$63,000	$15,000	$8,000	—	$86,000
Christopher W. Shean	$54,000	—	$1,000	$50,000	$105,000

Bonus amounts for Messrs. Armstrong and Shean reflect compensation paid in respect of their work on the Chief Executive Officer transition.

(4)
On June 6, 2017, each of our non-employee directors other than Mr. Berglass was awarded RSUs covering 7,119 shares of our common stock. On June 6, 2017, Mr. Berglass was awarded RSUs covering 9,153 shares of our common stock. The amount reported in this column represents the grant date fair value of each such RSU award, calculated in accordance with Accounting Standards Codification Topic 718,

  Compensation—Stock Compensation ("ASC 718"), and does not take into account any estimated forfeitures related to the service-based vesting condition in effect for the award. For information regarding assumptions underlying the ASC 718 valuation of our equity awards, see Note 10 to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K for that period.

        The following table shows the number of shares of our common stock subject to the outstanding RSUs and stock options which each of our non-employee directors held as of December 31, 2017:

Name	Aggregate Number of Shares Subject to RSUs	Aggregate Number of Shares Subject to Options
James T. Armstrong	7,119	—
Tracey L. Belcourt	7,119	—
Robert Berglass	9,153	—
Candace H. Duncan	7,119	—
Sue Ann R. Hamilton	7,119	—
Joseph W. Harch	7,119	—
Robin S. Hickenlooper	7,119	—
Dennis Holt	7,119	—
Christopher W. Shean	7,119	—

Vote Required

        The vote of a plurality of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to elect the three director nominees to serve on our Board of Directors for a term of office to expire at the third annual meeting of stockholders following their election, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The nominees receiving the highest number of affirmative votes will be elected.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the election of the director nominees listed above.

 PROPOSAL TWO: RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and is asking the stockholders to ratify this appointment. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        In the event the stockholders fail to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee may reconsider its selection.

Principal Accountant Fees and Services

        Deloitte & Touche LLP has served as our independent registered public accounting firm since 2014. The aggregate fees billed by Deloitte & Touche LLP for the professional services described below for the fiscal years ended December 31, 2017 and 2016, respectively, are set forth in the table below.

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$2,215,000	$1,955,400
Audit Related Fees(2)	8,000	21,510
Tax Fees(3)	—	36,800
All Other Fees(4)	7,600	7,600

Total	$2,230,600	$2,021,310

(1)
For 2017 and 2016, represents fees incurred for the audit of our consolidated financial statements, as well as fees incurred for audit services that are normally provided by Deloitte & Touche LLP in connection with other statutory or regulatory filings or engagements.

(2)
For 2017 and 2016, represents fees incurred for assurance and related services that are normally performed by Deloitte & Touche LLP, are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

(3)
Represents fees primarily incurred in connection with international tax compliance and consulting services.

(4)
For 2017 and 2016, fees for other professional services were related to accessing Deloitte & Touche LLP's online research databases.

Determination of Independence

        The Audit Committee of the Board of Directors has determined that the provision by Deloitte & Touche LLP of the services covered under the heading "All Other Fees" above was compatible with maintaining Deloitte & Touche LLP's independence for the fiscal year ended December 31, 2017.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non Audit Services

        Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee maintains a policy requiring the pre-approval of all services to be provided by our independent registered public accounting firm. The Audit Committee has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full Audit Committee in the event a need arises for specific pre-approval between Audit Committee meetings. All of the audit, audit-related, tax services and all other services provided by our independent registered public accounting firm for the 2017 fiscal year were approved by the Audit Committee in accordance with the foregoing procedures.

Vote Required

        The affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter is required to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

 PROPOSAL THREE: APPROVAL OF FIRST AMENDMENT TO THE FTD COMPANIES, INC.
THIRD AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

General

        We are asking stockholders to approve an amendment (the "Amendment") to the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan (last amended and restated as of June 6, 2017) (the "Plan"). The Plan was approved by the Board on April 19, 2017 and was approved by our stockholders on June 6, 2017. On April 23, 2018, upon recommendation of the Compensation Committee, the Board unanimously approved and adopted the Amendment, subject to the approval of our stockholders at the 2018 annual meeting of stockholders. The Amendment, if approved, would (1) increase the number of shares of common stock available for awards under the Plan, (2) revise certain share counting provisions, and (3) make certain other changes, including clarifying and conforming changes, as described below.

        If the Amendment is approved by stockholders at the 2018 annual meeting of stockholders, it will become effective on that day. However, the terms and conditions of the Plan as so amended, to the extent they differ from the terms and conditions of the Plan, do not apply to or otherwise impact previously granted or outstanding awards under the Plan prior to such date. Outstanding awards under the Plan will continue in effect in accordance with their terms. If the Amendment is not approved by our stockholders, no awards will be made under the Amendment, and the Plan will continue as currently in effect.

        Our principal reason for amending the Plan is to increase the number of shares of common stock available for awards under the Plan. We are also revising certain share counting provisions and making certain other clarifying and conforming changes.

        The actual text of the Amendment is attached to this proxy statement as Exhibit A. The following description of the Plan, as it would be in effect if the Amendment is approved, is only a summary of its principal terms and provisions and is qualified by reference to the actual text of the Amendment as set forth in Exhibit A and the Plan, as it was amended and restated on June 6, 2017, as set forth in Exhibit B.

Why We Recommend That You Vote for Proposal Three

        The Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights ("SARs"), restricted stock, RSUs, performance shares, performance units, stock awards and dividend equivalents for the purpose of providing our employees, non-employee directors and certain non-employees who perform employee functions (and those of our affiliates) incentives and rewards for performance.

        We believe that our future success depends in part on our ability to attract, motivate and retain high quality employees and non-employee directors and that the ability to provide equity-based and incentive-based awards under the Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees and non-employee directors.

        The use of common stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates employees and non-employee directors to create stockholder value because the value such individuals realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are subject to vesting and/or performance criteria.

        As of April 10, 2018, 1,412,248 shares remained available for issuance under the Plan. If the Amendment is not approved, we may be compelled to increase significantly the cash component of our employee and non-employee director compensation, which may not necessarily align employee and non-employee director compensation interests with the investment interests of our stockholders as well as equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that would be better utilized if reinvested in our businesses or returned to our stockholders.

        The following includes our view of the overhang and dilution associated with the Plan and the potential stockholder dilution that would result if our proposed share increase under the Amendment is approved. This information is as of December 31, 2017. As of that date, there were 27,642,190 shares of common stock outstanding:

  •
  Outstanding full-value awards (RSUs): 737,772 shares (2.1% of our fully-diluted shares outstanding);

  •
  Outstanding stock options: 3,373,953 shares (9.6% of our fully-diluted shares outstanding) (outstanding stock options have a weighted average exercise price of $23.35 and a weighted average remaining term of 4.0 years);

  •
  Total shares of common stock subject to outstanding awards, as described above (RSUs and stock options): 4,111,725 shares (11.7% of our fully-diluted shares outstanding);

  •
  Total shares of common stock available for future awards under the Plan: 3,308,808 shares (9.4% of our fully-diluted shares outstanding);

  •
  The total number of shares of common stock subject to outstanding awards (4,111,725 shares), plus the total number of shares available for future awards under the Plan (3,308,808 shares), represents a current fully-diluted overhang percentage of 21.2% (in other words, the potential dilution of our stockholders represented by the Plan); and

  •
  If the Amendment is approved, the total shares of common stock subject to outstanding awards as of December 31, 2017 (4,111,725 shares), plus the total number of shares available for future awards under the Plan (3,308,808 shares), plus the proposed additional shares available for issuance under the Amendment (3,600,000 shares), represent a total potential fully-diluted overhang of 11,015,533 shares (28.5%) under the Plan, which is an increase of 7.3% (from 21.2% to 28.5%) of fully-diluted shares.

        Based on the closing price on the NASDAQ Global Select Market for our common stock on April 10, 2018 of $5.42 per share, the aggregate market value as of that date of the additional 3,600,000 shares of common stock requested under the Amendment was $19.5 million.

        In 2015, 2016 and 2017, we granted awards under the Plan covering approximately 2,238,000, 1,526,000 and 2,085,000 shares of common stock, respectively. Based on our basic weighted average of shares of common stock outstanding for those three years of 28,722,000, 27,483,000 and 27,484,000, respectively, for the three-year period 2015-2017, our average burn rate, not taking into account forfeitures, was 7.0% (our individual years' burn rates were 7.8% for 2015, 5.6% for 2016 and 7.6% for 2017).

        In determining the number of shares to request for approval under the Amendment, our management team worked with Frederic W. Cook & Co., Inc. ("FW Cook"), the Compensation Committee's independent compensation consultant, and the Compensation Committee to evaluate a number of factors including our recent share usage and criteria expected to be utilized by proxy advisory firms in evaluating our proposal for the Amendment.

        If the Amendment is approved, we intend to utilize the shares authorized under the Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the additional shares requested under the Amendment will last for about two to four years, based on our historic grant rates and the approximate current share price, but could last for a shorter period of time if actual practice does not match historic rates or our share price changes materially. However, we do not as a matter of course make public forecasts as to utilization of equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, our actual usage will be impacted by changes in the number and level of our employees, the type of equity awards we grant, our potential growth and activities, the financial impact of grants and other factors, such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond our control. As noted below, if the Amendment is approved, our Compensation Committee would retain full discretion under the Plan to determine the number and amount of awards to be granted; except as described below, future benefits that may be received by participants under the Plan are not determinable at this time.

        We believe that we have demonstrated a commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

        In evaluating this Proposal Three, stockholders should consider all of the information in this Proposal Three.

Summary of Material Changes

        Increase in the Number of Available Shares.    Subject to applicable share counting rules and adjustment provisions of the Plan, as of December 31, 2017, the number of shares of common stock available under the Plan for new awards was 3,308,808 shares of common stock. The Amendment provides an additional 3,600,000 shares of common stock for use under the Plan (such additional shares are also subject to the share counting rules and adjustment provisions of the Plan). To clarify, this share amount is subject to increase for any shares of common stock subject to awards granted at any time under the FTD Companies, Inc. 2013 Incentive Compensation Plan (or subsequent versions of such plan document, including amendments and amendments and restatements thereof) that again become available after December 31, 2017 as a result of the forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of such awards or in satisfaction of tax withholding obligations. Shares of common stock issued or transferred under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        The shares of common stock available under the Plan will be reduced by one share of common stock for every one share of common stock subject to an award granted on or after June 6, 2017 (the "Plan Restatement Date"). Any shares of common stock that again become available under the Plan will, except as otherwise provided in the Plan, be added back in the same manner such shares were originally counted against the applicable share limit under the FTD Companies, Inc. 2013 Incentive Compensation Plan (or subsequent versions of such plan document, including amendments and amendment and restatements thereof).

        Revisions to Share Counting Provisions.    If, after December 31, 2017, any shares of common stock subject to an award granted under the FTD Companies, Inc. 2013 Incentive Compensation Plan (or subsequent versions of such plan document, including amendments and amendments and restatements thereof) are forfeited, or such an award is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned (in whole or in part), the shares of common stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the Plan. As of the Plan Restatement Date, in the event that the exercise price of an option or the withholding tax liabilities arising from an award are satisfied by the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of common stock by the Company, the shares of common stock so tendered or withheld shall again be available for awards under the Plan as provided for under the Plan; provided, however, that no such shares of common stock shall again become available under the Plan in this manner after the tenth anniversary of the Plan Restatement Date.

        Revision to Incentive Stock Option Limit.    The Amendment provides that the maximum number of shares of common stock which may be issued pursuant to incentive stock options ("ISOs") granted under the Plan shall not exceed 6,908,808 shares in the aggregate, subject to adjustment as further described in the Plan.

        Clarification of Non-Employee Director Compensation Limit.    The Amendment includes clarifying language to the effect that, with respect to any individual who is a non-employee director of ours, in no event will such person in any calendar year be granted compensation for such service having an aggregate maximum value (calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000 (with any such compensation that is deferred counted for the year in which such compensation was earned rather than the year in which such deferred compensation is actually paid).

        Revisions to Deferred Dividends and Dividend Equivalent Rights for Certain Awards.    The Amendment includes revisions to the effect that dividends or dividend equivalents relating to a stock issuance program award subject to service or performance vesting requirements will not vest or otherwise become payable prior to the vesting of that award (or the portion of that award to which the dividend or dividend equivalent relates) and will, accordingly, be subject to cancellation and forfeiture to the same extent as the underlying award in the event the service or performance conditions are not attained.

Section 162(m)

        Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as "qualified performance-based compensation" under Section 162(m) of the Code has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. The Plan as amended retains certain legacy provisions that were originally included in the Plan to help potentially qualify awards granted under it for the performance-based exception to the $1 million tax deductibility cap under Code Section 162(m) (provided that such awards were intended to qualify for the performance-based exception). To be clear, stockholders are not being asked to approve the Amendment or the Plan (or any of their provisions) for purposes of Section 162(m) of the Code or the performance-based exception. Currently, we do not anticipate that we will be able to make any future grants under the Plan that will be intended to qualify for the performance-based exception; thus, while those terms are described in this proposal, unless the transition relief described above should apply, we do not expect that such Code Section 162(m)-related provisions will be material or operable for purposes of future grants made under the Plan.

Summary of the Other Provisions of the Plan, as Amended by the Amendment

        Change in Control Provisions.    The Plan provides the plan administrator with flexibility to take certain actions with respect to outstanding awards in the event of a change in control. The Plan generally provides that, in the event of a change in control, unless otherwise provided in an award agreement or as provided by the plan administrator at the time of grant, the plan administrator generally may continue or accelerate the vesting and/or exercisability of awards, waive or modify performance or other conditions related to the payment or other rights under awards, cancel and cash out awards, or make such other modifications or adjustments as the plan administrator deems appropriate to maintain and protect the rights and interests of holders of such awards upon or following the change in control. The plan administrator need not take the same action or actions with respect to all awards, or portions thereof, with respect to all holders of awards. Further, the plan administrator may take different actions with respect to the vested and unvested portions of awards.

        Incentive Programs.    The Plan consists of three separate incentive compensation programs: (1) the discretionary grant program; (2) the stock issuance program; and (3) the incentive bonus program. The principal features of each program are described throughout this Proposal Three. The Plan states that the plan administrator has the authority to determine any waiver, continuation or acceleration of vesting terms for any awards made under the discretionary grant program, the stock issuance program and the incentive bonus program.

        Administration.    The Compensation Committee (either acting directly or through a subcommittee of two or more members) has the exclusive authority to administer the discretionary grant, stock issuance and incentive bonus programs with respect to awards made to our officers and directors who are subject to Section 16 of the Exchange Act, and "covered employees" under Section 162(m), and the Board has vested in the Compensation Committee the authority to administer those programs with respect to all other eligible individuals. However, the Board may at any time vest in a secondary committee of one or more directors, or retain to itself, the power to administer such programs for individuals other than Section 16 persons and "covered employees." If the Board vests such authority to administer all, or a portion of those programs in the Compensation Committee, the Compensation Committee may delegate to one or more officers or directors the authority to grant and determine the terms of awards under the Plan, subject to such limitations as the Compensation Committee determines, but no such authority may be delegated with respect to awards made to our officers and directors who are subject to Section 16 of the Exchange Act and "covered employees" under Section 162(m). All awards to non-employee directors are made by the Board on the basis of the recommendations of the Compensation Committee or by the Compensation Committee (or a subcommittee thereof) comprised solely of independent directors. The term "plan administrator," as used in this summary, means the Compensation Committee (or subcommittee) and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the Plan.

        Members of the Compensation Committee or any secondary committee serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any secondary committee and reassume all powers and authority previously delegated to such secondary committee.

        Each plan administrator, within the scope of its administrative functions under the Plan, has full power and authority (subject to the provisions of the Plan and applicable law) to establish such rules and regulations as it deems appropriate for proper administration of the discretionary grant, stock issuance and incentive bonus programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding awards granted under such programs as it deems necessary or advisable. Decisions of the plan administrator within the scope of its administrative functions under the Plan are final and binding on all parties who have an interest in the discretionary grant, stock issuance and incentive bonus programs under its jurisdiction or any award under such programs. The Plan also provides that, except with respect to converted, assumed or substituted awards as described in the Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant.

        Share Recycling Provisions.    Under the Plan, if any shares of common stock subject to an award are forfeited, if an award is cancelled or expires or is forfeited, or if an award is settled for cash or is unearned (in whole or in part), then in each such case the shares of common stock subject to such award are, to the extent of such forfeiture, cancellation, expiration, cash settlement or unearned amount, available for awards under the Plan as described above with respect to share counting under the Plan. In the event that the exercise price of an option or the withholding tax liabilities arising from an award are satisfied by the tendering of shares of common stock (either actually or by attestation) or by the withholding of shares of common stock by us, the shares of common stock so tendered or withheld are available for awards under the Plan until the tenth anniversary of the Plan Restatement Date.

        Shares of common stock issued or transferred pursuant to awards granted under the Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries do not count against the share limits under the Plan. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions with another entity may be available for certain awards under the Plan, but do not count against the share limits under the Plan.

        No Repricing Without Stockholder Approval.    We have never repriced underwater stock options or SARs, and the repricing of stock options and SARs (outside of certain corporate transactions or adjustment events described in the Plan) is prohibited without stockholder approval under the Plan.

        Change in Control Definition.    The Plan includes a definition of "change in control." Generally, unless otherwise provided in an award agreement, a change in control is deemed to have occurred (subject to certain limitations if the award is subject to Section 409A of the Code) upon any of the following events:

  •
  the consummation of a merger, consolidation or other reorganization approved by our stockholders in which a change in ownership or control of us is effected through the acquisition by any person or group of related persons (other than us or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, us) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities (as measured in terms of the power to vote with respect to the election of directors);

  •
  the consummation of a sale, transfer or other disposition of all or substantially all of our assets;

  •
  the consummation of any transaction or series of related transactions pursuant to which any person or group of related persons (other than us or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, us) acquires directly or indirectly beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities (measured in terms of the power to vote with respect to the election of directors) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from us or the acquisition of outstanding securities held by one or more of our existing stockholders; or

  •
  a change in a majority of the membership of the Board over a period of thirty-six (36) months or less that is not approved by the current membership of the Board or their approved successors, subject to certain limitations as described in the Plan.

        Performance Goals.    The Plan includes "performance goals," which are measurable (either on the basis of accounting principles generally accepted in the United States ("GAAP") or non-GAAP basis) performance objectives established pursuant to the Plan for participants who receive grants of performance shares or performance units or, when so determined by the Compensation Committee, stock options, SARs, restricted stock, RSUs, cash incentive awards, dividend equivalents or other awards pursuant to the Plan. Performance goals may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within us or our subsidiaries. The performance goals may be made relative to the performance of other companies or subsidiaries, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The performance goals applicable to any award intended to constitute "qualified performance-based compensation" under Section 162(m) will be based on one or more, or a combination, of the metrics described in the Plan (including relative or growth achievement regarding such metrics).

        Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. In the case of an award intended to constitute "qualified performance-based compensation" under Section 162(m), each performance goal will be objectively determinable to the extent required under Section 162(m). Each applicable performance goal may be structured at the time of the award to provide for appropriate adjustments or exclusions for one or more items, including: (a) asset impairments or write-downs; (b) litigation or governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) costs and expenses incurred in connection with actual or potential business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions; (f) costs and expenses incurred in connection with the relocation of the principal offices of us or any parent or subsidiary; (g) any unusual, infrequent, extraordinary or nonrecurring items; (h) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of us or any parent or subsidiary; (i) items of income, gain, loss or expense attributable to the operations of any business acquired by us or any parent or subsidiary; (j) items of income, gain, loss or expense attributable to one or more business operations divested by us or any parent or subsidiary or the gain or loss realized upon the sale of any such business or assets thereof; and (k) the impact of foreign currency fluctuations or changes in exchange rates. However, no such adjustment will be made in the case of an award intended to constitute "qualified performance-based compensation" under Section 162(m) if it would result in the loss of the otherwise available exemption under Section 162(m). Awards subject to performance goals may be either intended to qualify as "qualified performance-based compensation" or not intended to so qualify.

        Eligibility.    Employees, as well as consultants and other independent advisors (provided that such individuals satisfy the Form S-8 definition of an "employee"), in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the Plan. Our non-employee directors (or directors of any parent or subsidiary company) are also eligible to participate in the Plan. As of April 10, 2018, there were approximately 150 employees, 9 non-employee directors and no consultants expected to participate in the Plan. The basis for participation in the Plan by eligible persons is the selection of such persons by the plan administrator in its discretion.

        Per Person Limits.    Each person participating in the Plan is also subject to the following limitations (each of which limitation is multiplied by two for participants in the Plan for the year in which their service to us commenced and will be subject to adjustment from time to time as described in the Plan):

  •
  for certain awards denominated in terms of shares of common stock (whether payable in common stock, cash or a combination of both) that are intended to constitute "qualified performance-based compensation" under Section 162(m), or options or SARs, the maximum number of shares of common stock for which such awards intended to constitute "qualified performance-based compensation" under Section 162(m), or options or SARs, may be granted to such person in any calendar year may not exceed in the aggregate 1,500,000 shares of common stock under the discretionary grant program and an additional 1,500,000 shares of common stock in the aggregate under each of the stock issuance and incentive bonus programs; and

  •
  for awards denominated in cash (whether payable in cash, common stock or a combination of both) and subject to one or more performance-vesting conditions that are intended to constitute "qualified performance-based compensation" under Section 162(m), the maximum dollar amount for which such awards may be granted in the aggregate to such person in any calendar year may not exceed $5,000,000.

  Discretionary Grant Program

        Under the discretionary grant program, eligible persons may be granted stock options to purchase shares of our common stock or SARs tied to the value of our common stock. The plan administrator has complete discretion to determine which eligible individuals are to receive stock option grants or SARs, the time or times when those stock options or SARs are to be granted, the number of shares subject to each such grant, the time or times when the award is to become exercisable, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted stock option or SAR is to remain outstanding (not to exceed ten years) and the status of any granted stock option as either an ISO or a non-statutory stock option under the federal tax laws.

        The plan administrator has the discretionary authority to structure one or more awards under the discretionary grant program so that those awards will vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more performance goals and measured over the performance period specified by the plan administrator at the time of the award.

        Stock Options.    Each stock option is or will be evidenced by one or more documents in the form approved by the plan administrator, subject to the terms of the Plan. Each granted stock option has an exercise price per share determined by the plan administrator, but the exercise price may not be less than one hundred percent of the fair market value of the stock option shares on the grant date, except with respect to converted, assumed or substituted awards as described in the Plan. No granted stock option may have a term in excess of ten years. Each stock option generally vests and becomes exercisable for the underlying shares in one or more installments over a specified period of service measured from the grant date.

        The exercise price for a stock option will become immediately due upon exercise of the stock option. Such exercise price will, subject to the terms of the applicable award agreement, be payable in one or more of the following forms:

  •
  cash or check made payable to us;

  •
  shares of our common stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to our earnings for financial reporting purposes and valued at fair market value on the date of exercise;

  •
  shares of our common stock otherwise issuable under the stock option but withheld by us in satisfaction of the exercise price, with such withheld shares to be valued at fair market value on the date of exercise (i.e., net option exercise); and

  •
  to the extent both permitted by law and the stock option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee will concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to us for purposes of administering such procedure in compliance with our pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by us by reason of such exercise and (b) us to deliver the certificates for the purchased shares directly to such brokerage firm (or provide for book entry transfer of such purchased shares) on such settlement date in order to complete the sale.

        Except to the extent the sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the date of exercise.

        Stock options may be granted as non-statutory stock options or as stock options intending to qualify as ISOs. Stock option awards that are intended to constitute ISOs are subject to additional terms and conditions as further described in the Plan.

        SARs.    The Plan allows the issuance of two types of SARs under the discretionary grant program:

  •
  Tandem SARs granted in conjunction with stock options, which provide the holders with the right to surrender the related stock option for an appreciation distribution from us in an amount equal to the excess of (1) the fair market value of the vested shares of common stock subject to the surrendered stock option over (2) the aggregate exercise price payable for those shares; and

  •
  Stand-alone SARs, which allow the holders to exercise those rights as to a specific number of shares of our common stock determined by the plan administrator upon such terms and conditions as the plan administrator may establish, and receive in exchange an appreciation distribution from us in an amount equal to the excess of (1) the fair market value of the shares of common stock as to which those rights are exercised over (2) the aggregate base price in effect for those shares. The base price per share (except with respect to converted, assumed or substituted awards as described in the Plan) may not be less than the fair market value per share of our common stock on the date the stand-alone SAR is granted, and the SAR may not have a term in excess of ten years.

        Tandem SARs may be granted at any time prior to the exercise or termination of the related stock option. However, a tandem SAR awarded in relation to an ISO must be granted concurrently with such ISO. The appreciation distribution on any exercised tandem or stand-alone SAR may be paid in (1) cash, (2) shares of our common stock or (3) a combination of cash and shares of our common stock. Upon cessation of service with us, the holder of a SAR will have a period of time specified by the plan administrator in which to exercise such right to the extent exercisable at that time. The plan administrator has complete discretion to extend the period following the holder's cessation of service during which his or her outstanding SARs may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of those SARs in whole or in part. Such discretion may be exercised at any time while the SAR remains outstanding.

        Cessation of Service.    Except as otherwise provided in an award agreement, the Plan includes certain provisions that govern the exercise of stock options or SARs that are outstanding as of a participant's cessation of service. Any option or SAR outstanding at the time of the participant's cessation of service for any reason will remain exercisable for such period of time thereafter as determined by the plan administrator and set forth in the documents evidencing the stock option or SAR (which we refer to as the post-service exercise period). However, no such stock option or SAR will be exercisable after the expiration of the original term. Any stock option or SAR held by the participant at the time of the participant's death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the participant's estate or by the person or persons to whom the option is transferred pursuant to the participant's will or the laws of inheritance or by the participant's designated beneficiary or beneficiaries of that stock option or SAR. If the participant's service is terminated for cause, or if the participant otherwise engages in conduct constituting grounds for a termination for cause, while holding one or more outstanding stock options or SARs granted under the Plan, then all of those stock options or SARs will terminate immediately and cease to be outstanding. During the applicable post-service exercise period, the stock option or SAR may not be exercised for more than the number of shares that are vested and exercisable. However, one or more stock options or SARs under the discretionary grant program may be structured so that those stock options or SARs will continue to vest in whole or part during the applicable post-service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the stock option or SAR term, the stock option or SAR will terminate and cease to be outstanding for any shares for which the stock option or SAR has not been exercised.

        The plan administrator has complete discretion to:

  1)
  extend the period following the participant's cessation of service during which his or her outstanding stock options or SARs may be exercised (but the period may not extend longer than the original term of the stock option or SAR);

  2)
  include automatic exercise provisions;

  3)
  include an automatic extension provision under which the specified post-service exercise period in effect for any stock option or SAR granted under the discretionary grant program will automatically be extended by an additional period of time to account for periods during which the exercise of that stock option or SAR or the immediate sale of the shares acquired under such stock option or SAR could not be effected in compliance with applicable federal and state securities laws (but such an extension may not result in the continuation of such stock option beyond the expiration date of the term of that stock option or SAR);

  4)
  continue or modify the vesting terms of a stock option or SAR, including to accelerate or waive vesting or provide for continued vesting, of all or a portion of a stock option; and/or

  5)
  accelerate the exercisability or vesting of such stock options or SARs in whole or in part.

Such discretion may be exercised at any time while the stock options or SARs remain outstanding.

        Repurchase Rights.    The plan administrator has the discretion to grant stock options that are exercisable for unvested shares of common stock. Should the optionee cease service while such shares are unvested, we have the right, subject to the restrictions described below under "Repricing/Cash-Out Prohibition," to repurchase any or all of those unvested shares at a price per share equal to the lower of (1) the exercise price paid per share or (2) the fair market value per share of common stock at the time of repurchase. The terms upon which such repurchase right will be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) will be established by the plan administrator.

        Repricing/Cash-Out Prohibition.    Except in connection with certain corporate transactions or events as described in the Plan, the plan administrator may not implement any of the following repricing/cash-out programs without obtaining stockholder approval: (1) the cancellation of outstanding stock options or SARs in return for new stock options or SARs with a lower exercise price per share, (2) the cancellation of outstanding stock options or SARs with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in cash, equity securities or in the form of any other award under the Plan, or (3) the direct reduction of the exercise price in effect for outstanding stock options or SARs. These restrictions are intended to prohibit the repricing of "underwater" stock options and SARs without stockholder approval, but they are not construed to prohibit adjustments of awards in connection with certain corporate transactions or events as described under the Plan.

        Change in Control.    The following provisions apply to the stock options and SARs in the event of a change in control, unless otherwise provided in an award agreement or as otherwise expressly determined by the plan administrator at or after the time of grant. In the event of a change in control, the plan administrator may provide for any one or more of the following actions with respect to outstanding stock options or SARs, including as contingent upon the closing or completion of the change in control transaction: (1) the continuation, acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from such stock options or SARs; (2) the waiver or modification of performance or other conditions related to the payment or other rights under the stock option or SAR; (3) the cancellation of the stock option or SAR for a payment, in such form as may be determined by the Compensation Committee, equal to the excess, if any, of the value of the property the holder would have received upon the exercise of the stock option or SAR immediately prior to the effective time of the change in control, over any exercise price or base price payable in connection with such exercise; or (4) such other modification or adjustment to the stock option or SAR as the plan administrator deems appropriate to maintain and protect the rights and interests of holders of such awards upon or following the change in control. The plan administrator need not take the same action or actions with respect to all stock options or SARs, or portions thereof, with respect to all participants. Further, the plan administrator may take different actions with respect to the vested and unvested portions of stock options and SARs.

  Stock Issuance Program

        Shares may be issued or transferred (referred to as issued in this section) under the stock issuance program, either as vested or unvested shares, through direct and immediate issuances. Each such stock issuance is or will be evidenced by a stock issuance agreement that complies with the applicable terms of the Plan. Shares of common stock may also be issued under the stock issuance program pursuant to performance shares or RSUs that entitle participants to receive the shares underlying such awards (or cash) upon the attainment of designated performance goals or the satisfaction of the specified service requirements, or upon the expiration of a designated time period following the vesting of such awards.

        The plan administrator has complete discretion under the program to determine which eligible individuals are to receive awards under the stock issuance program, the time or times when those awards are to be made, the number of shares subject to each such award, the vesting schedule to be in effect for the award, the issuance or transfer schedule for the shares which vest under the award, the cash consideration (if any) payable per share, the performance objectives (if any) for each such award and the form (cash or shares of common stock) in which the award is to be settled.

        Shares of common stock may be issued under the stock issuance program for any of the following items of consideration which the plan administrator deems appropriate in each individual instance:

  •
  cash or check made payable to us;

  •
  past services rendered to us (or any parent or subsidiary); or

  •
  any other valid consideration under the State in which we are then incorporated.

        However, if the consideration for the shares will be paid in the form of a cash purchase price, then the cash consideration payable per share will not be less than 100% of the fair market value per share of common stock on the date of issuance.

        Shares of common stock issued under the stock issuance program may, in the discretion of the plan administrator, be fully and immediately vested upon issuance as a bonus for service rendered or may vest in one or more installments over or after the participant's period of service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of common stock issued under the stock issuance program will be determined by the plan administrator and incorporated into the stock issuance agreement. Shares of common stock may also be issued under the stock issuance program pursuant to performance shares or RSUs which entitle the recipients to receive the shares underlying those awards or cash upon the attainment of designated performance goals or the satisfaction of specified service requirements or upon the expiration of a designated time period following the vesting of those awards, including (without limitation) a deferred distribution date following the termination of the participant's service.

        Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the participant may have the right to receive with respect to the participant's unvested shares of common stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding common stock as a class without our receipt of consideration will be issued subject to (1) the same vesting requirements applicable to the participant's unvested shares of common stock and (2) such escrow arrangements as the plan administrator deems appropriate. Equitable adjustments to reflect each such transaction will also be made by the plan administrator to the repurchase price payable per share by us for any unvested securities subject to our existing repurchase rights under the Plan. However, the aggregate repurchase price will in each instance remain the same.

        If the participant ceases to remain in service while holding one or more unvested shares of common stock issued under the stock issuance program, or if the performance objectives are not attained with respect to one or more such unvested shares of common stock, then those shares will be immediately surrendered to us for cancellation, and the participant will have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the participant for consideration paid in cash or cash equivalents, we will repay to the participant the lower of (1) the cash consideration paid for the surrendered shares or (2) the fair market value of those shares at the time of cancellation.

        The plan administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of common stock which would otherwise occur upon the cessation of the participant's service or the non-attainment of the performance objectives applicable to those shares. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards intended to constitute "qualified performance-based compensation" under Section 162(m) except in the event of the participant's cessation of service by reason of death or "permanent disability" (as defined in the Plan or the applicable award agreement) or in connection with a change in control as described in the Plan.

        Performance-Based Awards.    To the extent applicable, the plan administrator has the discretionary authority, consistent with Section 162(m), to structure one or more awards under the stock issuance program that are intended to constitute "qualified performance-based compensation" under Section 162(m) so that the shares of common stock subject to those awards will vest (or vest and become issuable) upon the achievement of pre-established corporate performance objectives based on one or more performance goals described in the Plan and measured over the performance period specified by the plan administrator at the time of the award.

        Outstanding awards of performance shares or RSUs under the stock issuance program will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. However, the plan administrator has the discretionary authority to issue vested shares of our common stock or cash in satisfaction of one or more outstanding awards of performance shares or RSUs as to which the designated performance goals or service requirements are not attained. In no event, however, will any vesting requirements tied to the attainment of performance objectives be waived with respect to awards intended to qualify as "qualified performance-based compensation" under Section 162(m), except in the event of the participant's death or permanent disability or in connection with a change in control of us, as described below.

        With respect to performance shares awarded under the Plan, at the end of the performance period, the plan administrator must determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels. The performance shares which so vest will be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the plan administrator at the time the performance shares are awarded or the period selected by the participant in accordance with the applicable requirements of Section 409A of the Code. Performance shares may be paid in cash or shares of our common stock, or a combination of the two, as set forth in the applicable award agreement. Performance shares may also be structured so that the shares are convertible into shares of our common stock, but the rate at which each performance share is to so convert will be based on the attained level of performance for each applicable performance objective.

        Change in Control.    The following provisions apply to awards outstanding under the stock issuance program in the event of a change in control, unless otherwise provided in an award agreement or as otherwise expressly determined by the plan administrator at or after the time of grant. In the event of a change in control, the plan administrator may provide for any one or more of the following actions with respect to outstanding awards under the stock issuance program, including as contingent upon the closing or completion of the change in control transaction: (1) the continuation, acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from such awards; (2) the waiver or modification of performance or other conditions related to the payment or other rights under the awards; (3) the cash settlement of the awards for an equivalent cash value, as determined by the plan administrator; or (4) such other modification or adjustment to awards as the plan administrator deems appropriate to maintain and protect the rights and interests of holders of such awards upon or following the change in control. The plan administrator need not take the same action or actions with respect to all awards, or portions thereof, with respect to all participants. Further, the plan administrator may take different actions with respect to the vested and unvested portions of awards. The plan administrator's authority to take the foregoing actions also extends to any awards intended to constitute "qualified performance-based compensation" under Section 162(m), except where such action would result in the loss of the otherwise available exemption of the award under Section 162(m).

  Incentive Bonus Program

        Cash bonus awards, performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program. The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such awards under the program, the time or times when those awards are to be made, the performance objectives for each such award, the amount payable at one or more designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such award and the method by which the award is to be settled (cash or shares of our common stock).

        Cash Bonus Awards.    Cash bonus awards vest in one or more installments over or after the participant's continued service with us or upon the attainment of specified performance goals. Each cash bonus award is or will be evidenced by one or more documents in the form approved by the plan administrator, subject to the terms of the Plan. The elements of the vesting schedule applicable to each cash bonus award is determined by the plan administrator and incorporated into the applicable award agreement. To the extent applicable, the plan administrator also has the discretionary authority, consistent with Section 162(m), to structure one or more cash bonus awards intended to qualify as "qualified performance-based compensation" so that those awards will vest upon the achievement of pre-established corporate performance objectives based upon one or more performance goals described in the Plan measured over the performance period specified by the plan administrator at the time of the award.

        Outstanding cash bonus awards will automatically terminate, and no cash payment or other consideration will be due the holders of those awards, if the performance goals or service requirements established for those awards are not attained or satisfied. The plan administrator may in its discretion waive the cancellation and termination of one or more unvested cash bonus awards which would otherwise occur upon the cessation of the participant's service or the non-attainment of the performance objectives applicable to those awards. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards intended to qualify as "qualified performance-based compensation" under Section 162(m), except in the event of the participant's cessation of service by reason of death or permanent disability or in connection with a change in control of us, as further described in the Plan.

        Cash bonus awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable service requirement (or the waiver of such goals or service requirement) may be paid in (1) cash, (2) shares of common stock valued at fair market value on the payment date or (3) a combination of cash and shares of common stock, as set forth in the applicable award agreement.

        Performance Units.    Performance unit awards are or will be evidenced by one or more documents in the form approved by the plan administrator, subject to the terms of the Plan. Performance unit awards are subject to the following parameters:

  •
  A performance unit represents either (1) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more performance goals are attained or (2) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance is determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.

  •
  Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.

  •
  Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash or shares of our common stock valued at fair market value on the payment date, or a combination of shares of common stock and cash, as set forth in the applicable award agreement.

        Dividend Equivalent Rights.    Dividend equivalent rights awards are or will be evidenced by one or more documents in the form approved by the plan administrator, subject to the terms of the Plan. Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the Plan, other than stock options and SARs. Each dividend equivalent right award represents the right to receive the economic equivalent of each dividend or distribution, whether paid in cash, securities or other property (other than shares of our common stock) which is made per issued and outstanding share of our common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made in cash or shares of our common stock, or a combination of shares of common stock and cash, as set forth in the applicable award agreement, either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock, or subject to a specified vesting schedule or a deferred payment date. However, any amounts attributable to dividends or dividend equivalent rights relating to an award subject to service or performance-vesting conditions will not vest or become payable prior to the vesting of that award (or the portion of that award to which the dividend or dividend equivalent right relates) and will, accordingly, be subject to cancellation and forfeiture to the same extent as the underlying award in the event the service or performance conditions are not attained. The term of each dividend equivalent award is established by the plan administrator at the time of grant, but no dividend equivalent award shall have a term in excess of ten years.

        To the extent applicable, the plan administrator also has the discretionary authority, consistent with Section 162(m), to structure one or more dividend equivalent right awards intended to qualify as "qualified performance-based compensation" so that those awards vest only upon the achievement of certain pre-established corporate performance objectives based on one or more of the performance goals described in the Plan specified by the plan administrator at the time of the award.

        Change in Control.    The following provisions apply to awards outstanding under the incentive bonus program in the event of a change in control, unless otherwise provided in an award agreement or as otherwise expressly determined by the plan administrator at or after the time of grant. In the event of a change in control, the plan administrator may provide for any one or more of the following actions with respect to outstanding awards under the incentive bonus program, including as contingent upon the closing or completion of the change in control transaction: (1) the continuation, acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from such awards; (2) the waiver or modification of performance or other conditions related to the payment or other rights under the awards; (3) the cash settlement of the awards for an equivalent cash value, as determined by the plan administrator; or (4) such other modification or adjustment to awards as the plan administrator deems appropriate to maintain and protect the rights and interests of holders of such awards upon or following the change in control. The plan administrator need not take the same action or actions with respect to all awards, or portions thereof, with respect to all participants. Further, the plan administrator may take different actions with respect to the vested and unvested portions of awards. The plan administrator's authority to take the foregoing actions also extends to any awards intended to constitute "qualified performance-based compensation" under Section 162(m), except where such action would result in the loss of the otherwise available exemption of the award under Section 162(m).

  General Provisions

        Adjustments.    In the event of any merger, reorganization, consolidation, stock split, reverse stock split, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting the common stock or the value thereof (including, without limitation, a change in control transaction), or any other corporate transaction or event having an effect similar to any of the foregoing, equitable adjustments will be made by the plan administrator to the Plan and to awards in such manner as the plan administrator deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in (1) the maximum number and/or class of securities issuable under the Plan (but only if and to the extent that such adjustment would not cause an ISO to fail to qualify as an ISO), (2) the per-person share and cash limits specified under the Plan, (3) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the discretionary grant program or under the stock issuance and incentive bonus programs per calendar year, (4) the number and/or class of securities and the exercise or base price per share in effect under each outstanding award under the discretionary grant program (including, if the plan administrator deems appropriate, the substitution of similar stock options to purchase the shares of, or other awards denominated in the shares of, another company), (5) the number and/or class of securities subject to each outstanding award under the stock issuance program and the cash consideration (if any) payable per share, (6) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of common stock, and (7) the number and/or class of securities subject to our outstanding repurchase rights under the Plan and the repurchase price payable per share. Any such adjustments are final, binding and conclusive.

        In addition, for each stock option or SAR with purchase or exercise price greater than the consideration offered in connection with any such transaction or event or change in control transaction, the plan administrator may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. Moreover, in the event of any such transaction or event, the Compensation Committee may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, determines to be equitable in the circumstances and will require in connection with such substitution the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

        Valuation.    The fair market value per share of our common stock on any relevant date under the Plan is deemed to be equal to the closing selling price per share at the close of regular trading hours on such date on the national stock exchange serving as the primary market for our common stock at that time (or if there is no closing selling price on the date in question, then the fair market value will be the closing selling price on the last preceding date for which such quotation exists).

        Stockholder Rights and Transferability.    No holder of a stock option has any stockholder rights with respect to the stock option shares until such option holder has exercised the stock option, paid the exercise price and become the holder of record of the purchased shares, and will have no rights to dividends or dividend equivalents with respect to the stock option. The holder of a SAR does not have any stockholder rights with respect to the shares subject to that SAR unless and until such person exercises the SAR and becomes the holder of record of the shares of our common stock issued upon such exercise, and will have no rights to dividends or dividend equivalents with respect to the SAR. Stock options are not assignable or transferable other than by will or the laws of inheritance following the optionee's death, and during the optionee's lifetime, the stock option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory stock options under the Plan so that those stock options will be transferable during the optionee's lifetime by a gratuitous transfer to one or more members of the optionee's family or to a trust established for the optionee and/or one or more such family members or to a member of the optionee's family pursuant to a domestic relations order. The transferred portion of such non-statutory stock option may only be exercised by the person or persons who acquire a proprietary interest in the stock option pursuant to the transfer. The holder of an option may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the discretionary grant program (whether ISOs or non-statutory options), and those stock options will, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the optionee's death while holding those stock options.

        Stand-alone SARs, unvested shares of common stock, performance shares, RSUs, cash awards, performance units and stand-alone dividend equivalent rights are subject to the same transferability restrictions and beneficiary designation rights applicable to non-statutory stock options.

        A participant has full stockholder rights with respect to any shares of our common stock issued to him or her under the stock issuance program, whether or not those shares are vested. Accordingly, the participant will have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. A participant does not have any stockholder rights with respect to the shares of our common stock subject to a performance share or RSU award until that award vests and the underlying shares of common stock (if any) are actually issued. However, dividend equivalent rights may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding performance share or RSU awards, subject to such terms and conditions as the plan administrator may deem appropriate. In no event, however, will any dividends or dividend equivalent rights relating to awards subject to service or performance-vesting conditions vest or otherwise become payable prior to the time the underlying award (or the portion of such award to which such dividend or dividend equivalents relate) vests and will accordingly be subject to cancellation and forfeiture to the same extent as the underlying award in the event those service or performance conditions are not attained.

        Withholding Taxes.    Our obligation to deliver shares of common stock upon the exercise, issuance or vesting of an award under the Plan is subject to the satisfaction of all applicable income and employment tax withholding requirements. The plan administrator may structure one or more awards so that shares of our common stock may be used as follows to satisfy all or part of the withholding taxes to which such holders of those awards may become subject in connection with the issuance, exercise, vesting or settlement of those awards:

  •
  We may be given the right to withhold, from the shares of common stock otherwise issuable upon the issuance, exercise, vesting or settlement of such an award, a portion of those shares with an aggregate fair market value equal to the applicable withholding taxes. The number of shares of common stock which may be so withheld will be limited to the number of shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that could be applicable to such supplemental taxable income (or such other rate that will not cause an adverse accounting consequence or cost).

  •
  The holder of the award may be given the right to deliver to us, at the time of the issuance, exercise, vesting or settlement of such award, one or more shares of our common stock previously acquired by such individual with an aggregate fair market value at the time of delivery equal to all or a portion of the required withholding taxes (not to exceed 100% of the required withholding taxes). The shares of common stock so delivered will not reduce the number of shares of common stock authorized for issuance under the Plan.

        Deferral Programs.    One or more of the following deferral programs may be implemented under the Plan:

  •
  The plan administrator may structure one or more awards under the stock issuance or incentive bonus programs so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes, subject to Section 409A of the Code.

  •
  The plan administrator may implement a non-employee director retainer fee deferral program that allows our non-employee directors the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into RSUs under the stock issuance program that defer the issuance of the shares of common stock that vest under those RSUs until a permissible date or event under Section 409A of the Code. If such a program is established, the plan administrator will have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Section 409A of the Code.

  •
  To the extent we maintain one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of our common stock, the plan administrator may authorize the share reserve under the Plan to serve as the source of any shares of common stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan will be reduced by one share of common stock for each share of common stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

        Amendment and Termination.    Our Board has the complete and exclusive power and authority to amend or modify the Plan in all respects. However, stockholder approval is required for any amendment which would (1) materially increase the number of shares of common stock authorized for issuance under the Plan (other than in connection with certain corporate transactions or events as described in the Plan), (2) materially increase the benefits accruing to participants, (3) materially expand the class of individuals eligible to participate in the Plan, (4) expand the types of awards which may be made under the Plan or extend the term of the Plan, (5) reduce or limit the scope of the prohibition on repricing programs set forth in the Plan or otherwise eliminate such prohibition, or (6) effect any other change or modification for which stockholder approval is required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. However, no such amendment or modification will materially adversely affect the rights and obligations with respect to awards at the time outstanding under the Plan unless the participant consents to such amendment or modification.

        Subject to the prohibition on the repricing of stock options and SARs described above, the Compensation Committee may amend the terms of any award granted under the Plan prospectively or retroactively, except in the case of an award intended to qualify as "qualified performance-based compensation" under Section 162(m) (other than in connection with the participant's death or disability, or a change in control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m). Subject to adjustments permitted under the Plan, no such amendment will impair the rights of any participant without his or her consent.

        Awards may be made under the Plan that involve shares of common stock in excess of the number of shares available for issuance under the Plan, provided no shares will actually be issued pursuant to those awards until the number of shares of common stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within 12 months after the date the first excess award is made, then all awards granted on the basis of such excess shares will terminate and cease to be outstanding.

        The Board may in its discretion terminate the Plan at any time. Termination of the Plan will not affect the rights of participants or their successors under any awards outstanding under the Plan and not exercised in full on the date of termination.

        Effective Date and Duration.    The Amendment will become effective on the date on which it is approved by our stockholders. Awards may be granted under the Plan at any time and from time to time prior to the tenth anniversary of the Plan Restatement Date (i.e., June 6, 2027), on which date the Plan will expire except with respect to awards then outstanding under the Plan. However, no ISO may be granted under the Plan after the tenth anniversary of the date on which the Plan was approved and adopted by the Board. Such outstanding awards will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences

        The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws currently in effect. This summary, which is presented for the information of stockholders considering how to vote on this Proposal Three and not for Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

  Tax Consequences to Participants

        Non-Qualified Stock Options.    In general,

  •
  no income will be recognized by an optionee at the time a non-qualified stock option is granted;

  •
  at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

  •
  at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an ISO. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        SARs.    No income will be recognized by a participant in connection with the grant of a tandem SAR or a stand-alone SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

        Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the stock will have taxable ordinary income on the date of transfer of the stock equal to the excess of the fair market value of such stock (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been timely made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

        Restricted Stock Units.    No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common stock on the date that such stock is transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such stock will also commence on such date.

        Performance Shares and Performance Units.    No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted common stock received.

  Tax Consequences to Us or Our Subsidiaries

        To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m).

Registration with the SEC

        We intend to file a Registration Statement on Form S-8 relating to the issuance of additional shares of common stock under the amended Plan with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as soon as practicable after approval of the Amendment by our stockholders.

New Plan Benefits

        It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the amended Plan because the grant and actual settlement of awards under the amended Plan are subject to the discretion of the plan administrators.

        The following table shows, as to each named executive officer ("NEO") and the various indicated groups, the aggregate number of options awarded under the Plan from inception through April 10, 2018:

Name	Number of Options Granted
Named Executive Officers:
John C. Walden	1,100,000
President, Chief Executive Officer and Director
Christopher W. Shean	—
Director and Former Interim President and Chief Executive Officer
Stephen K. Tucker	250,000
Former Executive Vice President and Chief Financial Officer
Brian S. Cooper	—
Former Interim Chief Financial Officer
Simha Kumar	254,032
Executive Vice President and Chief Operating Officer
Scott D. Levin	283,781
Executive Vice President, General Counsel and Secretary
Jeffrey D. T. Severts	254,032
Executive Vice President and Chief Marketing Officer
Helen Quinn	174,000
Former Executive Vice President, U.S. Consumer Floral
All named and current executive officers as a group	3,010,407
All current non-employee directors as a group	9,006	(1)
Each nominee for election as a director:
Mir Aamir	—
James T. Armstrong	3,002
Candace H. Duncan	—
Each associate of any of the foregoing	—
Each other person who received at least 5% of all options granted
Robert S. Apatoff	691,687
Becky A. Sheehan	405,349
All employees, excluding named and current executive officers	2,829,153	(2)

(1)
Includes 9,006 shares underlying awards granted in 2013 upon conversion of United Online awards granted under various United Online stock plans related to United Online common stock, in connection with the Company's separation from United Online ("Conversion Grants").

(2)
Includes 8,495 shares underlying Conversion Grants.

Vote Required

        The affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter is required to approve this Proposal Three. An abstention will have the effect of a vote against this Proposal Three. A broker non-vote will have no effect on the outcome of this Proposal Three.

        Our Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan.

 OTHER MATTERS

        We do not know of any matters to be presented at the 2018 annual meeting of stockholders other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2017 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A))
Equity Compensation Plans Approved by Stockholders	4,111,725	$23.35	3,610,421	(4)(5)
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	4,111,725		3,610,421

(1)
This column reflects the aggregate number of shares of our common stock to be issued upon the exercise of options and shares underlying RSUs outstanding as of December 31, 2017.

(2)
Excludes purchase rights outstanding under the FTD Companies, Inc. 2015 Employee Stock Purchase Plan (the "2015 ESPP").

(3)
The calculation in this column does not include RSUs because the shares underlying the RSUs will be issued at the time the RSUs vest without any cash consideration payable for those shares.

(4)
As of December 31, 2017, 3,308,808 shares of our common stock remained available for issuance under the Plan. The shares available for issuance under the Plan may be issued upon the exercise of stock options or SARs granted under such plan, or those shares may be issued through direct stock issuances or pursuant to restricted stock awards, RSUs or performance shares or units that vest upon the attainment of prescribed performance milestones or the completion of designated service periods. Shares may also be issued as a bonus for services rendered to us, without any cash payment required from the recipient.

(5)
As of December 31, 2017, 301,613 shares of our common stock remained subject to a right of purchase under the 2015 ESPP. Under the 2015 ESPP, each eligible employee may purchase up to 1,001 shares of our common stock at semi-annual intervals on the last business day of June and December each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the start date of the particular offering period in which the employee enrolls or (ii) the closing selling price per share on the purchase date.

 OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 10, 2018 by (i) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our common stock, (ii) each of our directors and nominees for director, (iii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement) and (iv) all current directors, nominees and executive officers as a group. Except for shares of our common stock held in brokerage accounts that may, from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned by our directors or executive officers are currently pledged as security for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficial Ownership(1)
5% Stockholders:
Liberty Interactive Corporation(2)	10,203,010	36.8%
Dimensional Fund Advisors LP(3)	2,138,627	7.7%
BlackRock, Inc.(4)	2,288,890	8.2%
GMT Capital Corp.(5)	1,762,934	6.4%
AllianceBernstein L.P.(6)	1,566,146	5.6%
Directors, Nominees and Named Executive Officers:
John C. Walden(7)	274,727	*
Mir Aamir	—	*
James T. Armstrong(8)	27,935	*
Tracey L. Belcourt(9)	20,847	*
Robert Berglass(10)	36,020	*
Brian S. Cooper	—	*
Candace H. Duncan(9)	17,426	*
Sue Ann R. Hamilton(9)	17,426	*
Joseph W. Harch(9)	21,742	*
Robin S. Hickenlooper(9)	17,426	*
Dennis Holt(9)	25,588	*
Simha Kumar	—	*
Scott D. Levin(11)	192,538	*
Helen Quinn(12)	6,086	*
Jeffrey D. T. Severts	—	*
Christopher W. Shean(9)	31,478	*
Stephen K. Tucker(12)	661	*
All current directors, nominees and executive officers as a group (16 persons)(13)	1,081,900	3.8%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Based on 27,759,440 shares of our common stock outstanding on April 10, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options that are currently exercisable or will become exercisable within 60 days after April 10, 2018 and shares issuable within 60 days after April 10, 2018 pursuant to outstanding RSU awards are deemed outstanding for computing the percentage ownership of the person or entity holding such securities but are not outstanding for computing the percentage ownership of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

(2)
This information is derived solely from Amendment No. 2 to Schedule 13D of Liberty Interactive Corporation filed March 16, 2018. According to the Schedule 13D, Liberty Interactive Corporation had sole voting power and sole dispositive power with respect to all of the reported shares. The address for Liberty Interactive Corporation is 12300 Liberty Boulevard, Englewood, Colorado 80112.

(3)
This information is derived solely from Amendment No. 4 to Schedule 13G of Dimensional Fund Advisors LP, filed February 9, 2018. According to the Schedule 13G, Dimensional Fund Advisors LP had sole voting power with respect to 2,056,093 of the reported shares and sole dispositive power with respect to all of the reported shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(4)
This information is derived solely from the Amendment No. 4 to Schedule 13G of BlackRock, Inc., filed January 24, 2018. According to the Schedule 13G, BlackRock, Inc. has sole voting power with respect to 2,251,012 of the reported shares and sole dispositive power with respect to all of the reported shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)
This information is derived solely from an Amendment to Schedule 13G of GMT Capital Corp., filed February 14, 2018. According to the Schedule 13G, GMT Capital Corp. holds shared voting and dispositive power with respect to all reported shares. The address for GMT Capital Corp. is 2300 Windy Ridge Parkway, Ste. 550 South, Atlanta, Georgia 30339.

(6)
This information is derived solely from the Schedule 13G of AllianceBernstein L.P., filed February 13, 2018. According to the Schedule 13G, AllianceBernstein L.P. had sole voting power with respect to 1,259,356 of the reported shares and sole dispositive power with respect to all reported shares. The address for AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105.

(7)
Includes 250,000 shares of our common stock subject to options that are currently exercisable.

(8)
Mr. Armstrong has shared voting and investment power over the shares of our common stock reflected in the table and disclaims beneficial interest of such shares of our common stock except to the extent of his beneficial ownership in Clearstone Venture Management Services. Includes 7,119 shares of our common stock subject to RSUs that will vest and become issuable within 60 days after April 10, 2018.

(9)
Includes 7,119 shares of our common stock subject to RSUs that will vest and become issuable within 60 days after April 10, 2018.

(10)
Includes (1) 26,267 shares of our common stock held directly by Mr. Berglass and (2) 600 shares held by the 1998 Robert H. Berglass Living Trust dated July 8, 1998, over which Mr. Berglass exercises voting power, as trustee. Includes 9,153 shares of our common stock subject to RSUs that will vest and become issuable within 60 days after April 10, 2018.

(11)
Includes 169,500 shares of our common stock subject to options that are currently exercisable or that will become exercisable within 60 days after April 10, 2018.

(12)
Based solely on the Company's records and may not reflect the current beneficial ownership of the former executive.

(13)
Includes 66,105 shares of our common stock subject to RSUs that will vest and become issuable within 60 days after April 10, 2018 and 760,500 shares of our common stock subject to options that are currently exercisable or that will become exercisable within 60 days after April 10, 2018.

        The following table shows the number of shares of our common stock that are subject to outstanding RSUs held by our directors and named executive officers as of April 10, 2018 but that are not otherwise scheduled to vest and become issuable within the 60 day period measured from April 10, 2018. Each RSU entitles the director or named executive officer to one share of common stock at the time of vesting. These awards consist of a combination of RSUs tied to financial performance over a three-year period ("PSUs") and service-based RSUs that generally vest over a one to four year period of continued service with us.

Directors and Named Executive Officers	Aggregate Number of Shares Subject to RSUs
John C. Walden	480,940
James T. Armstrong	—
Tracey L. Belcourt	—
Robert Berglass	—
Brian S. Cooper(1)	—
Candace H. Duncan	—
Sue Ann R. Hamilton	—
Joseph W. Harch	—
Robin S. Hickenlooper	—
Dennis Holt	—
Simha Kumar	91,857
Scott D. Levin	80,571
Helen Quinn(2)	—
Jeffrey D. T. Severts	91,857
Stephen K. Tucker(3)	—
Christopher W. Shean	—
Other Executive Officers	213,180

(1)
Effective January 8, 2018, Mr. Cooper stepped down from the position of Interim Chief Financial Officer.

(2)
Effective September 17, 2017, Ms. Quinn was no longer employed by the Company.

(3)
Effective September 15, 2017, Mr. Tucker was no longer employed by the Company.

 EXECUTIVE OFFICERS

Executive Officers

        The following table sets forth certain information regarding all our executive officers as of April 10, 2018:

Name	Age	Title
John C. Walden	58	President, Chief Executive Officer and Director
Steven D. Barnhart	56	Executive Vice President and Chief Financial Officer
Simha Kumar	45	Executive Vice President and Chief Operating Officer
Scott D. Levin	56	Executive Vice President, General Counsel and Secretary
Rhys J. Hughes	49	President, Interflora British Unit
Jeffrey D. T. Severts	47	Executive Vice President and Chief Marketing Officer
Tom D. Moeller	54	Executive Vice President, Florists' Transworld Delivery, Inc.

        The following is a brief description of the capacities in which each of the executive officers has served during the past five or more years. The biography for Mr. Walden appears earlier in this proxy statement under the heading "Proposal One: Election of Directors."

        Steven D. Barnhart was appointed Executive Vice President and Chief Financial Officer effective January 8, 2018. Most recently, Mr. Barnhart served as Senior Vice President and Chief Financial Officer of Bankrate, Inc., a leading publicly traded internet publisher, aggregator and distributor of personal finance content, from September 2014 until the sale of the company in November 2017. From August 2012 to June 2014, Mr. Barnhart served as Senior Vice President and Chief Financial Officer for Sears Hometown and Outlet Stores, a leading appliance retailer. From 2010 to 2012, he was Senior Vice President and Chief Financial Officer for Bally Total Fitness, which was a leading operator of fitness centers across the United States. From 2003 to 2009, Mr. Barnhart served in several roles with Orbitz Worldwide, an online travel company, including President and Chief Executive Officer (from 2007 to 2009), board member, Chief Financial Officer and Vice President of Planning. Prior to joining Orbitz Worldwide, Mr. Barnhart spent over 13 years working in a variety of finance and strategy roles at PepsiCo. Mr. Barnhart holds a Master of Business Administration in International Business and Finance from the University of Chicago and a Bachelor of Arts in Economics from the University of Chicago.

        Simha Kumar was appointed Executive Vice President and Chief Operating Officer effective August 1, 2017. From 2014 to 2017, Mr. Kumar served as President of the Toys, Sporting Goods and Fitness retail divisions at Sears Holdings Corporation ("Sears"), with operations across approximately 1,700 retail stores and online channels. At Sears, Mr. Kumar also served as Senior Vice President, Chief of Staff to the Chief Executive in 2014. From 2011 to 2014, Mr. Kumar held key leadership roles at Amazon.com, including Category Leader, Consumer Electronics (Audio, Accessories and Headphones) and Category Leader, Consumer Electronics (Musical Instruments). Mr. Kumar worked at JPMorgan Chase from 2005 to 2011, serving as the Director of the Corporate Strategy group as well as the Director of Marketing for the Cards and Payments Division. Earlier in his career, Mr. Kumar held positions as an Associate at McKinsey & Company, Manager of E-commerce for Bluespark, Inc., a technology start-up based in Canada, and Investment Banking Analyst at Deutsche Bank Securities. Mr. Kumar holds a Bachelor of Arts from Western University, Ontario, Canada, a Master of Philosophy from the University of Cambridge, United Kingdom, and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

        Scott D. Levin has been our Executive Vice President and General Counsel since September 2013 and was appointed Secretary on November 1, 2013. Mr. Levin was a member of the Office of the CEO. Mr. Levin was the Chief Legal Officer and Secretary of Coskata, Inc., a renewable fuels and chemicals production company, from 2012 to September 2013. From 2007 to 2012, Mr. Levin was Senior Vice

President, General Counsel and Secretary for Morton's Restaurant Group, Inc., which was a publicly held restaurant holding company during that time. Prior to that, Mr. Levin held General Counsel positions at Torex Retail Americas (a global technology solutions provider) and OurHouse, Inc. (the home improvement e-commerce business for Ace Hardware Corporation). From 1996 to 1999, Mr. Levin served as Vice President and General Counsel of FTD, Inc. Mr. Levin also worked at Schulte Roth & Zabel LLP in New York City where he practiced in the mergers and acquisitions, securities and finance areas. Mr. Levin earned a J.D. from The National Law Center at George Washington University and a Bachelor's degree from Boston College.

        Rhys J. Hughes is the head of our International Division and was appointed President of Interflora British Unit in May 2008, having previously spent two years as Chief Operating Officer. Mr. Hughes was also appointed head of Global Floral Strategy for FTD Companies, Inc. in October 2016. Prior to joining Interflora in 2001 as Finance Director, Mr. Hughes held senior financial roles with Boots Opticians and Vision Express. Mr. Hughes is a Chartered Accountant, having qualified with KPMG in Nottingham, where he spent most of his time in audit services. Mr. Hughes received a First Class Honours degree in industrial economics from Nottingham University.

        Jeffrey D. T. Severts was appointed Executive Vice President and Chief Marketing Officer effective July 10, 2017. Prior to joining FTD, Mr. Severts served as the Chief Executive Officer of Ventris LLC, a boutique consulting agency which he founded in 2014, specializing in marketing strategy and customer data analytics. From 2012 to 2014, Mr. Severts served as the Senior Vice President of Marketing at Ulta Beauty, a high-growth, $5 billion beauty retailer with over 990 stores across the United States. At Ulta Beauty, Mr. Severts helped drive the company's dramatic growth through innovative digital marketing campaigns, enhanced customer relationship management efforts, and a new national loyalty program. From 2010 to 2012, Mr. Severts was the Chief Marketing and Services Officers for Best Buy Europe where he worked to revitalize the Carphone Warehouse brand and store experience. From 2001 to 2010, Mr. Severts held various roles at Best Buy including Vice President and General Manager of Geek Squad and Vice President of Consumer and Brand Marketing. Prior to his roles at Best Buy, Mr. Severts served as Vice President of Marketing and Product Management for Techies.com from 1999 to 2001 and held various marketing roles at General Mills, Inc. from 1992 to 1999. Mr. Severts holds a Bachelor of Arts from Carleton College and a Master's in Business Administration with High Distinction from Harvard Business School.

        Tom D. Moeller is the head of our Florist Division and has been with FTD since April 2010. Mr. Moeller joined FTD as Executive Vice President, Florists' Transworld Delivery, Inc. from the William Wrigley Jr. Company, where he served as Global Chief Customer Officer since 2007 and as Vice President, U.S. Customer Sales and Support from 2001 to 2007. Prior to Wrigley, Mr. Moeller served as General Manager at Schering Plough HealthCare, responsible for their Wal-Mart and Alternative Trade Channel businesses. Before joining Schering Plough, Mr. Moeller spent 12 years at Nabisco, Inc. in various sales and customer marketing roles. Mr. Moeller has over 25 years of experience in consumer packaged goods. He is a graduate of Wartburg College and continued his executive education at Northwestern University and Cornell University.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This Compensation Discussion and Analysis ("CD&A") section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers and the most important factors relevant to an analysis of these policies and decisions. This section also describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers for 2017. In addition, this section provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and is intended to place in perspective the data presented in the tables and narrative that follow.

  2017 Named Executive Officers

        The individuals in the table below were our named executive officers for 2017. In this CD&A, we refer to John C. Walden, Simha Kumar, Scott D. Levin and Jeffrey D. T. Severts as our "Continuing NEOs."

Name	Title
John C. Walden(1)	President and Chief Executive Officer
Christopher W. Shean(2)	Former Interim President and Chief Executive Officer
Stephen K. Tucker(3)	Former Executive Vice President and Chief Financial Officer
Brian S. Cooper(4)	Former Interim Chief Financial Officer
Simha Kumar	Executive Vice President and Chief Operating Officer
Scott D. Levin	Executive Vice President, General Counsel and Secretary
Jeffrey D. T. Severts	Executive Vice President and Chief Marketing Officer
Helen Quinn(5)	Former Executive Vice President, US Consumer Floral

(1)
Mr. Walden joined the Company as President and Chief Executive Officer effective March 1, 2017.

(2)
Mr. Shean, a member of our Board of Directors, served as Interim President and Chief Executive Officer from November 3, 2016 to March 1, 2017.

(3)
Stephen K. Tucker was appointed Executive Vice President, effective December 12, 2016, and Chief Financial Officer of the Company, effective January 1, 2017. Effective September 15, 2017, Mr. Tucker was no longer employed by the Company. We appointed Steven D. Barnhart as Executive Vice President and Chief Financial Officer, effective January 8, 2018.

(4)
Brian S. Cooper, of Randstad North America, Inc. (d/b/a Tatum) ("Tatum"), an executive consulting services firm, served in an interim role as the Company's Chief Financial Officer, principal financial officer and principal accounting officer from September 5, 2017 until January 8, 2018.

(5)
Effective September 17, 2017, Ms. Quinn was no longer employed by the Company.

  Recent Highlights

        We have been undergoing a multi-year strategic business transformation plan in an effort to rebuild our winning customer brands, recreate a network of strong florist partners, gain supply chain efficiencies and extend our business in complementary non-floral categories. Our 2017 compensation program described below generally reflects the different compensation arrangements approved in order to rebuild the Company's leadership and its business.

        Many of our 2017 compensation decisions were driven by our need to attract new executive leadership and retain select key personnel in the context of our overall strategic transformation and therefore varied from the compensation cycle we have used in previous years. In 2017, awards in the annual cycle and to attract new executives consisted of time vested options and RSUs. However, the Company began an annual performance based equity program starting with its 2018 grants, for which a portion is based on achieving revenue and EBITDA goals.

        On February 1, 2017, we announced the appointment of John C. Walden as President and Chief Executive Officer, effective March 1, 2017. For information about grants made to Mr. Walden in connection with his hiring, see below under "New Executive Officers and Related Hiring Grants—John C. Walden." Mr. Walden succeeded Christopher W. Shean, a member of our Board of Directors, who had served as Interim President and Chief Executive Officer since Robert S. Apatoff, our former President and Chief Executive Officer, stepped down from these positions and from our Board of Directors on November 3, 2016. Mr. Apatoff continued in a transitional advisory role to the Company through December 31, 2016.

        In connection with his appointment as Interim President and Chief Executive Officer, Mr. Shean received an RSU award covering a number of whole shares equal to $300,000 divided by the closing price of FTD's common stock on the grant date, which vested in full on the first anniversary of the grant date. While he served as Interim President and Chief Executive Officer, Mr. Shean also received a salary of $50,000 per month and was reimbursed for temporary housing expenses in the Chicago area.

        In conjunction with these leadership changes, in November 2016, the Company created an Office of the CEO, which was composed of Becky A. Sheehan, our former Executive Vice President and Chief Financial Officer; Helen Quinn, our former Executive Vice President, U.S. Consumer Floral; and Scott D. Levin, Executive Vice President, General Counsel and Secretary. Ms. Sheehan and Ms. Quinn are no longer with the Company. For service with the Office of the CEO, Ms. Sheehan, Ms. Quinn and Mr. Levin were entitled to receive the compensation described below under "—2017 Compensation Actions—Office of the CEO Compensation Special 2016-2017 Incentives."

        On December 13, 2016, we announced the appointment of Stephen Tucker as Executive Vice President, effective December 12, 2016, and Chief Financial Officer of the Company, effective January 1, 2017. Mr. Tucker began serving as our principal financial officer and principal accounting officer on January 1, 2017. Mr. Tucker notified the Company on August 4, 2017 of his intent to leave the Company to pursue a new career opportunity. Mr. Tucker did not receive any separation payments in connection with his departure from the Company.

        On September 4, 2017, the Company's Board of Directors appointed Brian S. Cooper, of Tatum, to serve in an interim role as the Company's Chief Financial Officer, principal financial officer and principal accounting officer, effective September 5, 2017, while a search for a permanent Chief Financial Officer was ongoing. Mr. Cooper did not participate in any Company employee benefit plans or receive any salary, bonus, equity awards or other compensation or benefits directly from the Company in connection with his service as Interim Chief Financial Officer.

        On January 4, 2018, the Company announced the appointment of Steven D. Barnhart as Executive Vice President and Chief Financial Officer, effective January 8, 2018. Mr. Barnhart is the Company's principal financial officer and principal accounting officer. In connection with the appointment of Mr. Barnhart as the Company's Executive Vice President and Chief Financial Officer, Brian S. Cooper stepped down from the position of Interim Chief Financial Officer, effective January 8, 2018. Mr. Cooper did not receive any separation payments in connection with his departure from the Company.

  Compensation Practices and Governance Highlights

Pay for Performance	We work to link the compensation of our NEOs to the success of our business objectives
Stockholder Alignment
We align the interests of our NEOs with those of our stockholders through the use of long-term equity incentives, including performance based equity awards starting in January 2018 tied to multi-year revenue and EBITDA goals
Compensation Governance	100% independent directors on the Compensation Committee
Compensation Committee meets regularly in executive session without management present
Independent compensation consultant, FW Cook, reports directly to the Compensation Committee
Change in Control Provisions	Provide "double-trigger" change in control benefits
No tax gross-ups on severance or change in control benefits
Post-termination/Retirement Benefits	No post-termination retirement or pension benefits
Hedging, Pledging and Margin Loans
Prohibit holding shares of the Company's common stock in a margin account or otherwise pledging shares of the Company's common stock as collateral for a loan unless that person can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities

Prohibit entering into hedging, monetization or similar transactions involving shares of the Company's common stock that are intended to realize the value of, or limit the risks and rewards of owning, the Company's common stock, unless the person receives pre-clearance from the Company's General Counsel
Stock Ownership Guidelines	Maintain director stock ownership guidelines to promote executive stock ownership

Compensation Philosophy and Objectives

        The primary objectives of the Compensation Committee with respect to executive compensation are to:

  •
  attract, retain and motivate experienced and talented executives;

  •
  ensure executive compensation is aligned with our corporate strategies, programs and business goals;

  •
  recognize the individual contributions of executives, but foster a shared commitment among executives by aligning their individual goals with our corporate goals;

  •
  promote the achievement of key strategic and operational performance measures by linking compensation to the achievement of measurable corporate and departmental performance goals; and

  •
  align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

        To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels that are justifiable based on each executive's level of experience, performance and responsibility and that the Compensation Committee believes are broadly competitive with those of other internet and catalog retail and specialty retail companies that compete with us for executive talent. In addition, our executive compensation program ties a portion of each executive's overall compensation to the achievement of key corporate and individual goals. We provide a portion of our executive compensation in the form of RSUs and/or stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in our longer term success as reflected in the appreciation of our stock price.

        We review peer group data from time to time and do not benchmark our executive compensation to target total direct compensation at a specific level relative to our comparative group of peer companies. For 2017, the NEOs who were not hired in 2017 had target and actual total direct compensation, which includes base salary, cash bonus incentive, and the grant date fair value of equity awards made in 2017, that was generally consistent with or below the median of our compensation peer group, with a below-median salary and bonus opportunity. The total direct compensation of the NEOs hired in 2017 was above the median level in order to induce their employment with us.

Compensation Setting Practice

        The Compensation Committee consists of four directors, Messrs. Berglass, Harch and Holt and Ms. Hickenlooper, each of whom is an independent director as defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Mr. Holt has announced that he is retiring from the Board of Directors following the expiration of his term and is not standing for re-election at the annual meeting. The Compensation Committee administers our executive compensation programs and is responsible for reviewing the compensation of our executive officers and determining the nature and amount of the various components of such compensation, including adjustments to annual base salary and the establishment of the applicable performance goals under our annual management incentive bonus plan and the specific bonus amount for each potential level of goal attainment. The Compensation Committee also administers our equity incentive plan and has the exclusive authority to make awards under such plan to our executive officers. The Compensation Committee also approves all employment agreements, severance or termination arrangements, and other compensatory contracts or arrangements made with our executive officers. The Compensation Committee will also perform other functions or duties as may be assigned to it under the terms of any executive compensation or equity-based benefit plan or as otherwise deemed appropriate by our Board of Directors. The Compensation Committee held seven meetings during 2017. The Compensation Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised as appropriate.

        The Compensation Committee makes all decisions regarding the cash and equity compensation of our Chief Executive Officer, although the Compensation Committee may, in its discretion, request the concurrence or approval of such decisions by a majority of the independent members of our Board of Directors. With respect to all other executive officers, the Compensation Committee determines their compensation, taking into account the recommendations of our Chief Executive Officer, who annually reviews the performance of the other executive officers and then presents to the Compensation Committee the conclusions reached and his recommendations for their compensation based on those reviews. The Compensation Committee can, and often does, exercise its discretion in determining whether to approve or modify any recommended compensation adjustments or equity awards. Decisions regarding any other forms of compensation provided to our executive officers that are not provided to all senior level employees (for example, any executive level health and welfare benefits, deferral plans and perquisites) are made by the Compensation Committee after taking into consideration the recommendations made by our Chief Executive Officer. The Compensation Committee reviews peer data from time to time, but does not target any specific percentile.

        The Compensation Committee has the authority to retain the services of an independent compensation consulting firm in connection with its responsibilities in setting the compensation for our executive officers. Pursuant to that authority, the Compensation Committee has engaged FW Cook, a nationally recognized, independent compensation consulting firm, to review the executive compensation programs and individual compensation arrangements for our executive officers. All executive compensation services provided by the independent consultant are conducted under the direction or authority of the Compensation Committee. During 2017, FW Cook served solely as a consultant to the Compensation Committee and did not provide any services to management. Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Rule 10C-1(b)(4) of the Exchange Act, and such other factors as were deemed relevant under the circumstances, the Compensation Committee determined that its relationship with FW Cook, and the work of FW Cook on behalf of the Compensation Committee, did not raise any conflict of interest.

        FW Cook provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions regarding our executive officers and considering the recommendations of our Chief Executive Officer regarding the compensation of other executive officers. In designing our executive compensation program, our Compensation Committee periodically considers publicly available compensation data for a group of peer companies to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Although the Compensation Committee considers FW Cook's advice and recommendations about our executive compensation program, the Compensation Committee ultimately makes its own decisions about executive compensation matters.

        In 2016, FW Cook provided our Compensation Committee with updated comparative peer group data showing where our total compensation and each element of our compensation ranked among a group of 19 publicly-traded U.S.-based internet and catalog retail and specialty retail companies. The peer group companies included were 1-800-FLOWERS.COM, American Eagle Outfitters, Blue Nile, Cabela's, Caleres, Groupon, Grubhub, HSN, Lands' End, Libbey, Monster Worldwide, Overstock.com, Pier 1 Imports, Restoration Hardware, Shutterfly, Tiffany & Co., Vitamin Shoppe, WebMD and Williams-Sonoma. The 2016 peer group companies reflected the removal of three previous peer companies due to acquisition (Ann Taylor, Conversant and Orbitz) and the addition of three new peer companies with similar revenues and/or market capitalizations (Blue Nile, Grubhub and Lands' End). Our peer group is subject to change. While we expect that our Compensation Committee will continue to periodically review and update the list, the 2016 study was not updated for purposes of our 2017 compensation decisions.

        The peer group was chosen to reflect a cross-section of similar retail and internet retail companies with revenue size between about 5x and 0.2x our size. This reflects the Company's executive labor market, and companies that might attract similar investors.

Compensation Elements

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual management incentive bonuses;

  •
  equity incentive awards, both shorter term and longer term;

  •
  benefits and other compensation; and

  •
  severance and change in control benefits.

        We do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our Compensation Committee, after periodically reviewing information provided by our compensation consultant and other relevant data, determines subjectively what it believes to be the appropriate level and mix of the various compensation components. We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. Ultimately, the objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for FTD and our stockholders. Therefore, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and in the form of bonus compensation to incent and reward superior performance based on specific annual and longer-term goals. To further focus our executives on longer-term performance and the creation of stockholder value, we make equity-based awards that vest over a meaningful period of time. In addition, we provide our executives with benefits that are generally available to our salaried employees and severance benefits to incentivize them to continue to strive to achieve stockholder value in connection with change in control situations.

  Base Salary

        We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. Base salaries for our named executive officers typically are established through arm's length negotiation at the time the executive is hired, taking into account the position for which the executive is being considered and the executive's qualifications, prior experience and prior salary. None of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, our Compensation Committee reviews and evaluates, with input from our President and Chief Executive Officer, the need for adjustment of the base salaries of our executives based on changes and expected changes in the scope of an executive's responsibilities, including promotions, the individual contributions made by and performance of the executive during the prior fiscal year, the executive's performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the executive's salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board of Directors with other companies. No formulaic base salary increases are provided to our named executive officers, and we do not target the base salaries of our named executive officers at a specified compensation level within our peer group or other market benchmark. Please refer to "Executive Compensation and Other Information—Summary Compensation Table" for a listing of the base salaries of each of our named executive officers for 2017.

        Base salaries for our Continuing NEOs for 2017 were generally at or near the median of the peer group data reviewed by the Compensation Committee for all such named executive officers.

  Annual Management Incentive Cash Bonuses

        We designed our 2017 Management Bonus Plan to emphasize pay-for-performance and to reward our named executive officers for the achievement of specified corporate objectives. For each participant, bonus awards are tied to various corporate performance goals. Those goals may be based on company-wide or divisional financial metrics, including revenue and adjusted EBITDA. For certain participants, the performance objectives may include specified departmental goals for the applicable fiscal year. For additional information about the annual performance based cash bonus program for 2017, see "—2017 Compensation Actions—2017 Management Bonus Plan" below.

  Long-Term Incentive Compensation

        Grants of stock-based awards may result in limited rewards if the price of our common stock does not appreciate significantly, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation. Grants of stock-based awards are also intended to align compensation with the price performance of our common stock. Stock-based awards are also a useful vehicle for attracting and retaining executive talent in a competitive market. Our stock-based awards may consist of service-based or performance-based stock options, RSUs, service-based or performance-based restricted stock awards, performance stock units or a combination thereof.

        Our Compensation Committee develops its stock-based award determinations based on its judgment as to whether the total compensation packages provided to our executive officers, including prior stock-based awards and the level of vested and unvested stock-based awards then held by each participating officer, are sufficient to retain, motivate, and adequately reward the executive officers. In addition, our compensation committee considers the potential dilution associated with the stock-based awards and the cost of awards relative to budget and to market capitalization.

        Long-term incentive compensation grants for named executive officers who were not hired in 2017 was below the median, with long-term incentive compensation grants of named executive officers hired in 2017 granted at an above median level in order to induce their employment with us.

  Stock Options

        We believe that stock options, when granted with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for our executive officers because they are rewarded only to the extent that, following the grant date of the options, our stock price grows and our stockholders see the value of their investment also grow.

  Restricted Stock Awards and RSUs

        Restricted stock awards and RSUs reflect both increases and decreases in stock prices from the grant-date market prices and thus tie compensation more closely to changes in stockholder value at all levels compared to stock options, whose intrinsic value changes only when the market price of shares is above the exercise price. Restricted stock awards and RSUs also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the senior management team. In addition, restricted stock awards and RSUs allow our Compensation Committee to deliver equivalent value with use of fewer authorized shares.

  Performance Stock Units

        A performance stock unit represents either (1) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more performance goals are attained or (2) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period. Performance stock units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash or shares of our common stock valued at fair market value on the payment date, or a combination of shares of common stock and cash, as set forth in the applicable award agreement.

  Equity Award Mix

        Our compensation committee may in the future adjust the mix of equity award types or approve different awards as part of the overall long-term incentive award. Awards made in connection with a new, extended, or expanded employment relationship may involve a different mix of service-based and performance-based stock options, RSUs, restricted stock awards, performance stock units or other stock-based awards depending on our compensation committee's assessment of the total compensation package being offered.

  Benefits and other compensation

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical insurance, dental insurance, vision insurance, group life insurance, accidental death and dismemberment insurance, long and short term disability insurance, medical and dependent care flexible spending accounts and matching contributions in our 401(k) plan. All of our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Under our 401(k) plan, we are permitted to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. Our named executive officers may also participate in the 2015 ESPP, which provides a means for our employees, and the employees of certain of our subsidiaries, to purchase shares of the Company's common stock. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers. The Compensation Committee in its discretion may revise, amend or add to the named executive officer's benefits and perquisites if it deems it advisable.

  Severance and change in control benefits

        Pursuant to employment agreements we have entered into with our executive officers, certain of our executive officers are entitled to specified double trigger benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of FTD. Please refer to "Executive Compensation and Other Information—Employment Agreements and Potential Payments Upon Termination or Change in Control" for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to executive officers under various termination circumstances under the caption "Executive Compensation and Other Information—Employment Agreements and Potential Payments Upon Termination or Change in Control" below.

2017 Compensation Actions

  Advisory Votes Related to Named Executive Officer Compensation

        At our annual meeting of stockholders held in June 2016, the compensation of our named executive officers set forth in the proxy statement for that meeting was approved, on an advisory basis, by approximately 84% of the votes cast by our stockholders. At the same meeting, the recommendation of the Board of Directors to hold an advisory vote regarding the compensation of our named executive officers every three years received the support of a majority of the votes cast by our stockholders. Taking into consideration that support, the Board determined to hold future stockholder advisory votes regarding the compensation of our named executive officers every three years until the next required vote regarding that frequency in 2022. After taking into account the substantial stockholder support of the compensation described in the proxy statement for our 2016 annual meeting, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote held in 2016.

  New Executive Officers and Related Hiring Grants

  John C. Walden

        In connection with Mr. Walden's appointment as our new Chief Executive Officer, he received a grant of (i) 140,000 RSUs and (ii) 1,000,000 options to purchase shares of our common stock at an exercise price equal to the closing price of our common stock on the grant date. These grants vest in four equal annual installments beginning March 1, 2018. For additional information about Mr. Walden's employment agreement, see "Executive Compensation and Other Information—Employment Agreements and Potential Payments Upon Termination or Change in Control—Employment Agreements—John C. Walden."

  Simha Kumar

        In connection with Mr. Kumar's appointment as our new Executive Vice President and Chief Operating Officer, he received a grant of (i) 25,000 RSUs and (ii) 200,000 options to purchase shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the grant date. These grants vest in four equal annual installments beginning August 1, 2018.

        Additionally, his employment agreement provides that to the extent the bonus paid to Mr. Kumar with respect to the Company's 2017 fiscal year is less than 50% of his annual earned base salary for the fiscal year (prorated for the period of time employed during such year), the Company was required to make, and did so make, an additional payment to Mr. Kumar so that the amount of bonus paid to Mr. Kumar for the 2017 fiscal year equaled 50% of his pro-rated salary for 2017. For additional information about Mr. Kumar's employment agreement, see "Executive Compensation and Other Information—Employment Agreements and Potential Payments Upon Termination or Change in Control—Employment Agreements—Simha Kumar."

  Jeffrey D. T. Severts

        In connection with Mr. Severts' appointment as our new Executive Vice President and Chief Marketing Officer, he received a grant of (i) 25,000 RSUs and (ii) 200,000 options to purchase shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the grant date. These grants vest in four equal annual installments beginning July 10, 2018.

        Additionally, his employment agreement provides that to the extent the bonus paid to Mr. Severts with respect to the Company's 2017 fiscal year is less than 50% of his annual earned base salary for the fiscal year (prorated for the period of time employed during such year), the Company was required to make, and did so make, an additional payment to Mr. Severts so that the amount of bonus paid to Mr. Severts for the 2017 fiscal year equaled 50% of his pro-rated salary for 2017. For additional information about Mr. Severts employment agreement, see "Executive Compensation and Other Information—Employment Agreements and Potential Payments Upon Termination or Change in Control—Employment Agreements—Jeffrey D. T. Severts."

  Office of the CEO Compensation Special 2016-2017 Incentives

        During 2016, the Compensation Committee created a special incentive for the two NEOs in the Office of the CEO, which was desiged to recognize their critical roles and institutional knowledge related to the change in chief executive officers. Mr. Levin was entitled to receive compensation of up to $240,000 and Ms. Quinn was entitled to receive compensation of up to $120,000, in each case payable in cash on May 1, 2017, subject to satisfaction of certain performance objectives. Such compensation was in addition to compensation due to the members of the Office of the CEO under their existing compensation arrangements. The performance objectives related to the provision by the members of the Office of the CEO of (1) recommendations and support to the Interim President and Chief Executive Officer with respect to operational initiatives, strategic planning matters and other specified Company-wide initiatives, (2) leadership and direction to the Company's executive leadership team with respect to such matters and (3) support to ensure an orderly transition from interim to permanent Chief Executive Officer, and were tied to the achievement of one or more of three objectives: (a) the Board's endorsement of the Company's long-term strategic plan; (b) the Company's hiring of a permanent Chief Executive Officer by a specified date; and (c) the approved budget and operating plan for the 2017 fiscal year providing for year over year consolidated revenue growth. On May 2, 2017, the Compensation Committee determined that the necessary performance objectives had been satisfied and, accordingly, awarded $240,000 to Mr. Levin and $120,000 to Ms. Quinn.

  2017 Management Bonus Plan

        On March 6, 2017, our Compensation Committee adopted our 2017 Management Bonus Plan. The 2017 Management Bonus Plan was an annual incentive program which could pay out in cash, stock or a combination of both, depending on level and performance of each eligible employee. These short-term incentives are designed to reward achievement against specific, pre-set financial goals and performance objectives measured over the fiscal year for which the award is paid. The performance goals upon which the awards are based may relate to the Company's consolidated revenue and Plan Adjusted EBITDA (as defined below), divisional revenue and Plan Adjusted EBITDA, or a combination thereof, provided that in each case, the relevant consolidated or divisional goals are weighted equally between revenue and Plan Adjusted EBITDA.

        For the purposes of the 2017 Management Bonus Plan, we define Plan Adjusted EBITDA as net income (loss) before net interest expense, provision (benefit) for income tax expense, depreciation, amortization, stock-based compensation, litigation or dispute settlement charges or gains (including, without limitation, fees, expenses, damages and settlement costs related to litigation, arbitration, investigations, disputes or similar matters), transaction related costs (including, without limitation, expenses resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions, and including compensation expense and expense for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms), restructuring and other exit costs (including, without limitation, severance expenses, facility closure expenses, relocation costs and other restructuring charges) and impairment of goodwill, intangible assets and other long-lived assets. Plan Adjusted EBITDA is also calculated before, and expenses for the purposes of calculating Plan Adjusted EBITDA exclude, (1) any bonus amounts which accrue under the 2017 Management Bonus Plan; (2) any adjustments to Plan Adjusted EBITDA attributable to a change in accounting principles that occurred after January 1, 2017 (such that the actual Plan Adjusted EBITDA is calculated consistently with Plan Adjusted EBITDA target as it relates to accounting principles); (3) all items of gain, loss or expense determined to be extraordinary, unusual or non-recurring (except that Item 10(e) of Regulation S-K under the Securities Act does not constitute a limitation on any such determination); (4) losses, charges or expenses with respect to litigation, investigations or other legal matters; and (5) all items of gain, loss or expense related to the sale or divestiture of a business; provided, however, that in determining the actual level at which the Plan Adjusted EBITDA has been attained, the associated amount under clause (1), clause (3) or clause (4) shall be excluded from the calculation of Plan Adjusted EBITDA only to the extent the actual aggregate amount under clause (1), clause (3) or clause (4) exceeds the aggregate budgeted amount therefor that was included in the Plan Adjusted EBITDA Targets set forth in the applicable performance goals.

        For 2017, up to eleven potential levels of goal attainment from threshold to maximum were established for each financial performance goal. Level six of eleven represents the "target" level earned for achieving financial goals. The amount of the bonus award was based on the actual levels at which the applicable goals were in fact attained. Absent at least threshold attainment of each applicable goal, no bonus award would be earned with respect to that particular performance metric. In addition, if consolidated Plan Adjusted EBITDA for the 2017 fiscal year was more than 10% below target, no payouts could be earned under the 2017 Management Bonus Plan regardless of performance as to any other performance metric. Similarly, for those participants who were allocated a divisional goal, if the applicable divisional Plan Adjusted EBITDA for the 2017 fiscal year was more than 5% or 10% below target (depending on the applicable division), then no payouts could be earned under the 2017 Management Bonus Plan by such participants regardless of performance as to any other performance metric. As to each departmental goal, the level of attainment of each such goal (calculated as a percentage) was determined from threshold to maximum. In order to receive their bonuses, participants generally were required to continue in the Company's employ through December 31, 2017. The 2017 Management Bonus Plan imposed a limit of $2.0 million on the maximum bonus amount payable to any participant for the 2017 fiscal year.

        For purposes of the 2017 Management Bonus Plan, the Company achieved consolidated corporate revenue and Plan Adjusted EBITDA for 2017, as determined in accordance with the terms and provisions of the plan, of $1,084.0 million and $73.4 million, respectively. The results achieved for the revenue portion of the plan were 3.5% below the target established at the start of the year while the results achieved for the Plan Adjusted EBITDA portion of the plan were 22.7% below the corresponding target. These targets for revenue and Plan Adjusted EBITDA are referred to in this proxy statement as the "2017 Corporate Goals." After comparing the achieved results to the 2017 Corporate Goals, the Compensation Committee determined that the required thresholds were not met for the Plan Adjusted EBITDA and revenue portions of the 2017 Management Bonus Plan. However, as permitted under the terms of the 2017 Management Bonus Plan, the Compensation Committee determined that significant performance was achieved and further determined that a financial reward would be appropriate to encourage the executives to continue to strive for improvements in Company performance. Therefore, the Compensation Committee in its sole discretion determined to pay cash bonuses under the 2017 Management Bonus Plan to certain of the named executive officers, as further described below.

        John C. Walden's 2017 bonus potential was based 66 2/3% upon the Company's performance relative to the 2017 Corporate Goals and 33 1/3% upon his individual results, scaling up to a maximum payout of 150% of salary in accordance with the table below and taking into account the Company's consolidated revenue and Plan Adjusted EBITDA results relative to the 2017 Corporate Goals and his individual results. The Compensation Committee exercised its discretion under the 2017 Management Bonus Plan and awarded Mr. Walden a bonus of $679,934, or 55.3% of the amount Mr. Walden would have received had the performance goals under the 2017 Management Bonus Plan been attained at the target level for the 2017 fiscal year.

	John C. Walden Consolidated
	Revenue Payout %	Adj EBITDA Payout %
1	25.0%	25.0%
2	30.0%	30.0%
3	35.0%	35.0%
4	40.0%	40.0%
5	45.0%	45.0%
6	50.0%	50.0%
7	50.0%	50.0%
8	50.0%	50.0%
9	50.0%	50.0%
10	50.0%	50.0%
11	50.0%	50.0%

        Scott D. Levin's and Stephen K. Tucker's 2017 bonus potential was based 80% upon the Company's performance relative to the 2017 Corporate Goals and 20% upon their respective personal results, scaling up to a maximum payout of 120% of salary in accordance with the table below and taking into account the Company's consolidated revenue and Plan Adjusted EBITDA results relative to the 2017 Corporate Goals and their individual results. Due to his separation from the Company and pursuant to the terms of his employment agreement, Mr. Tucker did not receive a payment under the 2017 Management Bonus Plan. The Compensation Committee exercised its discretion under the 2017 Management Bonus Plan and awarded Mr. Levin a bonus of $183,511, or 46.4% of the amount Mr. Levin would have received had the performance goals under the 2017 Management Bonus Plan been attained at the target level for the 2017 fiscal year.

	Stephen K. Tucker/ Scott D. Levin Consolidated
	Revenue Payout %	Adj EBITDA Payout %
1	20.0%	20.0%
2	24.0%	24.0%
3	28.0%	28.0%
4	32.0%	32.0%
5	36.0%	36.0%
6	40.0%	40.0%
7	43.2%	40.0%
8	46.4%	40.0%
9	49.6%	40.0%
10	52.8%	40.0%
11	56.0%	40.0%

        Simha Kumar's 2017 bonus potential was based 80% upon the Company's performance relative to the 2017 Corporate Goals and 20% upon his personal results, scaling up to a maximum payout of 120% of salary in accordance with the table below and taking into account the Company's consolidated revenue and Plan Adjusted EBITDA results relative to the 2017 Corporate Goals and their individual results. Under the terms of his employment agreement, to the extent the bonus paid to Mr. Kumar with respect to the Company's 2017 fiscal year is less than 50% of his annual earned base salary for the fiscal year (prorated for the period of time employed during such year), the Company is required to make, and did so make, an additional payment to Mr. Kumar so that the amount of bonus paid to Mr. Kumar for the 2017 fiscal year equals 50% of his pro-rated salary for 2017. Accordingly, Mr. Kumar's bonus for 2017 was $100,000, or 50% of the amount Mr. Kumar would have otherwise received under the 2017 Management Bonus Plan had the performance goals for the 2017 Management Bonus Plan been attained at the target level for the 2017 fiscal year.

	Simha Kumar Consolidated
	Revenue Payout %	Adj EBITDA Payout %
1	20.0%	20.0%
2	24.0%	24.0%
3	28.0%	28.0%
4	32.0%	32.0%
5	36.0%	36.0%
6	40.0%	40.0%
7	43.2%	40.0%
8	46.4%	40.0%
9	49.6%	40.0%
10	52.8%	40.0%
11	56.0%	40.0%

        Jeffrey D. T. Severts' 2017 bonus potential was based 80% upon the Company's performance relative to the 2017 Corporate Goals and 20% upon his personal results, scaling up to a maximum payout of 120% of salary in accordance with the table below and taking into account the Company's consolidated revenue and Plan Adjusted EBITDA results relative to the 2017 Corporate Goals and their individual results. Under the terms of his employment agreement, to the extent the bonus paid to Mr. Severts with respect to the Company's 2017 fiscal year is less than 50% of his annual earned base salary for the fiscal year (prorated for the period of time employed during such year), the Company is required to make, and did so make, an additional payment to Mr. Severts so that the amount of bonus paid to Mr. Severts for the 2017 fiscal year equals 50% of his pro-rated salary for 2017. Accordingly, Mr. Severts bonus for 2017 was $96,923, or 50% of the amount Mr. Severts would have otherwise received under the 2017 Management Bonus Plan had the performance goals for the 2017 Management Bonus Plan been attained at the target level for the 2017 fiscal year.

	Jeffrey D. T. Severts Consolidated
	Revenue Payout %	Adj EBITDA Payout %
1	20.0%	20.0%
2	24.0%	24.0%
3	28.0%	28.0%
4	32.0%	32.0%
5	36.0%	36.0%
6	40.0%	40.0%
7	43.2%	40.0%
8	46.4%	40.0%
9	49.6%	40.0%
10	52.8%	40.0%
11	56.0%	40.0%

        Helen Quinn's 2017 bonus potential was based 40% upon the Company's performance relative to the 2017 Corporate Goals, 40% upon division and departmental results, and 20% upon her personal goals, scaling up to a maximum payout of 84% of salary in accordance with the table below and taking into account the Company's consolidated revenue and Plan Adjusted EBITDA results relative to the 2017 Corporate Goals and her divisional or departmental results. Due to her separation from the Company and pursuant to the terms of her employment agreement, Ms. Quinn did not receive a payment under the 2017 Management Bonus Plan.

	Helen Quinn
	Consolidated		Division
	Revenue Payout %	Adj EBITDA Payout %	Revenue Payout %	Adj EBITDA Payout %
1	7.0%	7.0%	7.0%	7.0%
2	8.4%	8.4%	8.4%	8.4%
3	9.8%	9.8%	9.8%	9.8%
4	11.2%	11.2%	11.2%	11.2%
5	12.6%	12.6%	12.6%	12.6%
6	14.0%	14.0%	14.0%	14.0%
7	15.1%	14.0%	15.1%	14.0%
8	16.2%	14.0%	16.2%	14.0%
9	17.4%	14.0%	17.4%	14.0%
10	18.5%	14.0%	18.5%	14.0%
11	19.6%	14.0%	19.6%	14.0%

        For additional information about the amounts paid to our named executive officers under our 2017 Management Bonus Plan, see "Executive Compensation and Other Information—Summary Compensation Table" below.

  Stock Option and RSU Awards

        During 2017, the Company made grants of stock options and RSUs to our named executive officers other than Mr. Tucker and Mr. Cooper. These grants included hiring grants for certain of our named executive officers and continuing grants for other named executive officers, as noted below. Total stock options and RSUs granted to our named executive officers in 2017 were as follows:

Name	Stock Options	RSUs
John C. Walden(1)	1,000,000	140,000
Christopher W. Shean(2)	—	7,119
Stephen K. Tucker	—	—
Brian S. Cooper	—	—
Simha Kumar(3)	200,000	25,000
Scott D. Levin(4)	—	12,000
Jeffrey D. T. Severts(5)	200,000	25,000
Helen Quinn(6)	—	10,000

(1)
Represents a hiring grant to Mr. Walden. The stock options and RSUs granted vest in four equal annual installments beginning on March 1, 2018. The stock options expire seven years after the grant date of March 17, 2017. The grant date fair value of the RSUs was $2,815,400, the market value of the underlying stock on the grant date of March 17, 2017.

(2)
The RSUs granted vest on June 1, 2018. The grant date fair value of the RSUs was $126,006, the market value of the underlying stock on the grant date of June 6, 2017.

(3)
Represents a hiring grant to Mr. Kumar. The stock options and RSUs granted vest in four equal annual installments beginning on August 1, 2018. The stock options expire seven years after the grant date of August 11, 2017. The grant date fair value of the RSUs was $346,250, the market value of the underlying stock on the grant date of August 11, 2017.

(4)
The RSUs granted vest in four equal annual installments beginning on January 3, 2018. The grant date fair value of the RSUs was $295,440, the market value of the underlying stock on the grant date of January 3, 2017.

(5)
Represents a hiring grant to Mr. Severts. The stock options and RSUs granted vest in four equal annual installments beginning on July 10, 2018. The stock options expire seven years after the grant date of August 11, 2017. The grant date fair value of the RSUs was $346,250, the market value of the underlying stock on the grant date of August 11, 2017.

(6)
The RSUs granted would have vested in four equal annual installments beginning on January 3, 2018. The grant date fair value of the RSUs was $246,200, the market value of the underlying stock on the grant date of January 3, 2017.

Certain 2018 Equity Compensation Information

        In January 2018, and in light of the Company's multi-year strategic plan announced in January 2018, the Compensation Committee approved a set of awards for our Continuing NEOs in lieu of the annual long-term incentive awards the Company has typically made in the first quarter of the year. These awards consisted of a combination of RSUs tied to revenue and adjusted EBITDA performance ("PSUs"), with performance measured over a three-year period; service-based RSUs; and service-based stock options. The Company chose the mix of award types to incentivize the named executive officers to lead the Company during a challenging time and better align the NEOs' interests with stockholder interests. The majority of these awards are "at-risk"; stock options require appreciation in the Company's stock price for an award recipient to realize value, and the PSUs require that challenging performance goals be met in order for the recipient to receive value. PSUs represent the largest component of these awards based on grant date fair value.

Tax and Accounting Implications

        Under Section 162(m) of the Code, compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) in excess of $1 million is not tax deductible. Historically, compensation that qualifies as "performance-based compensation" under Section 162(m) of the Code could be excluded from this $1 million limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available.

        Management and the Compensation Committee have in the past generally considered the impact of Section 162(m) of the Code when establishing incentive compensation plans. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes. Moreover, even if the Committees intended to grant compensation that qualifies as "performance-based compensation" for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation will so qualify or ultimately is or will be deductible.

Compensation Committee Report

        The Compensation Committee of the Board of Directors of FTD Companies, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Compensation Committee
Robert Berglass (Chairman) Joseph W. Harch Dennis Holt Robin S. Hickenlooper

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table provides certain summary information concerning the compensation earned by our named executive officers in 2017 and, for those who were named executive officers during such periods, the fiscal years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary (7)	Bonus (8)	Stock Awards (9)	Stock Option Awards (10)	Non-Equity Incentive Plan Compensation (11)	All Other Compensation (12)(13)(14)	Total
John C. Walden(1)	2017	$819,231	$—	$2,815,400	$6,454,377	$679,934	$18,515	$10,787,457
President, Chief Executive
Officer and Director
Christopher W. Shean(2)	2017	$123,413	$—	$126,006	$—	$—	$1,162	$250,581
Director and Former	2016	$85,385	$—	$425,013	$—	$—	$—	$510,398
Interim President
and Chief Executive
Officer
Stephen K. Tucker(3)	2017	$347,208	$—	$—	$—	$—	$107,888	$455,096
Former Executive Vice
President and
Chief Financial Officer
Brian S. Cooper(4)(5)	2017	$226,800	$—	$—	$—	$—	$—	$226,800
Former Interim Chief
Financial Officer
Simha Kumar(4)	2017	$200,000	$—	$346,250	$880,488	$100,000	$6,006	$1,532,744
Executive Vice President
and Chief Operating
Officer
Scott D. Levin	2017	$395,499	$240,000	$295,440	$—	$183,511	$29,910	$1,144,360
Executive Vice President,	2016	$372,191	$—	$240,100	$321,413	$167,977	$23,344	$1,125,025
General Counsel and	2015	$356,000	$—	$344,400	$1,144,440	$329,637	$24,385	$2,198,862
Secretary
Jeffrey D. T. Severts(4)(6)	2017	$367,840	$—	$346,250	$880,488	$96,923	$1,564	$1,693,064
Executive Vice President
and Chief Marketing Officer
Helen Quinn(4)	2017	$246,652	$120,000	$246,200	$—	$—	$578,493	$1,191,345
Former Executive Vice	2016	$246,005	$—	$139,233	$778,472	$66,561	$99,412	$1,329,683
President, U.S. Consumer
Floral

(1)
Mr. Walden joined the Company as President and Chief Executive Officer effective March 1, 2017.

(2)
Mr. Shean served as Interim President and Chief Executive Officer from November 3, 2016 to March 1, 2017. Includes stock awards granted to Mr. Shean both in his capacity as director of the Company and in his capacity as Interim President and Chief Executive Officer.

(3)
Mr. Tucker did not receive any separation payments in connection with his departure from the Company on September 15, 2017. All of Mr. Tucker's stock awards and stock option awards were forfeited upon his departure from the Company.

(4)
Compensation for Messrs. Cooper, Kumar and Severts is provided only for 2017 because they were not named executive officers in 2016 or 2015. Compensation for Ms. Quinn is provided only for 2016 and 2017 because she was not a named executive officer in 2015.

(5)
Represents amounts paid to Tatum under an executive consulting services arrangement pursuant to which Mr. Cooper served as the Company's Interim Chief Financial Officer. Mr. Cooper did not participate in any Company employee benefit plans or receive any salary, bonus, equity awards or other compensation or benefits directly from the Company in connection with his service as Interim Chief Financial Officer.

(6)
Includes consulting fees of $174,000 for the period from April 2017 through July 5, 2017. Mr. Severts became an employee of FTD on July 10, 2017.

(7)
The salaries reflected in the Summary Compensation Table may be subject to future increase at the discretion of the Board of Directors. The base salary level, once increased, becomes the new minimum base salary. The amount reported as base salary in the Summary Compensation Table also includes the portion deferred under our 401(k) plan, a tax qualified deferred compensation plan.

(8)
Represents discretionary cash bonus awards made to our named executive officers. The amounts include $240,000 and $120,000 paid to Mr. Levin and Ms. Quinn, respectively, as members of the Office of the CEO.

(9)
Amounts reflect the aggregate grant date fair value of the stock awards made in the applicable fiscal year. The grant date fair values are, in each instance, calculated in accordance with ASC 718 and do not take into account estimated forfeitures relating to service based vesting requirements. For information regarding the assumptions underlying the ASC 718 valuation of these equity awards, see Note 10 to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K for that period.

(10)
Amounts reflect the aggregate grant date fair value of the stock option awards made in the applicable fiscal year. The grant date fair values are, in each instance, calculated in accordance with ASC 718 and do not take into account estimated forfeitures relating to service based vesting requirements. For information regarding the assumptions underlying the ASC 718 valuation of these equity awards, see Note 10 to our audited consolidated financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K for that period.

(11)
Represents performance-based cash bonuses paid pursuant to the FTD Companies, Inc. 2017 Management Bonus Plan, 2016 Management Bonus Plan or 2015 Management Bonus Plan, as applicable.

(12)
Includes a matching contribution we made to the 401(k) plan on behalf of each participating named executive officer other than Ms. Quinn. In 2017, 2016 and 2015, matching contributions for participating named executive officers were limited to the lesser of (1) 50% of the participating officer's contribution, and (2) 50% of the first 6% of the participating officer's eligible compensation, as determined under such plan. In 2017 and 2016, we made pension contributions on behalf of Ms. Quinn to our U.K. pension program.

See Note 14 below for the dollar amounts of the matching 401(k) plan and pension contributions included in the "All Other Compensation" column of the Summary Compensation Table.

(13)
The RSUs held by our named executive officers generally contain dividend equivalent rights. Pursuant to those rights, such named executive officer will receive, as dividends or other distributions are declared and paid on our outstanding shares of common stock, an additional payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that dividend or distribution was made to our stockholders. The payment will be made in the same form and at the same time as the actual dividend or distribution is made to stockholders.

(14)
The table below sets forth the various items included in the "All Other Compensation" column for our current named executive officers for each of the preceding three fiscal years in which they were named executive officers:

Name	Year	401(k) Matching Contribution	Relocation Benefits	Health Benefits	Total
John C. Walden	2017	$2,146	$—	$16,369	$18,515
Christopher W. Shean	2017	$1,159	$—	$3	$1,162
Stephen K. Tucker	2017	$6,542	$85,000	$16,346	$107,888
Simha Kumar	2017	$6,000	$—	$6	$6,006
Scott D. Levin	2017	$8,100	$—	$21,810	$29,910
	2016	$7,950	$—	$15,394	$23,344
	2015	$7,950	$—	$16,435	$24,385
Jeffrey D. T. Severts	2017	$808	$—	$756	$1,564

        The table below sets forth the various items included in the "All Other Compensation" column for the 2017 and 2016 fiscal years for Ms. Quinn:

Name	Year	Relocation Benefits	Vehicle Allowance	Pension Contribution	Health Benefits	Cash Severance	Total
Helen Quinn	2017	$50,000	$3,500	$10,413	$11,330	$503,250	$578,493
	2016	$72,881	$8,319	$14,506	$3,706	$—	$99,412

Outstanding Equity Awards at Fiscal Year End

        The following table provides certain summary information concerning outstanding FTD equity awards held by the named executive officers as of December 31, 2017.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares of Units of Stock That Have Not Vested(1)		Market Value of Shares or Units That Have Not Vested(2)
John C. Walden	3/17/2017	—	1,000,000	(3)	$20.11	3/17/2024	3/17/2017	140,000	(4)	$1,006,600
Christopher W. Shean	—	—	—		—	—	6/7/2017	7,119	(5)	$51,186
Stephen K. Tucker	—	—	—		—	—	—	—		—
Brian S. Cooper	—	—	—		—	—	—	—		—
Simha Kumar	8/11/2017	—	200,000	(6)	$13.85	8/11/2024	8/11/2017	25,000	(7)	$179,750
Scott D. Levin	3/11/2014	5,250	1,750	(8)	$31.40	3/10/2024	3/11/2014	875	(10)	$6,291
	8/10/2015	75,000	75,000	(9)	$29.97	1/1/2021	3/9/2015	5,000	(11)	$35,950
	11/10/2016	25,000	50,000	(9)	$20.90	1/1/2021	3/7/2016	7,500	(12)	$53,925
							1/3/2017	12,000	(13)	$86,280
Jeffrey D. T. Severts	8/11/2017	—	200,000	(14)	$13.85	8/11/2024	8/11/2017	25,000	(15)	$179,750
Helen Quinn	—	—	—		—	—	—	—		—

(1)
Each such unvested stock option or unvested RSU award will vest, in whole or in part, on an accelerated basis upon the occurrence of certain events, as described elsewhere in this proxy statement.

(2)
The valuations are based on the $7.19 closing price per share of FTD common stock on December 29, 2017.

(3)
Subject to the named executive officer's continued employment through each vesting date, the unexercisable stock options vest in a series of four successive equal annual installments beginning March 1, 2018.

(4)
Subject to the named executive officer's continued employment through each vesting date, the RSUs will vest in a series of four successive equal annual installments beginning March 1, 2018

(5)
The remaining RSUs will vest on June 1, 2018.

(6)
Subject to the named executive officer's continued employment through each vesting date, the unexercisable stock options vest in a series of four successive equal annual installments beginning August 1, 2018.

(7)
Subject to the named executive officer's continued employment through each vesting date, the RSUs vest in a series of four successive equal annual installments beginning August 1, 2018.

(8)
The remaining unexercisable stock options vested on February 15, 2018.

(9)
Subject to the named executive officer's continued employment through each vesting date, the remaining unexercisable stock options vest in a series of two successive equal annual installments beginning January 1, 2018.

(10)
The remaining RSUs vested on February 15, 2018.

(11)
Subject to the named executive officer's continued employment through each vesting date, the remaining RSUs will vest in a series of two successive equal annual installments beginning February 15, 2018.

(12)
Subject to the named executive officer's continued employment through each vesting date, the remaining RSUs will vest in a series of three successive equal annual installments beginning February 15, 2018.

(13)
Subject to the named executive officer's continued employment through each vesting date, the remaining RSUs will vest in a series of four successive equal annual installments beginning January 3, 2018.

(14)
Subject to the named executive officer's continued employment through each vesting date, the unexercisable stock options vest in a series of four successive equal annual installments beginning July 10, 2018.

(15)
Subject to the named executive officer's continued employment through each vesting date, the RSUs vest in a series of four successive equal annual installments beginning July 10, 2018.

Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options(2)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
	Grant Date
Name		Threshold	Target	Maximum
John C. Walden	—	$204,818	$1,228,846	$1,228,846	—	—	—	—
	3/17/2107	—	—	—	140,000	1,000,000	$20.11	$9,269,777
Christopher W. Shean	6/7/2017	—	—	—	7,119	—	$17.70	$126,006
Stephen K. Tucker	—	$173,604	$347,208	$416,650	—	—	—	—
Brian S. Cooper	—	—	—	—	—	—	—	—
Simha Kumar	—	$100,000	$200,000	$240,000	—	—	—	—
	8/11/2017	—	—	—	25,000	200,000	$13.85	$1,226,738
Scott D. Levin	—	$79,100	$395,499	$474,599	—	—	—	—
	1/3/2017	—	—	—	12,000	—	$24.62	$295,440
Jeffrey D. T. Severts	—	$96,923	$193,846	$232,615	—	—	—	—
	8/11/2017	—	—	—	25,000	200,000	$13.85	$1,226,738
Helen Quinn	—	$34,531	$172,656	$207,188	—	—	—	—
	1/3/2017	—	—	—	10,000	—	$24.62	$246,200

(1)
The amounts shown for restricted stock represent the number of shares of restricted stock awarded in 2017 and the grant date fair values were determined in accordance with FASB ASC Topic 718. The shares of restricted stock vest ratably over a period of four years.

(2)
The amounts shown for stock options represent the number of nonqualified stock options granted in 2017. The option exercise prices and the grant date fair values were determined in accordance with FASB ASC Topic 718. The stock options vest in four successive equal annual installments, subject to the named executive officer's continued employment with us through each vesting date ratably over a period of four years.

Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
John C. Walden	—	$—
Christopher W. Shean	18,646	$185,477
Stephen K. Tucker	—	$—
Brian S. Cooper	—	$—
Simha Kumar	—	$—
Scott D. Levin	8,805	$166,179
Jeffrey D. T. Severts	—	$—
Helen Quinn	4,501	$107,562

(1)
Includes the following number of shares retained by FTD for the payment of applicable taxes: Mr. Levin, 2,939; and Ms. Quinn, 1,627.

(2)
The aggregate dollar value realized on vesting of the stock awards was calculated by multiplying the closing price of Common Stock on the vesting date by the number of vested shares.

Employment Agreements and Potential Payments Upon Termination or Change in Control

  Employment Agreements

        John C. Walden.    Mr. Walden is party to an employment agreement with the Company, dated February 1, 2017 and amended April 23, 2018. Pursuant to the employment agreement, Mr. Walden is eligible to receive a base salary of $1,000,000 per year and a target annual bonus of 150% of base salary, subject to certain performance criteria to be established by the Board of Directors. The employment agreement provides for an initial three-year term, which will be automatically renewed for additional successive one-year terms, subject to either party's right to terminate upon 180 days' notice of non-renewal. A notice of non-renewal from the Company will be construed as a termination without cause and would trigger a severance payment and extended health care coverage, as discussed below. Pursuant to the employment agreement, if Mr. Walden's employment is terminated without cause, or he resigns for good reason, other than in connection with a change in control of the Company, then he will receive (except as described below) an additional 18 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award. The employment agreement also provides that if Mr. Walden's employment is terminated without cause, or he resigns for good reason, in connection with a change in control or the execution of a definitive agreement for a change in control, then his outstanding equity awards will vest in full or, in certain circumstances, be deemed to vest in full with a corresponding payment of cash or stock by the Company. If Mr. Walden's employment is terminated without cause, or he resigns for good reason (whether or not in connection with a change in control), then he will be entitled to a severance payment equal to the sum of (i) two times his then-current annual base salary and (ii) two times his target bonus for the year of termination. Mr. Walden will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination, as well as eligibility to receive, for a period of 12 months following the date of termination, reimbursement for COBRA health care continuation coverage expenses. If Mr. Walden's employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award. The employment agreement also required Mr. Walden to enter into customary confidentiality and non-competition agreements. Pursuant to the April 2018 amendment to Mr. Walden's employment agreement, if Mr. Walden is employed by the company on each of January 22, 2019 and January 22, 2020, the Company will take action to grant him certain service-based RSU grants (such grants, the "2019-2020 Service-Based RSU Grants"), service-based stock option and tandem rights grants (the "2019-2020 Option Grants"), and performance-based RSU grants (the "2019-2020 PSU Grants"). The number of units granted for each set of 2019-2020 Service-Based RSU Grants and 2019-2020 PSU Grants will be determined by dividing $1.25 million by the greater of $6.65 and the average closing price of the Company's common stock for the ten trading days immediately prior to the respective grant date. Each set of 2019-2020 Option Grants will be granted with respect to 100,000 shares of common stock. If Mr. Walden's employment is terminated without cause, or he resigns for good reason (a) the 2019-2020 Service-Based RSU Grants that have been awarded as of such date shall vest in full and (b) Mr. Walden shall be entitled to a payment of $1,250,000 for each of the unawarded 2019-2020 Service-Based RSU Grants. Under the amendment, the foregoing acceleration provisions also apply to the RSU grant Mr. Walden received in January 2018.

        Christopher W. Shean.    In connection with his appointment as Interim President and Chief Executive Officer, Mr. Shean received an RSU award covering a number of whole shares equal to $300,000 divided by the closing price of FTD's common stock on November 14, 2016, which will vest in full on the first anniversary of the grant date. While he served as Interim President and Chief Executive Officer, Mr. Shean received a salary of $50,000 per month and was reimbursed for temporary housing expenses in the Chicago area.

        Stephen K. Tucker.    Prior to his departure from the Company on September 15, 2017, Mr. Tucker was party to an employment agreement with FTD. The agreement provided for a base salary of $450,000 per year and an annual bonus of 100% of base salary, subject to certain corporate and individual performance criteria. The employment agreement provided for an initial three-year term, with automatic renewal for additional successive one-year terms, subject to either party's right to terminate upon 180 days' notice of non-renewal. A notice of non-renewal from the Company would have been construed as a termination without cause and would have triggered a severance payment and extended health care coverage, as discussed below. Pursuant to the employment agreement, if Mr. Tucker's employment had been terminated without cause, or had he resigned for good reason, other than in connection with a change in control of the Company, then he would have received an additional 12 months of vesting credit under his outstanding equity awards. The employment agreement also provided that if Mr. Tucker's employment had been terminated without cause, or had he resigned for good reason in connection with a change in control, then his outstanding equity awards would have vested in full. If Mr. Tucker's employment had been terminated without cause, or had he resigned for good reason (whether or not in connection with a change in control), then he would have been entitled to a severance payment equal to the sum of two times his then-current annual base salary. Mr. Tucker would also have been entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment, as well as eligibility to receive, for a period of 12 months following the date of termination, reimbursement for COBRA health care continuation coverage expenses. If Mr. Tucker's employment had been terminated due to his death or disability, then he would have been entitled to receive an additional 12 months of vesting credit under his outstanding equity awards.

        Brian S. Cooper.    Mr. Cooper served as Interim Chief Financial Officer pursuant to a supplemental staffing services agreement between the Company and Tatum. Mr. Cooper remained an employee of Tatum during the time he served as Interim Chief Financial Officer. The Company paid Tatum a weekly fee of $13,500 plus actual out-of-town expenses. Mr. Cooper did not participate in any Company employee benefit plans or receive any salary, bonus, equity awards or other compensation or benefits directly from the Company in connection with his service as Interim Chief Financial Officer.

        Simha Kumar.    Mr. Kumar is party to an employment agreement with FTD, dated as of August 1, 2017 and amended April 23, 2018. Under his employment agreement, Mr. Kumar is eligible to receive a base salary of $500,000 per year and a target annual bonus of 100% of base salary, subject to certain performance criteria to be established by the Board of Directors. If Mr. Kumar's employment is terminated without cause, or he resigns for good reason, other than in connection with a change in control of the Company, then he will receive an additional 12 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award, provided, however, that in the event of conflict between the vesting acceleration provisions of his employment agreement and the vesting acceleration provisions of any performance-based stock unit award, the terms of the performance-based stock unit award will prevail. The employment agreement also provides that if Mr. Kumar's employment is terminated without cause, or he resigns for good reason, in connection with a change in control or the execution of a definitive agreement for a change in control, then his outstanding equity awards will vest in full. If Mr. Kumar's employment is terminated without cause, or he resigns for good reason (whether or not in connection with a change in control), then he will be entitled to a separation payment equal to the sum of (i) his then-current annual base salary and (ii) his target bonus for the year of termination. Mr. Kumar will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination, as well as be eligible to receive, for a period of 12 months following the date of termination, reimbursement for COBRA health care continuation coverage expenses. If Mr. Kumar's employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award. The employment agreement also required Mr. Kumar to enter into customary confidentiality and non-competition agreements.

        Scott D. Levin.    Mr. Levin is party to an employment agreement with FTD, with automatically renewing one-year terms following the end of the initial term expiring on December 31, 2019, subject to FTD's right to terminate upon 180 days notice of non-renewal. As amended, the employment agreement provides that a notice of non-renewal will be construed as a termination "without cause" and will trigger the severance provisions described below. The employment agreement provides for a minimum base salary of $356,000 and a bonus tied to his annual base salary. In addition, Mr. Levin's termination without cause, or his resignation with good reason, would trigger the full vesting on an accelerated basis of all non-vested shares of the Company's common stock at the time subject to equity awards held by Mr. Levin, and he would have 12 months to exercise vested stock options upon such a termination, provided, however, that in the event of any conflict between the vesting acceleration provisions of his employment agreement and the vesting acceleration provisions of any performance-based stock unit award, the terms of the performance-based stock unit award will prevail. If Mr. Levin's employment is terminated without cause, or he resigns for good reason, whether or not in connection with a change in control, then he will be entitled to a severance payment, payable in 12 equal monthly installments (or in a lump sum in the case of a change in control separation), in an aggregate amount equal to the sum of (i) two times his then-current annual rate of base salary and (ii) two times his target bonus for the year in which his employment is so terminated. He will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination and a prorated bonus for the year of termination based on the actual level of performance goal attainment or, in the case of an involuntary termination during the same year as the change in control event, based on his target bonus for such year. As consideration for such severance benefits, Mr. Levin agreed to a 12 month non-competition agreement and to provide us with a standard release of claims.

        Jeffrey D. T. Severts.    Mr. Severts is party to an employment agreement with FTD, dated as of July 10, 2017 and amended April 23, 2018. Under his employment agreement, Mr. Severts is eligible to receive a base salary of $420,000 per year and a target annual bonus of 100% of base salary, subject to certain performance criteria to be established by the Board of Directors. If Mr. Severts' employment is terminated without cause, or he resigns for good reason, other than in connection with a change in control of the Company, then he will receive an additional 12 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award, provided, however, that in the event of any conflict between the vesting acceleration provisions of his employment agreement and the vesting acceleration provisions of any performance-based stock unit award, the terms of the performance-based stock unit award will prevail. The employment agreement also provides that if Mr. Severts' employment is terminated without cause, or he resigns for good reason, in connection with a change in control or the execution of a definitive agreement for a change in control, then his outstanding equity awards will vest in full. If Mr. Severts' employment is terminated without cause, or he resigns for good reason (whether or not in connection with a change in control), then he will be entitled to a separation payment equal to the sum of (i) his then-current annual base salary and (ii) his target bonus for the year of termination. Mr. Severts will also be entitled to any earned but unpaid bonus for the fiscal year preceding his termination, as well as be eligible to receive, for a period of 12 months following the date of termination, reimbursement for COBRA health care continuation coverage expenses. If Mr. Severts' employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under his outstanding equity awards had each applicable award been structured to vest in equal monthly installments over the vesting schedule for that award. The employment agreement also required Mr. Severts to enter into customary confidentiality and non-competition agreements.

        Helen Quinn.    Prior to her departure from the Company on September 17, 2017, Ms. Quinn was party to an employment agreement with FTD. The agreement provided for a minimum base salary of

$305,000 and a bonus tied to her annual base salary. The agreement did not have a specified term. In the event of the termination of Ms. Quinn's employment without cause, she would have been entitled to severance payments equal to (i) 18 months of her base salary if the termination had occurred within 24 months of her start date or (ii) 12 months of her base salary if the termination event had occurred on or after 24 months after her start date, in each case payable over the applicable 18 or 12 month period. The agreement also provided for relocation and related transition expenses to assist with Ms. Quinn's move to the Chicago area, including a monthly stipend of $3,000 that ended at the end of 2016, and a one-time tax gross up reimbursement with respect to the taxable portion of her relocation expense reimbursement, based on applicable withholding rates.

  Equity Acceleration

        Prior to June 2015, we made equity awards to our named executive officers under the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan (the "Prior Incentive Plan"). In June 2015, stockholders approved an amendment and restatement of the Prior Incentive Plan (as so amended, the "2015 Plan"). Under the 2015 Plan, the provisions with respect to the acceleration of awards in the event of a change in control of us were simplified to provide for "double trigger" equity acceleration so that, in general, an award under the 2015 Plan could provide for accelerated vesting in the event of a change in control only where either (1) within a specified period following the change in control the holder of the award is involuntarily terminated for reasons other than for "cause" (as defined in the 2015 Plan or the applicable award agreement) or terminates his or her employment for "good reason" (as defined in the applicable award agreement), or (2) the award is not assumed, continued or converted into replacement awards in a manner described in the award agreement, in each case as further described in the 2015 Plan. Under the Prior Incentive Plan, all outstanding options and RSUs will immediately vest upon a change in control, to the extent they are not assumed or otherwise continued in effect by the successor entity or replaced with an incentive compensation program that preserves the intrinsic value of the award at that time and provides for the subsequent vesting and concurrent payout of that value in accordance with the pre-existing vesting schedules for those awards. In June 2017, the stockholders approved the FTD Companies, Inc. Third Amended and Restated Incentive Compensation Plan (the "Plan"). The Plan was revised to provide the plan administrator with flexibility to take certain actions with respect to outstanding awards in the event of a change of control. The Plan generally provides that, in the event of a change in control, unless otherwise provided in an award agreement or as provided by the plan administrator at the time of grant, the plan administrator generally may continue or accelerate the vesting and/or exercisability of awards, waive or modify performance or other conditions related to the payment or other rights under awards, cancel and cash out awards, or make such other modifications or adjustments as the plan administrator deems appropriate to maintain and protect the rights and interests of holders of such awards upon or following the change in control. The plan administrator need not take the same action or actions with respect to all awards, or portions thereof, with respect to all holders of awards. Further, the plan administrator may take different actions with respect to the vested and unvested portions of awards.

  Estimated Payments

        The tables below reflect the amount of compensation which is vested and also which would be paid to each of our named executive officers assuming the various termination events occurred on December 31, 2017. The amounts included in the tables are estimates of the present value of the amounts that would be payable to the executive officer upon various types of termination of employment. The actual amounts to be paid upon a termination cannot be determined until the event occurs. The acceleration of all equity awards is calculated based on the closing price of our common stock on December 29, 2017, which was $7.19 per share.

	Termination Without Cause or Upon Resignation for Good Reason in the Absence of a Change in Control
Name	Cash Payments	Value of Benefits(1)	Accelerated Equity Awards	Total
John C. Walden	$5,137,626	$22,399	$575,300	$5,735,325
Christopher W. Shean	—	—	—	—
Stephen K. Tucker	$1,237,500	$22,399	$37,448	$1,297,347
Brian S. Cooper	—	—	—	—
Simha Kumar	$1,100,000	$22,399	$61,789	$1,184,189
Scott D. Levin	$1,805,351	—	$182,446	$1,987,797
Jeffrey D. T. Severts	$936,923	$1,955	$61,789	$1,000,667
Helen Quinn	$503,250	—	—	$503,250

(1)
Represents payment of medical, dental and vision insurance premiums for the named executive officer and his or her dependents for a period of 12 months.

	Termination Without Cause or Upon Resignation for Good Reason in Connection With a Change in Control
Name	Cash Payments	Value of Benefits(1)	Accelerated Equity Awards	Total
John C. Walden	$5,137,626	$22,399	$1,006,600	$6,116,625
Christopher W. Shean	—	—	—	—
Stephen K. Tucker	$1,237,500	$22,399	$107,850	$1,367,749
Brian S. Cooper	—	—	—	—
Simha Kumar	$1,100,000	$22,399	$179,750	$1,302,149
Scott D. Levin	$2,027,300	—	$182,446	$2,209,746
Jeffrey D. T. Severts	$936,923	$1,955	$179,750	$1,118,628
Helen Quinn	$503,250	—	—	$503,250

(1)
Represents payment of medical, dental and vision insurance premiums for the named executive officer and his or her dependents for a period of 12 months.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Executive officers, directors and greater than 10% beneficial owners are required to furnish us with copies of all of the forms that they file.

        Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2017, our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16(a) of the Exchange Act filed on a timely basis all reports required of them under Section 16(a) so that there were no late filings of any Form 3 or Form 5 reports or late Form 4 filings with respect to transactions relating to our common stock.

Executive Pay Ratio

        The pay ratio information is provided pursuant to Item 402(u) of Regulation S-K. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. The pay ratio was not used to make management decisions and the Board does not use this pay ratio to make executive compensation decisions.

        To determine the median employee, we evaluated the year to date base salary, overtime and bonus compensation (other than bonuses under our Management Incentive Plan, which were not widely distributed) earned by our full-time, part-time and temporary employees (other than our Chief Executive Officer) that were employed by us on October 1, 2017. We adjusted the compensation of permanent employees who were not employed for the full nine month period to reflect the estimated compensation they would have earned had those permanent employees been employed for the full nine month period, as permitted by the applicable SEC rules. In calculating the compensation used to identify the median employee, the Company used Indian Rupee to U.S. Dollar and Pound Sterling to U.S. Dollar exchange rates as of September 30, 2017; the Company did not make any cost-of-living adjustments for the employees included in the compensation evaluation.

        Mr. Walden had 2017 annual total compensation of $11,110,720. This amount equals his compensation as reported in the Summary Compensation Table above, plus an additional amount that reflects the annualization of his base salary, non-equity incentive plan compensation and health benefits, consistent with applicable SEC requirements. Our median employee's annual total compensation for 2017 was $62,361. As a result, we estimate that Mr. Walden's 2017 annual total compensation was approximately 178 times that of our median employee.

 RELATED-PARTY TRANSACTIONS

Related-Party Transactions Policies and Procedures

        Pursuant to our Code of Ethics, without full disclosure and prior written approval, our executive officers and directors are not permitted to make any investment, accept any position or benefits, participate in any transaction or business arrangement or otherwise act in a manner that creates or appears to create a conflict of interest. Our executive officers and directors are required to make such disclosure to, and receive the prior written approval of, our General Counsel and the Chair of the Audit Committee, or such other individual or committee of the Board of Directors as may be designated by the Board of Directors with respect to any related-party transactions. A current copy of the Code of Ethics is available on our corporate website (www.ftdcompanies.com) under "Investor Relations." In addition, each year, our directors and executive officers are required to complete Director and Officer Questionnaires that, among other things, identify any potential related-party transactions. Our Board of Directors determines, on an annual basis, which members of our Board meet the definition of an independent director as defined in the NASDAQ Marketplace Rules.

        Pursuant to our Audit Committee's written charter, our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving any potential related-party transactions which could be required to be disclosed under Item 404 of Regulation S-K, unless such transactions have been approved by a comparable committee of the Board of Directors or the Board of Directors as a whole. A copy of the Audit Committee's written charter is available on our corporate website (www.ftdcompanies.com) under "Investor Relations." Under Item 404 of Regulation S-K, a related-party transaction is defined as any transaction or proposed transaction in which the company was or is to be a participant, the amount involved exceeds $120,000, and in which any of the following had or will have a direct or indirect material interest: the company's directors, director nominees, executive officers, greater than five percent beneficial owners or any immediate family member of any of the foregoing. In the course of the Audit Committee's review to approve or disapprove related-party transactions, the Audit Committee considers all of the relevant facts available, including (if applicable) but not limited to: the related party's relationship to us; the nature of the party's interest in the transaction; the benefits to us; the availability of other sources of comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee will approve only those related-party transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders.

        The Audit Committee has established written procedures to address situations when approvals need to be sought between meetings. Whenever possible, proposed related-party transactions will be included as an agenda item at the next scheduled Audit Committee meeting for review and approval. However, if it would be impractical or undesirable to wait until the next scheduled Audit Committee meeting, approval will be sought from the Chair of the Audit Committee between meetings, provided the Chair or his/her immediate family member is not the related party. If a related-party transaction is approved in this manner, the action will be reported at the next Audit Committee meeting.

Agreements and Transactions with Liberty

  Investor Rights Agreement

        As a part of the Acquisition, we entered into an Investor Rights Agreement with Liberty. Under the terms of the Investor Rights Agreement, Liberty and its controlled affiliates are currently restricted from acquiring additional shares of our common stock if, following such acquisition, Liberty would own in excess of 40% of the total number of outstanding shares of our common stock, subject to certain exceptions. Notwithstanding these restrictions, Liberty would be permitted, subject to certain conditions, to make a non-negotiated permitted tender offer (the "Permitted Offer") to acquire additional shares of our common stock if, (a) Liberty has negotiated in good faith with our Board of Directors for a period of at least thirty days and is unable to reach an agreement on a transaction or (b) at any time, a third party makes an unsolicited tender offer for shares of our common stock and we fail to take customary defensive actions, provided, (i) in either case, that the Permitted Offer must be an offer for all outstanding shares of our common stock and (ii) the Permitted Offer cannot close until a majority of the outstanding shares of our common stock not owned by Liberty have been tendered (the "Minimum Condition"), provided that the requirement in this clause (ii) does not apply in the event a third party makes an unsolicited tender offer for shares of our common stock.

        Liberty may sell shares of our common stock, subject to our right of first refusal with respect to certain market sales, provided that in no event may Liberty sell our common stock to any person if such person would beneficially own in excess of 15% of the total outstanding shares of our common stock, subject to certain exceptions. Effective December 31, 2017, Liberty is permitted to transfer its shares of our common stock in a block sale to a single party, subject to certain limitations with respect to the transferee and our right of first offer. The Investor Rights Agreement also includes limitations on pledging, stock lending transactions and hedging by Liberty of shares of our common stock.

        Pursuant to the terms of the Investor Rights Agreement, Liberty is entitled to customary demand and piggyback registration rights and, subject to certain limitations, a participation right pursuant to which Liberty may maintain its ownership percentage of our common stock.

        The Investor Rights Agreement provides that, for so long as Liberty owns at least 15% of the outstanding shares of our common stock, we are required to provide advance notice to Liberty before entering into an agreement regarding a merger, consolidation, change of control or other business combination transaction. In addition, if we enter into an agreement with a third party that would result in a change of control of us, we may issue to such third party, outside of Liberty's participation right described above, a number of shares of our common stock equal to 19.9% of the total number of shares then outstanding. However, such issuance will not dilute Liberty's right to representation on our Board of Directors and will be excluded from the calculation of the Minimum Condition in a Permitted Offer.

        Liberty was entitled to select four new directors for appointment to our Board of Directors as of the closing of the Acquisition. Effective December 31, 2014, Candace H. Duncan, Sue Ann R. Hamilton, Robin S. Hickenlooper and Christopher W. Shean were appointed to our Board of Directors. Pursuant to the Investor Rights Agreement, (a) Liberty is entitled to proportional representation on our Board of Directors based upon its ownership percentage, rounded up to the next whole number of directors, (b) we are required to use our reasonable best efforts to cause the election of each Liberty nominee at subsequent meetings of our stockholders, (c) at least half of Liberty's nominees must be independent under applicable stock exchange listing standards, subject to Liberty's rights to have at least two Liberty officers serving as directors, and (d) we must appoint one of Liberty's nominees to each committee of our Board of Directors, subject to applicable stock exchange listing standards and provided that no such director may serve as chairman of the Board of Directors or chairman of a committee. In addition, for a period of five years (or six years, in the event our Board of Directors ceases to be classified or we implement majority voting for directors), and so long as (x) a Liberty-nominated director remains on the Board and (y) Liberty owns less than 50% of the outstanding shares of our common stock, Liberty will be required to vote its shares of our common stock in favor of our director nomination slate at each meeting of our stockholders at which directors are to be elected. So long as Liberty owns at least 5% of the outstanding shares of our common stock, Liberty has agreed to attend, in person or by proxy, all meetings of our stockholders so that such shares may be counted for purposes of determining a quorum at such meetings.

        The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 31, 2014.

The I.S. Group Limited

        Interflora holds an equity investment of 20.4% in The I.S. Group Limited ("I.S. Group"). The investment was $1.7 million and $1.4 million at December 31, 2017 and 2016, respectively, and is included in other assets in the consolidated balance sheets. I.S. Group supplies floral-related products to Interflora's floral network members in both the U.K. and the Republic of Ireland as well as to other customers. Interflora derives revenues from I.S. Group from (i) the sale of products (sourced from third-party suppliers) to I.S. Group for which revenue is recognized on a gross basis, (ii) commissions on products sold by I.S. Group (sourced from third-party suppliers) to floral network members, and (iii) commissions for acting as a collection agent on behalf of I.S. Group. Revenues related to products sold to and commissions earned from I.S. Group were $2.2 million, $2.4 million, and $2.8 million in the years ended December 31, 2017, 2016, and 2015, respectively. In addition, Interflora purchases products from I.S. Group for sale to consumers. The cost of revenues related to products purchased from I.S. Group was $0.3 million, $0.4 million, and $0.4 million in the years ended December 31, 2017, 2016, and 2015, respectively. Amounts due from I.S. Group were $0.3 million at December 31, 2017 and 2016, and amounts payable to I.S. Group were $1.0 million and $1.2 million at December 31, 2017 and 2016, respectively.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to our audited consolidated financial statements for the year ended December 31, 2017, included in our Annual Report on Form 10-K for that period.

        Composition and Charter.    The Audit Committee of our Board of Directors currently consists of four independent directors, as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules: Mr. Harch, who serves as Chairman of the Audit Committee, Messrs. Armstrong and Berglass and Ms. Duncan. The Audit Committee operates under a written charter adopted by our Board of Directors and is available on our corporate website (www.ftdcompanies.com) under "Investor Relations." The Board of Directors and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis.

        Responsibilities.    The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders and others; reviewing our systems of internal control over financial reporting, disclosure controls and procedures and our financial reporting process that management has established and the Board oversees; and endeavoring to maintain free and open lines of communication among the Audit Committee, our independent registered public accounting firm, internal auditors and management. The Audit Committee is also responsible for the review of all critical accounting policies and practices to be used by us; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board; and establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also has the authority to secure independent expert advice to the extent the Audit Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the Audit Committee in fulfilling its duties and responsibilities.

        It is not the duty of the Audit Committee to plan or conduct audits or to prepare our consolidated financial statements. Management is responsible for preparing our consolidated financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing its opinion as to their presenting fairly, in accordance with GAAP, our financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and our independent registered public accounting firm prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, our independent registered public accounting firm; and the evaluation of the independence of our independent registered public accounting firm.

        In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them by, and on the representations made by, our management and our independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee's authority and oversight responsibilities do not independently assure that the audits of our consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States of America, or that our consolidated financial statements are presented in accordance with GAAP.

        Review with Management and Independent Registered Public Accounting Firm.    The Audit Committee has reviewed and discussed the quality, not just the acceptability, of our accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements with our management and our independent registered public accounting firm, Deloitte & Touche LLP. In addition, the Audit Committee has consulted with management and Deloitte prior to the presentation of our consolidated financial statements to stockholders. The Audit Committee has discussed with Deloitte the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from us, including whether its provision of non-audit services has compromised such independence. The Audit Committee also reviewed and discussed, together with management and the independent auditor, the Company's audited consolidated financial statements for the year ended December 31, 2017, and the results of management's assessment of the effectiveness of the Company's internal control over financial reporting and the independent auditor's audit of internal control over financial reporting.

        Conclusion and Appointment of Independent Registered Public Accounting Firm.    Based on the reviews and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. In addition, in April 2018, the Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

        Submitted by the Audit Committee of the Board of Directors:

Joseph W. Harch (Chairman)
James T. Armstrong
Robert Berglass
Candace H. Duncan

        Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee report, and reference to the independence of the Audit Committee members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

 ANNUAL REPORT; AVAILABLE INFORMATION

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018, is available over the Internet as set forth in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials, including our Annual Report on Form 10-K, via email until you elect otherwise. If you elect to receive paper copies of our proxy materials, you will continue to receive these materials, including our Annual Report on Form 10-K, in paper format until you elect otherwise. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

        Stockholders may request a paper or email copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, free of charge, by following the instructions in the Notice. All reports and documents we file with the SEC are also available, free of charge, on our corporate website (www.ftdcompanies.com) under "Investor Relations."

BY ORDER OF THE BOARD OF DIRECTORS OF FTD COMPANIES, INC.

Scott D. Levin Executive Vice President, General Counsel and Secretary

Downers Grove, Illinois
April 26, 2018

Exhibit A

FIRST AMENDMENT
TO THE
FTD COMPANIES, INC.
THIRD AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

        This First Amendment (this "Amendment") to the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan (the "Plan") is made as of April 23, 2018 by the Board of Directors (the "Board") of FTD Companies, Inc., a Delaware corporation (the "Corporation"). This Amendment will be effective for all awards granted under the Plan only after the effective date of this Amendment as described herein.

        WHEREAS, on April 19, 2017, the Board approved and adopted, subject to the approval of the Corporation's shareholders at the Corporation's 2017 annual meeting of shareholders, the Plan;

        WHEREAS, on June 6, 2017, the Corporation's shareholders approved the Plan;

        WHEREAS, no grant will be made under the Plan after June 5, 2027, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan;

        WHEREAS, it is the desire of the Corporation to amend the Plan, effective as of the date on which the Corporation's shareholders approve this Amendment, generally to (1) increase the number of shares of Common Stock available for awards under the Plan, (2) revise certain share counting provisions, and (3) make other changes, including clarifying and conforming changes, as described in this Amendment; and

        WHEREAS, the Board may amend the Plan, subject to approval by the Corporation's shareholders, under Section V of Article Five of the Plan to make the changes described above.

        NOW, THEREFORE, effective as of the date on which this Amendment is approved by the Corporation's shareholders, the Board hereby amends the Plan as follows:

        1.    Amendment and Restatement of Section V.A. of Article One of the Plan.    Section V.A. of Article One of the Plan is hereby amended and restated in its entirety as follows:

    "A.    Authorized Number of Shares.    The FTD Companies, Inc. 2013 Incentive Compensation Plan has been amended or amended and restated a number of times since 2013, including to provide additional shares for awards. Subject to applicable share counting rules and adjustment provisions of the Plan, as of December 31, 2017, the number of shares of Common Stock available under the Plan for new awards of (i) stock options or stock appreciation rights, (ii) restricted stock, (iii) restricted stock units, (iv) performance shares or performance units, (v) Common Stock or (vi) dividend equivalents, was 3,308,808 shares of Common Stock. The First Amendment to the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan, intended to be approved by the Corporation's stockholders in 2018, provides an additional 3,600,000 shares of Common Stock for use under the Plan (such additional shares also subject to the share counting rules and adjustment provisions of the Plan). To clarify, this total share amount is subject to increase for any shares of Common Stock subject to awards granted at any time under the FTD Companies, Inc. 2013 Incentive Compensation Plan (or subsequent versions of such plan document, including amendments and amendment and restatements thereof) that again become available after December 31, 2017 as a result of the forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of such awards or in satisfaction of tax withholding obligations as provided in Section V.B. of this Article One. Shares of Common Stock issued or transferred under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    The shares of Common Stock available under this Section V.A. of this Article One will be reduced by one share of Common Stock for every one share of Common Stock subject to an Award granted on or after the Plan Restatement Date. Any shares of Common Stock that again become available under the Plan will, except as otherwise provided in this Plan, be added back in the same manner such shares were originally counted against the applicable share limit under the FTD Companies, Inc. 2013 Incentive Compensation Plan (or subsequent versions of such plan document, including amendments and amendment and restatements thereof)."

        2.    Amendment and Restatement of Section V.B. of Article One of the Plan.    Section V.B. of Article One of the Plan is hereby amended and restated in its entirety as follows:

    "B.    Share Counting.    If, after December 31, 2017, any shares of Common Stock subject to an award granted under the FTD Companies, Inc. 2013 Incentive Compensation Plan (or subsequent versions of such plan document, including amendments and amendments and restatements thereof) are forfeited, or such an award is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan as described in Section V.A. of this Article One. As of the Plan Restatement Date, in the event that the exercise price of an Option or the withholding tax liabilities arising from an Award are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Corporation, the shares of Common Stock so tendered or withheld shall again be available for Awards under the Plan as provided for under Section V.A. of this Article One; provided, however, that no such shares of Common Stock shall again become available under the Plan in this manner after the tenth anniversary of the Plan Restatement Date."

        3.    Amendment and Restatement of Section V.C. of Article One of the Plan.    Section V.C. of Article One of the Plan is hereby amended and restated in its entirety as follows:

    "C.    Incentive Stock Option Limit.    The maximum number of shares of Common Stock which may be issued pursuant to Incentive Options granted under the Plan shall not exceed 6,908,808 shares in the aggregate, subject to adjustment from time to time under Section V.E. of this Article One."

        4.    Amendment and Restatement of Second Bullet Point Under Section V.D. of Article One of the Plan.    The second bullet point under Section V.D. of Article One of the Plan is hereby amended and restated in its entirety as follows:

    "•    with respect to any individual who is a non-employee member of the Board, in no event will such person in any calendar year be granted compensation for such service having an aggregate maximum value (calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $750,000 (with any such compensation that is deferred counted for the year in which such compensation was earned rather than the year in which such deferred compensation is actually paid); and"

        5.    Amendment and Restatement of Last Sentence of Section I.B.4. of Article Three of the Plan.    The last sentence under Section I.B.4. of Article Three of the Plan is hereby amended and restated in its entirety as follows:

    "In no event, however, shall any dividends or dividend equivalents relating to Awards subject to Service or performance-vesting conditions vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend or dividend equivalents relate) vests and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those Service or performance conditions are not attained."

        6.    Amendment and Restatement of Last Sentence of Section I.C.3. of Article Four of the Plan.    The last sentence under Section I.C.E. of Article Four of the Plan is hereby amended and restated in its entirety as follows:

    "In no event, however, shall any DER Award made with respect to an Award subject to Service or performance-vesting conditions under the Stock Issuance Program or Incentive Bonus Program vest or become payable prior to the vesting of that Award (or the portion thereof to which the DER Award relates) and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those Service or performance conditions are not attained."

        7.    New Last Sentence of Definition of "Award Agreement" in Appendix to the Plan.    The following is established as a new last sentence of the definition of "Award Agreement" in the Appendix to the Plan:

    "Notwithstanding anything in the Plan or an Award Agreement to the contrary, nothing in the Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Corporation, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the 1934 Act."

        8.     Miscellaneous.

          (a)   Except as amended by this Amendment, the Plan shall remain in full force and effect.

          (b)   Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the Plan.

Exhibit B

FTD COMPANIES, INC.
THIRD AMENDED AND RESTATED
2013 INCENTIVE COMPENSATION PLAN

ARTICLE ONE
GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

        The Plan, which was amended and restated as of June 6, 2017, is intended to promote the interests of FTD Companies, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.    STRUCTURE OF THE PLAN

        A.    The Plan shall be divided into a series of separate incentive compensation programs:

    •
    the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

    •
    the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued or transferred shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period or the attainment of one or more pre-established performance goals, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary), and

    •
    the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of one or more pre-established performance goals or the appreciation in the Fair Market Value of the Common Stock.

        B.    The provisions of Articles One and Five shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION OF THE PLAN

        A.    The Compensation Committee (whether acting directly or through a subcommittee of two or more members thereof) shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders and Covered Employees. Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons (other than Covered Employees). To the extent the Board vests such authority to administer all, or a portion of, these programs in the Compensation Committee, the Compensation Committee may delegate to one or more officers or directors of the Corporation the authority to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Compensation Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any Covered Employee or any Section 16 Insider. All Awards to non-employee Board members shall be made by the Board on the basis of the recommendations of the Compensation Committee or by the Compensation Committee (or a subcommittee thereof) which shall at the time of any such Award be comprised solely of two or more independent Board members, as determined in accordance with the independence standards established by the Stock Exchange on which the Common Stock is at the time primarily traded.

        B.    Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such Secondary Board Committee.

        C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan and applicable law) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

        D.    Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

IV.    ELIGIBILITY

        A.    The persons eligible to participate in the Plan are as follows:

            (i)  Employees,

           (ii)  non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          (iii)  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary) (provided that such consultants or advisors satisfy the Form S-8 definition of an "employee").

        B.    The Plan Administrator shall have full authority, subject to the terms of this Plan, to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares or rights to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any) applicable to the Award, any waiver, continuation or acceleration of vesting terms, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance or transfer schedules applicable to the shares which are the subject of such Award, any waiver, continuation or acceleration of vesting terms, the cash consideration (if any) payable for those shares, the performance objectives (if any) for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, any waiver, continuation or acceleration of vesting terms, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

        C.    The Plan Administrator shall have the absolute discretion, subject to the terms of this Plan, to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances or transfers and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.

V.     STOCK SUBJECT TO THE PLAN; NUMBER OF SHARES; SHARE COUNTING

        A.    Authorized Number of Shares.    Subject to adjustment under Sections V.B. and V.E. of this Article One, on and after the Plan Effective Date, the number of shares of Common Stock available under the Plan for awards of (i) stock options or stock appreciation rights, (ii) restricted stock, (iii) restricted stock units, (iv performance shares or performance units, (v) Common Stock or (vi) dividend equivalents, will not exceed in the aggregate 7,800,000 shares of Common Stock (consisting of 1,601,518 shares originally available under the Plan, plus 3,598,482 shares approved in 2015, plus 2,600,000 shares anticipated to be approved in 2017), plus any shares of Common Stock granted at any time under the Plan (or predecessor versions of the Plan) that again become available under the Plan after December 31, 2016 as a result of the forfeiture, cancellation, expiration, or cash settlement of Awards or in satisfaction of tax withholding obligations as provided in Section V.B of this Article One. Shares of Common Stock issued or transferred under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        The aggregate number of shares of Common Stock available under this Section V.A of this Article One will then be reduced by (i) one share of Common Stock for every one share of Common Stock subject to a stock option or stock appreciation right granted on or after the Plan Effective Date, (ii) 2.3 shares of Common Stock for every one share of Common Stock subject to an Award (other than a stock option or stock appreciation right) granted on or after the Plan Effective Date but prior to the Plan Restatement Date, and (iii) one share of Common Stock for every one share of Common Stock subject to an Award (other than a stock option or stock appreciation right) granted on or after the Plan Restatement Date. Any shares of Common Stock that again become available under the Plan will, except as otherwise provided in this Plan, be added back in the same manner such shares were originally counted against the aggregate number of shares of Common Stock available under this Section V.A of this Article One.

        B.    Share Counting.    If any shares of Common Stock subject to an Award are forfeited, if an Award is cancelled or expires or is forfeited, or an Award is settled for cash or is unearned (in whole or in part), then in each such case the shares of Common Stock subject to such Award shall, to the extent of such forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning, again be available for Awards under the Plan as described in Section V.A of this Article One. As of the Plan Restatement Date, in the event that the exercise price of an Option or the withholding tax liabilities arising from an Award are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Corporation, the shares of Common Stock so tendered or withheld shall again be available for Awards under the Plan as provided for under Section V.A of this Article One; provided, however, that no such shares of Common Stock shall again be available under the Plan in this manner after the tenth anniversary of the Plan Restatement Date.

        C.    Incentive Stock Option Limit.    The maximum number of shares of Common Stock which may be issued pursuant to Incentive Options granted under the Plan shall not exceed 7,800,000 shares in the aggregate, subject to adjustment from time to time under Section V.E of this Article One.

        D.    Per Person Limits.    Each person participating in the Plan shall be subject to the following limitations (each of which limitations will be multiplied by two for participants in the Plan for the year in which their service to the Corporation commences and will be subject to adjustment from time to time under Section V.E of this Article One):

    •
    for Qualified Performance-Based Awards denominated in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), or options or stock appreciation rights, the maximum number of shares of Common Stock for which such Qualified Performance-Based Awards, options, and/or stock appreciation rights, in the aggregate, that may be granted to such person in any calendar year shall not exceed in the aggregate 1,500,000 shares of Common Stock under the Discretionary Grant Program and an additional 1,500,000 shares of Common Stock in the aggregate under each of the Stock Issuance and Incentive Bonus Programs;

    •
    with respect to any individual who is a non-employee member of the Board, the aggregate maximum value at the grant date for which Awards may be granted to such individual in any calendar year (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such non-employee member of the Board for such calendar year, shall not exceed $750,000; and

    •
    for Qualified Performance-Based Awards denominated in cash (whether payable in cash, Common Stock or a combination of both) and subject to one or more performance-vesting conditions, the maximum dollar amount for which such Qualified Performance-Based Awards may be granted in the aggregate to such person in any calendar year shall not exceed $5,000,000.

        E.    Adjustments.    In the event of any merger, reorganization, consolidation, stock split, reverse stock split, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting the Common Stock or the value thereof (including, without limitation, a Change in Control transaction), or any other corporate transaction or event having an effect similar to any of the foregoing, then equitable adjustments shall be made by the Plan Administrator to the Plan and to Awards in such manner as the Plan Administrator deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in (i) the maximum number and/or class of securities issuable under the Plan (but only if and to the extent that such adjustment would not cause such Incentive Option to fail to qualify as an Incentive Option), (ii) the share and cash limits specified under Section V.D of this Article One, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Discretionary Grant Program or under the Stock Issuance and Incentive Bonus Programs per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program (including, if the Plan Administrator deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company), (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (vii) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. Any such adjustments shall be final, binding and conclusive. In addition, for each stock option or stock appreciation right with purchase or exercise price greater than the consideration offered in connection with any such transaction or event or Change in Control transaction, the Plan Administrator may in its discretion elect to cancel such stock option or stock appreciation right without any payment to the person holding such stock option or stock appreciation right. Moreover, in the event of any such transaction or event, the Compensation Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A.

        F.    No Effect on Certain Rights of Corporation.    Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        G.    Stock-Based Awards in Substitution for Awards Granted by Another Company.    Notwithstanding anything in the Plan to the contrary:

            (i)  Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Corporation or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Code Section 409A. The awards so granted may reflect the original terms of the Awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Common Stock substituted for the securities covered by the original Awards and the number of shares subject to the original Awards, as well as any exercise or purchase prices applicable to the original Awards, adjusted to account for differences in stock prices in connection with the transaction.

           (ii)  In the event that a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Corporation or any Subsidiary prior to such acquisition or merger.

          (iii)  Any Common Stock issued or transferred by, or that is subject to any Awards that are granted by, or become obligations of, the Corporation under Section V.G of this Article One will not reduce the Common Stock available for issuance or transfer under the Plan or otherwise count against the limits contained in Section V of this Article One. In addition, no Common Stock issued or transferred by, or that is subject to any Awards that are granted by, or become obligations of, the Corporation under Section V.G of this Article One will be added to the aggregate plan limit contained in Section V.A of this Article One.

 ARTICLE TWO
DISCRETIONARY GRANT PROGRAM

I.     OPTION TERMS

        Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

        A.    Exercise Price.

          1.     The exercise price per share shall be fixed by the Plan Administrator; provided, however, that (except with respect to Awards under Section V.G. of Article One) such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

          2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

              (i)  cash or check made payable to the Corporation,

             (ii)  shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

            (iii)  shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date (i.e., net option exercise), and

            (iv)  to the extent both permitted by law and the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation's pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm (or provide for book entry transfer of such purchased shares) on such settlement date in order to complete the sale.

  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        B.    Exercise and Term of Options.

          1.     Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          2.     The Plan Administrator shall also have the discretionary authority to structure one or more Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

        C.    Effect of Termination of Service.

          1.     Except as otherwise provided in an Award Agreement, the following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee's cessation of Service or death:

              (i)  Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

             (ii)  Any option held by the Optionee at the time of the Optionee's death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

            (iii)  Should the Optionee's Service be terminated for Cause or should the Optionee otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

            (iv)  During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options under the Discretionary Grant Program may be structured so that those options will continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

          2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

              (i)  extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

             (ii)  include automatic exercise provisions,

            (iii)  include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under the Discretionary Grant Program shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option,

            (iv)  continue or modify the vesting terms of an option, including to accelerate or waive vesting, or provide for continued vesting, of all or a portion of an option, and/or

             (v)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

        D.    Stockholder Rights.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares, and shall have no rights to dividends, DER Awards or dividend equivalents with respect to the option.

        E.    Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right, subject to Section V of this Article Two, to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        F.    Transferability of Options.    The transferability of options granted under the Plan shall be governed by the following provisions (provided, that in no event will any option be transferred for value):

          (i)    Incentive Options.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death.

          (ii)    Non-Statutory Options.    Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be transferred gratuitously in whole or in part during the Optionee's lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or such Family Members or may be transferred to one or more Family Members pursuant to a domestic relations order. The transferred portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the transfer. The terms applicable to the transferred portion shall be the same as those in effect for the option immediately prior to such transfer and shall be set forth in such documents issued to the transferee as the Plan Administrator may deem appropriate.

          (iii)    Beneficiary Designations.    Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Discretionary Grant Program (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II.    INCENTIVE OPTIONS

        The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

        A.    Eligibility.    Incentive Options may only be granted to employees (as defined for purposes of Code Section 3401(c)).

        B.    Dollar Limitation.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

        To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

        C.    10% Stockholder.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then (except with respect to Awards under Section V.G. of Article One if permitted by law) the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.  STOCK APPRECIATION RIGHTS

        A.    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

        B.    Types.    Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights ("Tandem Rights") and (ii) stand-alone stock appreciation rights ("Stand-alone Rights").

        C.    Tandem Rights.    The following terms and conditions shall govern the grant and exercise of Tandem Rights.

          1.     One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

          2.     Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

          3.     Tandem Rights may be granted at any time prior to the exercise or termination of the related option; provided, however, that a Tandem Right awarded in relation to an Incentive Option must be granted concurrently with such Incentive Option.

        D.    Stand-Alone Rights.    The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

          1.     One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. The provisions and limitations of Paragraphs C.1 and C.2 of Section I of this Article Two shall also be applicable to any Stand-Alone Right awarded under the Plan.

          2.     Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

          3.     The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share (except with respect to Awards under Section V.G. of Article One) be less than the Fair Market Value per underlying share of Common Stock on the grant date.

          4.     Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder's lifetime, except for a gratuitous transfer to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or a transfer to one or more such Family Members pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

          5.     The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

          6.     The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right, and shall have no rights to dividends, DER Awards or dividend equivalents with respect to the Stand-alone Right.

        E.    Post-Service Exercise.    The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient's Service shall be substantially the same as those set forth in Section I.C.1 of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator's discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

IV.    CHANGE IN CONTROL

        The following provisions will apply to stock options and stock appreciation rights in the event of a Change in Control unless otherwise provided in an Award Agreement or as otherwise expressly determined by the Plan Administrator at or after the time of grant. In the event of a Change in Control, the Plan Administrator may provide for any one or more of the following actions with respect to outstanding stock options or stock appreciation rights, including as contingent upon the closing or completion of the Change in Control: (A) the continuation, acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from such stock options or stock appreciation rights; (B) the waiver or modification of performance or other conditions related to the payment or other rights under the stock option or stock appreciation right; (C) the cancellation of the stock option or stock appreciation right in exchange for a payment, in such form as may be determined by the Compensation Committee (as constituted immediately prior to the Change in Control), equal to the excess, if any, of the value of the property the Optionee would have received upon the exercise of the stock option or stock appreciation right immediately prior to the effective time of the Change in

Control, over any exercise price or base price payable by such Optionee in connection with such exercise; or (D) such other modification or adjustment to the stock option or stock appreciation right as the Plan Administrator deems appropriate to maintain and protect the rights and interests of Optionees upon or following a Change in Control. The Plan Administrator need not take the same action or actions with respect to all stock options or stock appreciation rights, or portions thereof, with respect to all Optionees. The Plan Administrator may take different actions with respect to the vested and unvested portions of stock options and stock appreciation rights.

V.     PROHIBITION ON CERTAIN REPRICING PROGRAMS

        Except in connection with a corporate transaction or event described in Section V.E of Article One, the Plan Administrator shall not (a) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (b) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Corporation or in the form of any other Award under the Plan, or (c) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval. This Section V of Article Two is intended to prohibit the repricing of "underwater" stock options and stock appreciation rights without stockholder approval but will not be construed to prohibit the adjustments provided for in Section V.E of Article One.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.     STOCK ISSUANCE TERMS

        Shares of Common Stock may be issued or transferred (referred to as issued in this Article Three) under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards or cash upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards. Shares of Common Stock, performance shares and restricted stock units shall be subject to the same transferability restrictions and beneficiary designation rules applicable to Stand-alone Rights, as set forth in Section III.D.4 of Article Two.

        A.    Issue Price.

          1.     Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

              (i)  cash or check made payable to the Corporation;

             (ii)  past services rendered to the Corporation (or any Parent or Subsidiary); or

            (iii)  any other valid consideration under the State in which the Corporation is at the time incorporated.

  However (except with respect to Awards under Section V.G of Article One), if the consideration for the shares is to be paid in the form of a cash purchase price, then the cash consideration payable per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

        B.    Vesting Provisions.

          1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over or after the Participant's period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards or cash upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant's Service.

          2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Qualified Performance-Based Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Qualified Performance-Based Awards shall vest (or vest and become issuable) upon the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Qualified Performance-Based Award.

          3.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

          4.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit Award until that Award vests and the shares of Common Stock, if any, are actually issued thereunder. However, dividend equivalents may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Awards of performance shares or restricted stock units, subject to such terms and conditions as the Plan Administrator may deem appropriate. In no event, however, shall any dividends or dividend equivalents relating to Awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend or dividend equivalents relate) vests and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

          5.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

          6.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to Qualified Performance-Based Awards except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or a Change in Control.

          7.     Outstanding Awards of performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock or cash under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to Qualified Performance-Based Awards except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or a Change in Control.

          8.     The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

              (i)  At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

             (ii)  The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

            (iii)  Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

            (iv)  Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

II.    CHANGE IN CONTROL

        The following provisions will apply to Awards outstanding under the Stock Issuance Program in the event of a Change in Control unless otherwise provided in an Award Agreement or as otherwise expressly determined by the Plan Administrator at or after the time of grant. In the event of a Change in Control, the Plan Administrator may provide for any one or more of the following actions with respect to outstanding Awards under the Stock Issuance Program, including as contingent upon the closing or completion of the Change in Control: (A) the continuation, acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from such Awards; (B) the waiver or modification of performance or other conditions related to the payment or other rights under the Awards; (C) the cash settlement of the Awards for an equivalent cash value, as determined by the Plan Administrator; or (D) such other modification or adjustment to the Awards as the Plan Administrator deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. The Plan Administrator need not take the same action or actions with respect to all such Awards, or portions thereof, with respect to all Participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of such Awards. The Plan Administrator's authority under this Article Three Section II shall also extend to any Qualified Performance-Based Awards except where such action would result in the loss of the otherwise available exemption of the award under Code Section 162(m).

ARTICLE FOUR
INCENTIVE BONUS PROGRAM

I.     INCENTIVE BONUS TERMS

        The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

            (i)  cash bonus awards ("Cash Awards"),

           (ii)  performance unit awards ("Performance Unit Awards"), and

          (iii)  dividend equivalent rights ("DER Awards").

Cash Awards, Performance Unit Awards and stand-alone DER Awards shall be subject to the same transferability restrictions and beneficiary designation rules applicable to Stand-alone Rights, as set forth in Section III.D.4 of Article Two.

        A.    Cash Awards.    The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over or after the Participant's continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

          1.     The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award Agreement.

          2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards as a Qualified Performance-Based Award so that those Qualified Performance-Based Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period specified by the Plan Administrator at the time of the Qualified Performance-Based Award.

          3.     Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those Awards. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Qualified Performance-Based Awards except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or a Change in Control.

          4.     Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

        B.    Performance Unit Awards.    The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of the Incentive Bonus Program. Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

          1.     A Performance Unit shall represent either (i) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more Performance Goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

          2.     Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

          3.     Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

        C.    DER Awards.    The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of the Incentive Bonus Program. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

          1.     The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan; provided, however, that DER Awards may not be granted in tandem with options or stock appreciation rights. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

          2.     Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether paid in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall, for each DER subject to the Award, be credited with each dividend or distribution made per issued and outstanding share of Common Stock during the term that DER remains outstanding.

          3.     Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or upon the satisfaction of any applicable vesting schedule in effect for the DER Award, or such payment may be deferred beyond the vesting date for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A. In no event, however, shall any DER Award made with respect to an Award subject to performance-vesting conditions under the Stock Issuance or Incentive Bonus Program vest or become payable prior to the vesting of that Award (or the portion thereof to which the DER Award relates) and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

          4.     Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant's book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as set forth in the applicable Award Agreement.

          5.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards as a Qualified Performance-Based Award so that those Qualified Performance-Based Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period specified by the Plan Administrator at the time the Qualified Performance-Based Award is made.

II.    CHANGE IN CONTROL

        The following provisions will apply to Awards outstanding under the Incentive Bonus Program in the event of a Change in Control unless otherwise provided in an Award Agreement or as otherwise expressly determined by the Plan Administrator at or after the time of grant. In the event of a Change in Control, the Plan Administrator may provide for any one or more of the following actions with respect to outstanding Awards under the Incentive Bonus Program, including as contingent upon the closing or completion of the Change in Control: (A) the continuation, acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from such Awards; (B) the waiver or modification of performance or other conditions related to the payment or other rights under the Awards; (C) the cash settlement of the Awards for an equivalent cash value, as determined by the Plan Administrator; or (D) such other modification or adjustment to the Awards as the Plan Administrator deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. The Plan Administrator need not take the same action or actions with respect to all such Awards, or portions thereof, with respect to all Participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of such Awards. The Plan Administrator's authority under this Article Four Section II shall also extend to any Qualified Performance-Based Awards except where such action would result in the loss of the otherwise available exemption of the award under Code Section 162(m).

 ARTICLE FIVE
MISCELLANEOUS

I.     DEFERRED COMPENSATION

        A.    The Plan Administrator may, in its sole discretion, structure one or more Awards under the Stock Issuance or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

        B.    The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the Stock Issuance Program that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

        C.    To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, after the Plan Restatement Date, the share reserve under the Plan shall be reduced by one share of Common Stock for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

II.    TAX WITHHOLDING

        A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

        B.    The Plan Administrator may, in its discretion, structure one or more Awards so that shares of Common Stock may be used as follows to satisfy all or part of the Withholding Taxes to which such holders of those Awards may become subject in connection with the issuance, exercise, vesting or settlement of those Awards:

          1.    Stock Withholding:    The Corporation may be given the right to withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award, a portion of those shares with an aggregate Fair Market Value equal to the applicable Withholding Taxes. The number of shares of Common Stock which may be so withheld shall be limited to the number of shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that could be applicable to such supplemental taxable income (or such other rate that will not cause an adverse accounting consequence or cost).

          2.    Stock Delivery:    The holder of the Award may be given the right to deliver to the Corporation, at the time of the issuance, exercise, vesting or settlement of such Award, one or more shares of Common Stock previously acquired by such individual with an aggregate fair market value at the time of delivery equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall not reduce the number of shares of Common Stock authorized for issuance under the Plan.

III.  SHARE ESCROW/LEGENDS

        Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing (or appropriate book entry notations regarding) those unvested shares.

IV.    EFFECTIVE DATE, PLAN RESTATEMENT DATE AND TERM OF THE PLAN

        A.    The FTD Companies, Inc. 2013 Incentive Compensation Plan originally became effective on the Plan Effective Date and was last amended and restated on June 9, 2015. This particular amendment and restatement, in the form of the Plan (as of June 6, 2017), shall become effective on the Plan Restatement Date.

        B.    Awards may be granted under the Plan at any time and from time to time prior to the tenth anniversary of the Plan Restatement Date, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired. Notwithstanding anything in this Section IV.B of Article Five to the contrary, no Incentive Option may be granted under the Plan after the tenth anniversary of the date on which this particular amendment and restatement was approved and adopted by the Board.

V.     AMENDMENT OF THE PLAN

        A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that stockholder approval shall be required for any amendment to the Plan which (i) materially increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.E of Article One), (ii) materially increases the benefits accruing to Optionees or Participants, (iii) materially expands the class of individuals eligible to participate in the Plan, (iv) expands the types of awards which may be made under the Plan or extends the term of the Plan or (v) would reduce or limit the scope of the prohibition on repricing programs set forth in Section V of Article Two or otherwise eliminate such prohibition, or (vi) effect any other change or modification to the Plan for which stockholder approval is required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall materially adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

        B.    Subject to Section V of Article II, the Compensation Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant's or Optionee's death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m). In such case, the Compensation Committee will not make any modification of the Performance Goals or the levels of achievement with respect to such Award. Subject to Section V.E of Article One, no such amendment will impair the rights of any Participant or Optionee without his or her consent.

        C.    The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made. No such addenda or subplans, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of the Corporation.

        D.    Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

        E.    The Board may in its discretion terminate this Plan at any time. Termination of this Plan will not affect the rights of Plan participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

        F.     To the extent applicable, it is intended that the Plan and any Awards granted under the Plan comply with the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409A(a)(1) do not apply to the participants in the Plan. The Plan and any Awards granted hereunder will be administered in a manner consistent with this intent. Any reference in the Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Neither a participant in the Plan nor any of his or her creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a participant in the Plan or for his or her benefit under the Plan and Awards granted thereunder may not be reduced by, or offset against, any amount owing by a participant in the Plan to the Corporation or any of its Subsidiaries. If, at the time of a Plan participant's separation from service (within the meaning of Code Section 409A), (i) he or she will be a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Corporation from time to time) and (ii) the Corporation makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Corporation will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the seventh month after such separation from service. Notwithstanding any provision of the Plan and Awards granted hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Corporation reserves the right to make amendments to the Plan and Awards granted hereunder as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a participant in the Plan will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her or for his or her account in connection with the Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Corporation nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant in the Plan harmless from any or all of such taxes or penalties.

VI.   REGULATORY APPROVALS

        A.    The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting or settlement of any

Award under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

        B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII.  DETRIMENTAL ACTIVITY AND RECAPTURE PROVISIONS

        Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Corporation of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time, if an Optionee or Participant, either (A) during employment or other service with the Corporation or a Subsidiary or (B) within a specified period after termination of such employment or service, shall engage in any detrimental activity. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Corporation of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the 1934 Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

IX.   NO FRACTIONAL SHARES

        The Corporation will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Compensation Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

X.    SEVERABILITY

        If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Compensation Committee, it will be stricken and the remainder of the Plan will remain in full force and effect.

XI.   GOVERNING LAW

        The Plan and all Awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

 APPENDIX

        The following definitions shall be in effect under the Plan:

        A.     Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend equivalent rights and cash incentive awards.

        B.     Award Agreement shall mean the agreement, certificate, resolution or other type or form of writing or other evidence approved by the applicable Plan Administrator that sets forth the terms and conditions of an Award granted under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Corporation and, unless otherwise determined by the applicable Plan Administrator, need not be signed by a representative of the Corporation or a participant in the Plan.

        C.     Board shall mean the Corporation's Board of Directors.

        D.     Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

    •
    Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

    •
    In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual's termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

        E.     Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions, unless otherwise provided in an Award Agreement:

    •
    Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions, provided, however that with respect to any Award which is subject to Code Section 409A, to the extent required to comply with Code Section 409A, no event shall constitute a Change in Control unless it is also a Qualifying Change in Control:

            (i)  the consummation of a merger, consolidation or other reorganization approved by the Corporation's stockholders in which a change in ownership or control of the Corporation is effected through the acquisition by any person or group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured in terms of the power to vote with respect to the election of Board members),

           (ii)  the consummation of a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

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          (iii)  the consummation of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's existing stockholders, or

          (iv)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases for any reason to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, but excluding for purposes of both clauses (A) and (B) any person appointed or elected to the Board in connection with an actual or threatened proxy contest for Board membership or any other actual or threatened solicitation of proxies for the election of Board members.

        F.      Code shall mean the Internal Revenue Code of 1986, as amended.

        G.     Common Stock shall mean the Corporation's common stock.

        H.     Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

        I.       Corporation shall mean FTD Companies, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of FTD Companies, Inc. which has by appropriate action assumed the Plan.

        J.      Covered Employee shall mean a participant in the Plan who is, or is determined by the applicable Plan Administrator to be likely to become, a "covered employee" within the meaning of Code Section 162(m) (or any successor provision).

        K.     Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

        L.      Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        M.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

        N.     Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If

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there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        O.     Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

        P.      Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

        Q.     Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

        R.     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

        S.      Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

        T.      Optionee shall mean any person to whom an option or stock appreciation right is granted under the Discretionary Grant Program.

        U.     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        V.      Participant shall mean any eligible person who is granted an Award under the Plan.

        W.     Permanent Disability or Permanently Disabled shall mean, unless otherwise provided for in the Award Agreement, the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        X.     Performance Goals shall mean the measurable (either on a generally accepted accounting principles (GAAP) basis or non-GAAP basis) performance objective or objectives established pursuant to this Plan for Plan participants who have received grants of performance shares or performance units or, when so determined by the Compensation Committee, options, stock appreciation rights, restricted stock, restricted stock units, cash incentive awards, dividend equivalents or other Awards pursuant to this Plan. Performance Goals may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Plan participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Corporation or its Subsidiaries. The Performance Goals may be made relative to the performance of other companies or subsidiaries, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Performance Goals applicable to any Qualified Performance-Based Award will be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics): (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings per share; (iii) growth in earnings or earnings per share; (iv) market price of the Common Stock; (v) return on equity or average stockholder equity; (vi) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (vii) return on capital; (viii) return on assets or net assets; (ix) invested capital, rate of return on capital or return on invested capital; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income or net operating income; (xiii) operating profit or net operating profit; (xiv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvi) cash flow or cash flow per share (before or after dividends); (xvii) market share; (xviii) collections and recoveries; (xix) debt reduction; (xx) litigation and

B-i-3

regulatory resolution goals; (xxi) expense control goals; (xxii) budget comparisons; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) productivity goals; (xxv) workforce management and succession planning goals; (xxvi) economic value added; (xxvii) measures of customer satisfaction; (xxviii) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Corporation's revenue or profitability or enhance its customer base; (xxix) mergers, acquisitions and other strategic transactions; (xxx) earnings before interest, taxes, depreciation and amortization; and (xxxi) fulfillment measures. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. In the case of a Qualified Performance-Based Award, each performance goal will be objectively determinable to the extent required under Code Section 162(m). Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustments or exclusions for one or more items, including: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with actual or potential business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the Corporation or any Parent or Subsidiary; (G) any unusual, infrequent, extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of the Corporation or any Parent or Subsidiary; (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the Corporation or any Parent or Subsidiary; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or any Parent or Subsidiary or the gain or loss realized upon the sale of any such business or assets thereof and (K) the impact of foreign currency fluctuations or changes in exchange rates; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based award if it would result in the loss of the otherwise available exemption under Code Section 162(m). Awards subject to Performance Goals may be either Qualified Performance-Based Awards or non-Qualified Performance-Based Awards.

        Y.     Plan shall mean the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan, as may be amended or amended and restated from time to time.

        Z.     Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

        AA.  Plan Effective Date shall mean the date on which the FTD Companies, Inc. 2013 Incentive Compensation Plan was approved by the Corporation's stockholder(s).

        BB.   Plan Restatement Date shall mean the date on which the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan is approved by the Corporation's stockholders.

        CC.   Qualified Performance-Based Award shall mean any Award of performance shares, performance units, restricted stock, restricted stock units, dividend equivalents, or cash incentive awards, or portion of such Award, to a Covered Employee that is intended to satisfy the requirements for "qualified performance-based compensation" under Code Section 162(m).

B-i-4

        DD.  Qualifying Change in Control shall mean a Change in Control that also qualifies as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(v) of the regulations promulgated under Code Section 409A; (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the regulations promulgated under Code Section 409A; or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the regulations promulgated under Code Section 409A.

        EE.   Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders or Covered Employees.

        FF.    Section 16 Insider shall mean an officer or director of the Corporation subject to Section 16 of the 1934 Act.

        GG.  Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, unless otherwise provided in an Award Agreement, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee's Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation's written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

        HH.  Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

        II.     Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

        JJ.     Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

        KK.  Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        LL.   10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

        MM. Withholding Taxes shall mean the applicable federal, state or local income, employment or other taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

B-i-5

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. FTD COMPANIES, INC. 3113 WOODCREEK DRIVE DOWNERS GROVE, IL 60515 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Mir Aamir 02) James T. Armstrong 03) Candace H. Duncan The Board of Directors recommends you vote FOR proposals 2 and 3: 2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. 3. To approve an amendment to the FTD Companies, Inc. Third Amended and Restated 2013 Incentive Compensation Plan. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. For 0 0 Against 0 0 Abstain 0 0 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000379766_1 R1.0.1.17

FTD Companies, Inc. Annual Meeting of Stockholders Tuesday, June 5, 2018 9:00 a.m. Central Time To be held at the corporate offices of FTD Companies, Inc. 3113 Woodcreek Drive Downers Grove, Illinois 60515 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. FTD Companies, Inc. Annual Meeting of Stockholders Tuesday, June 5, 2018 9:00 a.m. Central Time This proxy is solicited by the Board of Directors of FTD Companies, Inc. The stockholder(s) hereby appoint(s) Scott D. Levin and Steven D. Barnhart, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FTD Companies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on June 5, 2018, at the corporate offices of FTD Companies, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and any adjournment or postponement thereof. This proxy when properly executed, will be voted in the manner directed herein. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. If other business is presented at the Annual Meeting of Stockholders, this proxy will be voted by the persons named as proxies above in their discretion. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000379766_2 R1.0.1.17

QuickLinks

FTD Companies, Inc. 3113 Woodcreek Drive Downers Grove, Illinois 60515
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2018
MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE: ELECTION OF DIRECTORS
Director Summary Compensation Table
PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL THREE: APPROVAL OF FIRST AMENDMENT TO THE FTD COMPANIES, INC. THIRD AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN
OTHER MATTERS
EQUITY COMPENSATION PLAN INFORMATION
OWNERSHIP OF SECURITIES
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
RELATED-PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
ANNUAL REPORT; AVAILABLE INFORMATION
Exhibit A FIRST AMENDMENT TO THE FTD COMPANIES, INC. THIRD AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN
Exhibit B
FTD COMPANIES, INC. THIRD AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN ARTICLE ONE GENERAL PROVISIONS
ARTICLE TWO DISCRETIONARY GRANT PROGRAM
ARTICLE THREE STOCK ISSUANCE PROGRAM
ARTICLE FOUR INCENTIVE BONUS PROGRAM
ARTICLE FIVE MISCELLANEOUS
APPENDIX